--------------------------------------------------------------------------------

                       HOMESTAR MORTGAGE ACCEPTANCE CORP.,

                                    Company,

                             WELLS FARGO BANK, N.A.

                  Master Servicer and Securities Administrator,

                                       and

                                  HSBC BANK USA

                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2004

                                   ----------

                     Asset-Backed Pass-Through Certificates

                                  Series 2004-2

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                      ARTICLE I
                                                     DEFINITIONS
Section 1.01. Defined Terms.......................................................................................2
         Accepted Master Servicing Practices......................................................................3
         Accrual Period...........................................................................................3
         Accrued Certificate Interest.............................................................................3
         Adjustable Rate Mortgage Loans...........................................................................3
         Advance..................................................................................................3
         Affiliate................................................................................................3
         Aggregate Stated Principal Balance.......................................................................3
         Agreement................................................................................................3
         Allocated Realized Loss Amount...........................................................................3
         Assignment...............................................................................................4
         Assignment Agreement.....................................................................................4
         Available Distribution Amount............................................................................4
         Balloon Loan.............................................................................................4
         Balloon Payment..........................................................................................4
         Bankruptcy Code..........................................................................................4
         Basic Principal Distribution Amount......................................................................4
         Basis Risk Shortfall.....................................................................................4
         Basis Risk Shortfall Carry-Forward Amount................................................................5
         Basis Risk Shortfall Reserve Fund........................................................................5
         Book-Entry Certificate...................................................................................5
         Business Day.............................................................................................5
         Cash Liquidation.........................................................................................5
         Cenlar...................................................................................................5
         Cenlar...................................................................................................5
         Certificate..............................................................................................5
         Certificate Account......................................................................................5
         Certificate Account Deposit Date.........................................................................5
         Certificateholder........................................................................................6
         Holder...................................................................................................6
         Certificate Margin.......................................................................................6
         Certificate Owner........................................................................................6
         Certificate Principal Balance............................................................................6
         Certificate Register.....................................................................................6
         Class....................................................................................................6
         Class A Certificate......................................................................................7
         Class AV-1 Certificate...................................................................................7
         Class A Principal Distribution Amount....................................................................7
         Class AV-2 Certificate...................................................................................7

         Class C Certificate......................................................................................7
         Class M Certificates.....................................................................................7
         Class M-1 Certificate....................................................................................7
         Class M-1 Principal Distribution Amount..................................................................8
         Class M-2 Certificate....................................................................................8
         Class M-2 Principal Distribution Amount..................................................................8
         Class M-3 Certificate....................................................................................8
         Class M-3 Principal Distribution Amount..................................................................9
         Class M-4 Certificate....................................................................................9
         Class M-4 Principal Distribution Amount..................................................................9
         Class M-5 Certificate...................................................................................10
         Class M-5 Principal Distribution Amount.................................................................10
         Class P Certificate.....................................................................................10
         Class R Certificate.....................................................................................10
         Class R-1 Interest......................................................................................10
         Class R-2 Interest......................................................................................10
         Closing Date............................................................................................10
         Code....................................................................................................10
         Collateral Value........................................................................................11
         Commission..............................................................................................11
         Company.................................................................................................11
         Compensating Interest...................................................................................11
         Corridor Contract Counterparty..........................................................................11
         Corridor Contract.......................................................................................11
         Corporate Trust Office..................................................................................11
         Corresponding Certificate...............................................................................11
         Curtailment.............................................................................................12
         Custodial Account.......................................................................................12
         Custodial Agreement.....................................................................................12
         Custodian...............................................................................................12
         Cut-off Date............................................................................................12
         Deficient Valuation.....................................................................................12
         Definitive Certificate..................................................................................12
         Deleted Mortgage Loan...................................................................................12
         Depository..............................................................................................12
         Depository Participant..................................................................................12
         Determination Date......................................................................................12
         Disqualified Organization...............................................................................13
         Distribution Date.......................................................................................13
         Due Date................................................................................................13
         Due Period..............................................................................................13
         EDGAR...................................................................................................13
         Eligible Account........................................................................................13
         Event of Default........................................................................................14
         Exchange Act............................................................................................14

         Extra Principal Distribution Amount.....................................................................14
         Fannie Mae..............................................................................................14
         FDIC....................................................................................................14
         Fitch Ratings...........................................................................................14
         Fixed Rate Mortgage Loans...............................................................................14
         Freddie Mac.............................................................................................14
         Funding Date............................................................................................14
         Indenture...............................................................................................14
         Initial Certificate Principal Balance...................................................................14
         Initial Notional Amount.................................................................................14
         Insurance Policy........................................................................................15
         Insurance Proceeds......................................................................................15
         Interest Carry Forward Amount...........................................................................15
         Interest Determination Date.............................................................................15
         Interest Remittance Amount..............................................................................15
         Late Collections........................................................................................15
         LIBOR...................................................................................................15
         LIBOR Business Day......................................................................................15
         Liquidated Mortgage Loan................................................................................15
         Liquidation Proceeds....................................................................................15
         Loan-to-Value Ratio.....................................................................................16
         Lost Note Affidavit.....................................................................................16
         Majority Class C Certificateholder......................................................................16
         Marker Rate.............................................................................................16
         Master Servicer.........................................................................................16
         Master Servicing Fees...................................................................................16
         Master Servicing Fee Rate...............................................................................16
         Maximum Uncertificated Accrued Interest Deferral Amount.................................................17
         MERS....................................................................................................17
         MERS(R)System...........................................................................................17
         MIN.....................................................................................................17
         MOM Loan................................................................................................17
         Monthly Payment.........................................................................................17
         Moody's.................................................................................................17
         Mortgage................................................................................................17
         Mortgage File...........................................................................................17
         Mortgage Loan...........................................................................................18
         Mortgage Loan Purchase Agreement........................................................................18
         Mortgage Loan Schedule..................................................................................18
         Mortgage Note...........................................................................................19
         Mortgage Rate...........................................................................................20
         Mortgaged Property......................................................................................20
         Mortgagor...............................................................................................20
         Net Liquidation Proceeds................................................................................20
         Net Mortgage Rate.......................................................................................20

         Net Monthly Excess Cashflow.............................................................................20
         Net Prepayment Interest Shortfall.......................................................................20
         Net WAC Rate............................................................................................20
         NIMS Insurer............................................................................................20
         Nonrecoverable Advance..................................................................................20
         Non-United States Person................................................................................21
         Notional Amount.........................................................................................21
         Offered Certificates....................................................................................21
         Officers' Certificate...................................................................................21
         Opinion of Counsel......................................................................................21
         Option One..............................................................................................21
         Option One..............................................................................................21
         Optional Termination Date...............................................................................21
         OTS.....................................................................................................21
         Outstanding Mortgage Loan...............................................................................21
         Overcollateralization Deficiency Amount.................................................................22
         Overcollateralization Target Amount.....................................................................22
         Overcollateralized Amount...............................................................................22
         Ownership Interest......................................................................................22
         Pass-Through Rate.......................................................................................22
         Percentage Interest.....................................................................................23
         Permitted Investment....................................................................................23
         Permitted Transferee....................................................................................24
         Person..................................................................................................24
         Prepayment Assumption...................................................................................25
         Prepayment Charge.......................................................................................25
         Prepayment Interest Shortfall...........................................................................25
         Prepayment Period.......................................................................................25
         Primary Hazard Insurance Policy.........................................................................25
         Primary Insurance Policy................................................................................25
         Principal Distribution Amount...........................................................................25
         Principal Prepayment....................................................................................25
         Principal Prepayment in Full............................................................................25
         Principal Remittance Amount.............................................................................25
         Prospectus Supplement...................................................................................26
         Protected Account.......................................................................................26
         Purchase Price..........................................................................................26
         Qualified Insurer.......................................................................................26
         Qualified Substitute Mortgage Loan......................................................................26
         Radian..................................................................................................27
         Radian Lender-Paid PMI Loans............................................................................27
         Radian Lender-Paid PMI Policy...........................................................................27
         Radian Lender-Paid PMI Rate.............................................................................27
         Rating Agency...........................................................................................27
         Realized Loss...........................................................................................27

         Record Date.............................................................................................28
         Regular Certificate.....................................................................................28
         Relief Act..............................................................................................28
         Relief Act Interest Shortfall...........................................................................28
         REMIC...................................................................................................28
         REMIC 1.................................................................................................28
         REMIC 1 Interest Loss Allocation Amount.................................................................28
         REMIC 1 Overcollateralized Amount.......................................................................29
         REMIC 1 Principal Loss Allocation Amount................................................................29
         REMIC 1 Overcollateralization Target Amount.............................................................29
         REMIC 1 Regular Interest LT-AA..........................................................................29
         REMIC 1 Regular Interest ...............................................................................29
         REMIC 1 Regular Interest LT-M1..........................................................................30
         REMIC 1 Regular Interest LT-M2..........................................................................30
         REMIC 1 Regular Interest LT-M3..........................................................................30
         REMIC 1 Regular Interest LT-M4..........................................................................30
         REMIC 1 Regular Interest LT-M5..........................................................................30
         REMIC 1 Regular Interest LT-P...........................................................................30
         REMIC 1 Regular Interest LT-ZZ..........................................................................31
         REMIC 1 Regular Interests...............................................................................31
         REMIC 2.................................................................................................31
         REMIC Provisions........................................................................................31
         REMIC Regular Interest..................................................................................31
         Remittance Report.......................................................................................31
         REO Acquisition.........................................................................................31
         REO Disposition.........................................................................................31
         REO Imputed Interest....................................................................................31
         REO Proceeds............................................................................................31
         REO Property............................................................................................32
         Request for Release.....................................................................................32
         Residual Interest.......................................................................................32
         Responsible Officer.....................................................................................32
         Securities Administrator................................................................................32
         Seller..................................................................................................32
         Servicer................................................................................................32
         Servicing Advances......................................................................................32
         Servicing Agreements....................................................................................33
         Servicing Fee...........................................................................................33
         Servicing Fee Rate......................................................................................33
         Servicing Officer.......................................................................................33
         Single Certificate......................................................................................33
         Standard & Poor's.......................................................................................33
         Startup Day.............................................................................................33
         Stated Principal Balance................................................................................33
         Stepdown Date...........................................................................................34

         Subservicer.............................................................................................34
         Subservicer Remittance Date.............................................................................34
         Subservicing Agreement..................................................................................34
         Substitution Adjustment.................................................................................34
         Tax Returns.............................................................................................34
         Transfer................................................................................................35
         Transferor..............................................................................................35
         Trigger Event...........................................................................................35
         Trust Fund..............................................................................................35
         Trustee.................................................................................................35
         Uncertificated Accrued Interest.........................................................................35
         Uncertificated Principal Balance........................................................................36
         Uncertificated Pass-Through Rate........................................................................36
         Uncertificated REMIC 1 Pass-Through Rate................................................................36
         Underwriter.............................................................................................36
         Uninsured Cause.........................................................................................36
         United States Person....................................................................................36
         Voting Rights...........................................................................................37
         Weighted Average Net Mortgage Rate......................................................................37
Section 1.02  Determination of LIBOR.............................................................................37
Section 1.03  Allocation of Certain Interest Shortfalls..........................................................38
Section 1.04  Rights of the NIMS Insurer.........................................................................38

                                                 ARTICLE II
                                        CONVEYANCE OF MORTGAGE LOANS;
                                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.......................................................................40
Section 2.02. Acceptance of the Trust Fund by the Trustee........................................................43
Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the
              Company............................................................................................45
Section 2.04. Assignment of Interest in the Mortgage Loan Purchase Agreement.....................................48
Section 2.05. Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance
              of REMIC 1 and REMIC 2 by the Trustee..............................................................49
Section 2.06. ...................................................................................................50

                                                   ARTICLE III
                                          ADMINISTRATION AND SERVICING
                                                OF THE TRUST FUND

Section 3.01. Administration and Servicing of Mortgage Loans.....................................................52
Section 3.02  REMIC-Related Covenants............................................................................54
Section 3.03  Monitoring of Servicer.............................................................................54
Section 3.04  Fidelity Bond......................................................................................55
Section 3.05  Power to Act; Procedures...........................................................................55
Section 3.06  Due-on-Sale Clauses; Assumption Agreements.........................................................56
Section 3.07  Release of Mortgage Files..........................................................................56

Section 3.08  Documents, Records and Funds in Possession of Master Servicer To Be Held for
              Trustee............................................................................................57
Section 3.09  Standard Hazard Insurance and Flood Insurance Policies.............................................58
Section 3.10  Presentment of Claims and Collection of Proceeds...................................................58
Section 3.11  Maintenance of the Primary Mortgage Insurance Policies.............................................59
Section 3.12  Trustee to Retain Possession of Certain Insurance Policies and Documents...........................59
Section 3.13  Realization Upon Defaulted Mortgage Loans..........................................................60
Section 3.14  Compensation for the Master Servicer...............................................................60
Section 3.15  REO Property.......................................................................................60
Section 3.16. Protected Accounts.................................................................................61
Section 3.17  Custodial Account..................................................................................62
Section 3.18  Permitted Withdrawals and Transfers from the Custodial Account.....................................63
Section 3.19. Certificate Account................................................................................64
Section 3.20  Permitted Withdrawals and Transfers from the Certificate Account...................................65
Section 3.21  Annual Officer's Certificate as to Compliance......................................................66
Section 3.22  Annual Independent Accountant's Servicing Report...................................................67
Section 3.23  Reports Filed with Securities and Exchange Commission..............................................67
Section 3.24  UCC................................................................................................68
Section 3.25  Optional Purchase of Defaulted Mortgage Loans......................................................68
Section 3.26. The Corridor Contract..............................................................................69

                                                ARTICLE IV
                                      PAYMENTS TO CERTIFICATEHOLDERS
Section 4.01. Distributions......................................................................................70
Section 4.02. Statements to Certificateholders...................................................................74
Section 4.03. Remittance Reports; Advances by the Master Servicer................................................77
Section 4.04. Distributions on the REMIC Regular Interests.......................................................78
Section 4.05. Allocation of Realized Losses......................................................................79
Section 4.06. Information Reports to Be Filed by the Servicer....................................................80
Section 4.07. Compliance with Withholding Requirements...........................................................80
Section 4.08. Basis Risk Shortfall Reserve Fund..................................................................81

                                                 ARTICLE V
                                             THE CERTIFICATES
Section 5.01. The Certificates...................................................................................83
Section 5.02. Registration of Transfer and Exchange of Certificates..............................................84
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..................................................89
Section 5.04. Persons Deemed Owners..............................................................................90
Section 5.05. Rule 144A Information..............................................................................90

                                                ARTICLE VI
                                    THE COMPANY AND THE MASTER SERVICER

Section 6.01. Liability of the Company and the Master Servicer...................................................91
Section 6.02. Merger, Consolidation or Conversion of the Company or the Master Servicer..........................91

Section 6.03.  Limitation on Liability of the Company, the Master Servicer, the Securities
               Administrator and Others...........................................................................91
Section 6.04.  Limitation on Resignation of the Master Servicer...................................................92
Section 6.05.  Sale and Assignment of Master Servicing............................................................92

                                                 ARTICLE VII
                                                   DEFAULT

Section 7.01.  Events of Default..................................................................................94
Section 7.02.  Trustee to Act; Appointment of Successor...........................................................95
Section 7.03.  Notification to Certificateholders.................................................................97
Section 7.04.  Waiver of Events of Default........................................................................97
Section 7.05.  List of Certificateholders.........................................................................97

                                                ARTICLE VIII
                             CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 8.01.  Duties of Trustee..................................................................................98
Section 8.02.  Certain Matters Affecting the Trustee and the Securities Administrator.............................99
Section 8.03.  Trustee and Securities Administrator Not Liable for Certificates or Mortgage
               Loans.............................................................................................101
Section 8.04.  Trustee and Securities Administrator May Own Certificates.........................................101
Section 8.05.  Trustee's and Securities Administrator's Fees.....................................................101
Section 8.06.  Eligibility Requirements for Trustee and the Securities Administrator.............................102
Section 8.07.  Resignation and Removal of the Trustee............................................................102
Section 8.08.  Successor Trustee and Successor Securities Administrator..........................................104
Section 8.09.  Merger or Consolidation of Trustee or Securities Administrator....................................104
Section 8.10.  Appointment of Co-Trustee or Separate Trustee.....................................................105

                                                 ARTICLE IX
                                                 TERMINATION

Section 9.01.  Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon
               Purchase of Certificates..........................................................................106
Section 9.02.  Termination of REMIC 2............................................................................108
Section 9.03.  Additional Termination Requirements...............................................................108

                                                  ARTICLE X
                                              REMIC PROVISIONS

Section 10.01. REMIC Administration..............................................................................110
Section 10.02. Prohibited Transactions and Activities............................................................113
Section 10.03. Master Servicer, Securities Administrator and Trustee Indemnification.............................113

                                                 ARTICLE XI
                                          MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.........................................................................................114
Section 11.02. Recordation of Agreement; Counterparts............................................................115

Section 11.03. Limitation on Rights of Certificateholders........................................................116
Section 11.04. Governing Law.....................................................................................116
Section 11.05. Notices...........................................................................................117
Section 11.06. Severability of Provisions........................................................................117
Section 11.07. Successors and Assigns............................................................................117
Section 11.08. Article and Section Headings......................................................................117
Section 11.09. Notice to Rating Agencies and the NIMS Insurer....................................................117
Section 11.10. Third Party Rights................................................................................118

Signatures
Acknowledgments

Exhibit A   Form of Class A Certificate
Exhibit B-1 Form of Class M Certificate
Exhibit B-2 Form of Class C Certificate
Exhibit B-3 Form of Class P Certificate
Exhibit B-4 Form of Class R Certificate
Exhibit C   Form of Trustee Initial Certification
Exhibit D   Form of Trustee Final Certification
Exhibit E   Form of Remittance Report
Exhibit F   Request for Release
Exhibit G-1 Form of Investor Representation Letter
Exhibit G-2 Form of Transferor Representation Letter
Exhibit G-3 Form of Rule 144A Investment Representation
Exhibit G-4 Transferor Certificate for Transfers of Residual Certificates Exhibit G-5 Transfer Affidavit and Agreement for Transfers of Residual
            Certificates
Exhibit H   Mortgage Loan Schedule
Exhibit I   [Reserved]
Exhibit J   [Reserved]
Exhibit K   Assignment Agreement
Exhibit L-1 Form 10-K Certification
Exhibit L-2 Form 10-K Back-up Certification (Master Servicer)
Exhibit L-3 Form 10-K Back-up Certification (Trustee)
Exhibit M-1 Form of Servicing Agreement
Exhibit M-2 Form of Servicing Agreement
Exhibit N   Form of Custodial Agreement
Exhibit O   [Reserved]
Exhibit P   Form of Mortgage Loan Purchase Agreement

      This Pooling and Servicing Agreement, dated and effective as of May 1, 2004, is entered into among Homestar Mortgage Acceptance Corp., as company (the "Company"),Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

      The Company intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of ten classes of certificates, designated as (i) the Class AV-1 and Class AV-2 Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, (iii) the Class C Certificates, (iv) the Class P Certificates and (v) the Class R Certificates.

                                     REMIC 1

      As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Trust Fund (exclusive of the Basis Risk Shortfall Reserve Fund and the Corridor Contract) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1". The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions.

      The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass- Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                                                               Initial
                         Uncertificated REMIC 1            Uncertificated       Assumed Final
    Designation            Pass-Through Rate              Principal Balance     Maturity Date(1)
    -----------            -----------------              -----------------     ----------------
       LT-AA                      (2)                   $    380,605,978.60        June 25, 2034
      LT-AV1                      (2)                   $      3,231,450.00        June 25, 2034
      LT-AV2                      (2)                   $        359,060.00        June 25, 2034
       LT-M1                      (2)                   $        116,510.00        June 25, 2034
       LT-M2                      (2)                   $         81,560.00        June 25, 2034
       LT-M3                      (2)                   $         34,950.00        June 25, 2034
       LT-M4                      (2)                   $         19,420.00        June 25, 2034
       LT-M5                      (2)                   $         23,300.00        June 25, 2034
       LT-ZZ                      (2)                   $      3,901,218.95        June 25, 2034
       LT-P                       (2)                   $            100.00        June 25, 2034

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

      As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

      The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder:

                                    Initial Certificate                            Assumed Final
      Class Designation              Principal Balance     Pass-Through Rate      Maturity Date(1)
      -----------------              -----------------     -----------------      ----------------
            AV-1                     $  323,145,000.00        Adjustable(2)         June 25, 2034
            AV-2                     $   35,906,000.00        Adjustable(2)         June 25, 2034
             M-1                     $   11,651,000.00        Adjustable(2)         June 25, 2034
             M-2                     $    8,156,000.00        Adjustable(2)         June 25, 2034
             M-3                     $    3,495,000.00        Adjustable(2)         June 25, 2034
             M-4                     $    1,942,000.00        Adjustable(2)         June 25, 2034
             M-5                     $    2,330,000.00        Adjustable(2)         June 25, 2034
              C                      $    1,748,447.55         Variable(2)          June 25, 2034
              P                      $          100.00             (4)              June 25, 2034

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-P). The Class C Certificates will not accrue interest on their Certificate Principal Balance.

(4)   The Class P Certificates do not accrue interest.

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, the Class M Certificates, the Class C Certificates and the REMIC 1 Regular Interests shall be made on the basis of a 360-day year consisting of the actual number of days in the related Accrual Period. The Class P Certificates and the Class R Certificates do not accrue interest.

      "Accepted Master Servicing Practices": With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in this Agreement, to the extent applicable to the Master Servicer, but in no event below the standard set forth in clause (x).

      "Accrual Period": With respect to any Distribution Date and the Offered Certificates, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. With respect to any Distribution Date and the Class C Certificates, the calendar month preceding the month in which such Distribution Date occurs. The Class R Certificates and Class P Certificates will not accrue any interest and therefore have no Accrual Period.

      "Accrued Certificate Interest": With respect to the Class A, Class M and Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate as set forth in Section 1.03). The Accrued Certificate Interest on the Class A, Class M and Class C Certificates will be calculated on the basis of a 360-day year and the actual number of days in the related Accrual Period.

      "Adjustable Rate Mortgage Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable at any point during the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

      "Advance": As to any Mortgage Loan, any advance made by the Servicer or the Master Servicer on any Distribution Date pursuant to Section 4.03.

      "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

      "Aggregate Stated Principal Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

      "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

      "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Class AV-2 Certificates and Class M Certificates, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous Distribution Date.

      "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect a record the sale of the Mortgage.

      "Assignment Agreement": The Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among the Company, the Trustee and the Seller, whereby the Servicing Agreements are being assigned to the Trust, and attached hereto as Exhibit K.

      "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans: (a) all previously undistributed payments on account of principal and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Advances and Compensating Interest paid by the Servicers or the Master Servicer with respect to such Distribution Date and (c) any reimbursed amount in connection with losses on investments of deposits in an account, except: (i) all payments that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries received after the applicable Prepayment Period; (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date; (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Advances; (v) any investment earnings on amounts on deposit in the Custodial Account and the Certificate Account and amounts permitted to be withdrawn from the Custodial Account and the Certificate Account pursuant to this Agreement; (vi) amounts needed to pay the Servicing Fees and Master Servicing Fees or to reimburse the Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, the Servicer or the Master Servicer; (vii) to pay any fees with respect to the Radian Lender-Paid PMI Policy; and (viii) any amounts reimbursable to the Trustee, the Securities Administrator and the Custodian pursuant to this Agreement.

      "Balloon Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

      "Balloon Payment": With respect to any Balloon Loan, the payment due on the stated maturity date of such Balloon Loan.

      "Bankruptcy Code": The Bankruptcy Code of 1978, as amended.

      "Basic Principal Distribution Amount": With respect to any Distribution Date, the Principal Remittance Amount for such Distribution Date.

      "Basis Risk Shortfall": With respect to any Class of Offered Certificates, on each Distribution Date where clause (ii) of the definition of "Pass-Through Rate" is less than clause (i) of the definition of "Pass-Through Rate", the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such Distribution Date calculated pursuant to the lesser of clause (i) of the definition of "Pass-Through Rate" over (y) interest accrued on the Mortgage Loans at the Net WAC Rate.

      "Basis Risk Shortfall Carry-Forward Amount": With respect to each class of Offered Certificates and any Distribution Date, as determined separately for each such class of Offered Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior Distribution Dates, plus interest thereon at the Pass-Through Rate for such Distribution Date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Corridor Contract.

      "Basis Risk Shortfall Reserve Fund": A reserve fund established by the Securities Administrator on behalf of the Trustee for the benefit of the Holders of the Offered Certificates. The Basis Risk Shortfall Reserve Fund is an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class C Certificates, and which is established and maintained pursuant to
Section 4.08.

      "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

      "Business Day": Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, the Servicer, any Subservicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

      "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

      "Cenlar": Cenlar FSB.

      "Cenlar Servicing Agreement": The Servicing Agreement dated March 5, 2004, between the Company as owner and the Home Star Mortgage Services LLC as servicer.

      "Certificate": Any Class A, Class M, Class C, Class P or Class R Certificate.

      "Certificate Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "HSBC Bank USA, in trust for registered holders of Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2 ", and which account or accounts must each be an Eligible Account.

      "Certificate Account Deposit Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

      "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 11.01. The Trustee, the Securities Administrator and the NIMS Insurer shall be entitled to rely upon a certification of the Company or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee, the Securities Administrator and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

      "Certificate Margin": With respect to the Class AV-1, Class AV-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and solely for the purposes of the definition of Marker Rate and Maximum Uncertificated Accrued Interest Deferral Amount, the REMIC I Regular Interests (other than REMIC I Regular Interests LT-AA, LT-ZZ and LT-P), on any Distribution Date prior to the Optional Termination Date, 0.350%, 0.430%, 0.580%, 1.350%, 1.650%, 2.200%,
2.650% per annum, respectively, and on any Distribution Date on and after the Step-Up Date, 0.700%, 0.860%, 0.870%, 2.025%, 2.475%, 3.300%, 3.975% per annum, respectively.

      "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

      "Certificate Principal Balance": With respect to any Class of Class A Certificates or Class M Certificates immediately prior to any Distribution Date, the Initial Certificate Principal Balance thereof, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, reduced by the sum of (a) all amounts actually distributed in respect of principal of such Class and, (b) in the case of a Class AV-2 Certificate or Class M Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates and the Class P Certificates then outstanding.

      "Certificate Register": The register maintained pursuant to Section 5.02.

      "Class": Collectively, all of the Certificates bearing the same designation.

      "Class A Certificate": Class AV-1 Certificates or Class AV-2 Certificates.

      "Class AV-1 Certificate": Any one of the Class AV-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class A Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 84.90% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

      "Class AV-2 Certificate": Any one of the Class AV-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

      "Class M Certificates": The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

      "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class M-1 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 90.90% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

      "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class M-2 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.10% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

      "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class M-3 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distributions of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 96.90% and (a) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

      "Class M-4 Certificate": Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class M-4 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 97.90% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the

Overcollateralization Target Amount.

      "Class M-5 Certificate": Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a REMIC Regular Interest in REMIC 2 and (ii) the right to receive the related Basis Risk Shortfall Carry-Forward Amount from the Basis Risk Shortfall Reserve Fund.

      "Class M-5 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 99.10% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Target Amount.

      "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

      "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, evidencing the ownership of the Class R-1 Interest and Class R-2 Interest.

      "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

      "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

      "Closing Date": May 11, 2004.

      "Code": The Internal Revenue Code of 1986, as amended.

      "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      "Commission": The Securities and Exchange Commission.

      "Company": Homestar Mortgage Acceptance Corp., or its successor in interest.

      "Compensating Interest": With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than the Servicing Fees for the immediately preceding Due Period.

      "Corridor Contract Counterparty": Bear Sterans Financial Products Inc..

      "Corridor Contract": The corridor contract between the Trustee and the Corridor Contract Counterparty for the benefit of the Offered Certificates and the Class C Certificates.

      "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust Services - Homestar, and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - Homestar 2004-2, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045,
Attn: Corporate Trust Services - Homestar 2004-2.

      "Corresponding Certificate": With respect to:

            (i)    REMIC 1 Regular Interest LT-AV1, the Class AV-1 Certificates,

            (ii)   REMIC 1 Regular Interest LT-AV2, the Class AV-2 Certificates,

            (iii)  REMIC 1 Regular Interest LT-M1, the Class M-1 Certificates,

            (iv)   REMIC 1 Regular Interest LT-M2, the Class M-2 Certificates,

            (v)    REMIC 1 Regular Interest LT-M3, the Class M-3 Certificates,

            (vi)   REMIC 1 Regular Interest LT-M4, the Class M-4 Certificates,

            (vii) REMIC 1 Regular Interest LT-M5, the Class M-5 Certificates, and

            (viii) REMIC 1 Regular Interest LT-P, the Class P Certificates.

      "Cumulative Loss Percentage": On any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the aggregate principal portion of Realized Losses on the Mortgage Loans from the Cut-off Date to the end of the related Prepayment Period and (y) the denominator of which is the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

      "Custodial Account": The custodial account or accounts created and maintained by the Master Servicer pursuant to Section 3.17 in the name of a depository institution, as custodian for the Holders of the Certificates. Any such account or accounts shall be an Eligible Account.

      "Custodial Agreement" An agreement, dated as of the Closing Date among the Company, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit N hereto.

      "Custodian": Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

      "Cut-off Date": May 1, 2004.

      "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      "Definitive Certificate": Any definitive, fully registered Certificate.

      "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

      "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Determination Date": The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

      "Disqualified Organization": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC 1 or REMIC 2 or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2004.

      "Due Date": The first day of the month of the related Distribution Date.

      "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of the related Distribution Date.

      "EDGAR": The Electronic Data Gathering and Retrieval System of the Commission.

      "Eligible Account": Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee and the NIMS Insurer prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by a letter from the Rating Agencies to the Trustee and the NIMS Insurer that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies) and the NIMS Insurer. Eligible Accounts may bear interest.

      "Event of Default": One or more of the events described in Section 7.01.

      "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Extra Principal Distribution Amount": With respect to any Distribution Date, is the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow Amount for such Distribution Date.

      "Fannie Mae": Federal National Mortgage Association or any successor.

      "FDIC": Federal Deposit Insurance Corporation or any successor.

      "Fitch Ratings": Fitch, Inc., or its successor in interest.

      "Fixed Rate Mortgage Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

      "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor.

      "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Seller and interest began to accrue thereunder.

      "Indenture": An indenture relating to the issuance of notes secured by the Class C Certificates and Class P Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

      "Initial Certificate Principal Balance": With respect to each Class of Regular Certificates, the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

      "Initial Notional Amount": With respect to the Class C Certificate, the aggregate of the initial Uncertificated Principal Balance of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-P).

      "Insurance Policy": With respect to any Mortgage Loan, any insurance policy (including a Radian Lender-Paid PMI Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

      "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

      "Interest Carry Forward Amount: With respect to each Class of Offered Certificates and each Distribution Date, the excess of (a) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates, over (b) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates, with interest on such excess at the related Pass-Through Rate.

      "Interest Determination Date": With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

      "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date allocable to interest received or advanced on the Mortgage Loans.

      "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

      "LIBOR": With respect to any Distribution Date and the Pass-Through Rates on the Offered Certificates, the arithmatic mean of the Loan interbank offered rate quotations of reference banks (which will be selected by the Securities Administrator) for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

      "LIBOR Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

      "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Servicer or Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise and any Subsequent Recoveries, other than amounts received in respect of any REO Property.

      "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

      "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit J hereto.

      "Majority Class C Certificateholder": With respect to the Class C Certificates and any Distribution Date, the Holder of a 50.01% or greater Percentage Interest of the Class C Certificates.

      "Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass- Through Rates for each REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LT-AA and REMIC I Regular Interest LT-P) subject to a cap (for each such REMIC 1 Regular Interest other than REMIC 1 Regular Interest LT-ZZ) equal to the lesser of (x) One-Month LIBOR plus the related Certificate Margin of the Corresponding Certificate and (y) the Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-M5 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

      "Master Servicer": Wells Fargo Bank, N.A., or any successor master servicer appointed as herein provided.

      "Master Servicing Fees": As to each Mortgage Loan, an amount, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the month in which the payment of the Master Servicing Fee is due.

      "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.0125%.

      "Maximum Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT-ZZ for such Distribution Date on a balance equal to the excess of (i) the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ over (ii) the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date over (b) the sum of (I) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Net WAC Rate; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-M5 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

      "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

      "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

      "MOM Loan": With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

      "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), and other than any Balloon Payment.

      "Moody's": Moody's Investors Service, Inc., or its successor in interest.

      "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

      "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian as agent for the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

      "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01, 2.04 or 2.06 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the Mortgage Loans so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

      "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement dated as the Cut-off Date, between Home Star Mortgage Services, LLC, as seller and the Company as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit P.

      "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans) (and, for purposes of the Trustee pursuant to Section 2.02, in computer-readable form as delivered to the Trustee), which list shall set forth the following information with respect to each Mortgage Loan:

      (i) the loan number and name of the Mortgagor;

      (ii) the street address, city, state and zip code of the Mortgaged
Property;

      (iii) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

      (iv) the original principal balance and the original Mortgage Rate;

      (v) the first Distribution Date;

      (vi) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;

      (vii) the type of Mortgaged Property;

      (viii) the Monthly Payment in effect as of the Cut-off Date;

      (ix) the principal balance as of the Cut-off Date;

      (x) the Mortgage Rate as of the Cut-off Date;

      (xi) the occupancy status;

      (xii) the purpose of the Mortgage Loan;

      (xiii) the Collateral Value of the Mortgaged Property;

      (xiv) the original term to maturity;

      (xv) the paid-through date of the Mortgage Loan;

      (xvi) the Master Servicing Fee Rate;

      (xvii) the Servicing Fee Rate;

      (xviii) the Net Mortgage Rate for such Mortgage Loan;

      (xix) whether such Mortgage Loan is a Radian Lender-Paid PMI Loan and, if so, the related Radian Lender-Paid PMI Rate;

      (xx) whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance;

      (xxi) the documentation type;

      (xxii) the type and term of the related Prepayment Charge, if any;

      (xxiii) with respect to each Adjustable Rate Mortgage Loan;

            (a)   the frequency of each Adjustment Date;

            (b)   the next Adjustment Date;

            (c)   the Maximum Mortgage Rate;

            (d)   the Minimum Mortgage Rate;

            (e)   the Mortgage Rate as of the Cut-off Date;

            (f)   the related Periodic Rate Cap;

            (g)   the Gross Margin; and

            (h)   the purpose of the Mortgage Loan.

      "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

      "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

      "Mortgaged Property": The underlying property securing a Mortgage Loan.

      "Mortgagor": The obligor or obligors on a Mortgage Note.

      "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

      "Net Mortgage Rate": With respect to each Mortgage Loan Due Date, a per annum rate of interest equal to the then-applicable Mortgage Rate on such Mortgage Loan less the sum of the Master Servicing Fee Rate and the Servicing Fee Rate, and with respect to the Radian Lender-Paid PMI Loans, the Radian Lender-Paid PMI Rate.

      "Net Monthly Excess Cashflow": For any Distribution Date, the excess of
(x) the Available Distribution Amount for such distribution date over (y) the sum for such Distribution Date of (A) the aggregate Accrued Certificate Interest for the Offered Certificates, (B) the aggregate Interest Carry Forward Amount for the Class A Certificates and (C) the Principal Remittance Amount.

      "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

      "Net WAC Rate": With respect to the Offered Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rate on each REMIC 1 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

      "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates and Class P Certificates.

      "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer or the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. The determination by the Servicer or the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered, in the case of the Servicer, to the Company and the Master Servicer, and in the case of the Master Servicer, to the Company and the Trustee.

      "Non-United States Person": Any Person other than a United States Person.

      "Notional Amount": With respect to the Class C Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests other than REMIC 1 Regular Interest LT-P.

      "Offered Certificates": The Class A Certificates and Class M Certificates.

      "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Company, the Seller, the Master Servicer or of any Subservicer and delivered to the Company and Trustee.

      "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Company, the Seller, or the Master Servicer, reasonably acceptable to the Trustee and Securities Administrator; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of REMIC 1 or REMIC 2 as REMICs, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Company and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Master Servicer or in an affiliate of either and (iii) is not connected with the Company or the Master Servicer as an officer, employee, director or person performing similar functions.

      "Option One": Option One Mortgage Corporation.

      "Option One Servicing Agreement": The Servicing Agreement dated March 5, 2004, between Wells Fargo Bank, N.A. as master servicer and the Home Star Mortgage Services LLC as seller and servicer.

      "Optional Termination Date": The first Distribution Date following the first Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust Fund has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "OTS": Office of Thrift Supervision or any successor.

      "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04 or 3.14.

      "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

      "Overcollateralization Target Amount": With respect to any Distribution Date, 0.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the Mortgage Loans) exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date.

      "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      "Pass-Through Rate": With respect to each Distribution Date and each class of Offered Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate with respect to such Distribution Date. With respect to any Distribution Date and the Class C Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interests LT-P). For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

            (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-AA;

            (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-AV1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-AV1;

            (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-AV2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-AV2;

            (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M1;

            (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M2;

            (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M3;

            (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M4;

            (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M5;

            (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ; and

            (J) 100% of the interest on REMIC 1 Regular Interest LT-P.

The Class P Certificates and the Class R Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

      "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount, as applicable, thereof divided by the aggregate Initial Certificate Principal Balance or Initial Notional Amount, as applicable, of all of the Certificates of the same Class. With respect to any Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

      "Permitted Investment": One or more of the following:

      (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

      (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

      (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

      (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

      (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

      (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

      "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an "electing large partnership" (as defined in Section 775 of the Code).

      "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Prepayment Assumption": As defined in the Prospectus Supplement.

      "Prepayment Charge": With respect to any Mortgage Loan, the charges, penalties or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms of the related Mortgage Note (or any rider or annex thereto), or any amounts in respect thereof paid by the Seller in accordance with the Mortgage Loan Purchase Agreement or the Servicer in accordance with the Servicing Agreements.

      "Prepayment Interest Shortfall": As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Mortgage Rate on the amount of such Curtailment.

      "Prepayment Period": As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      "Primary Hazard Insurance Policy": Each primary hazard insurance policy required to be maintained pursuant to Section 3.13.

      "Primary Insurance Policy": Any primary policy of mortgage guaranty insurance including the Radian Lender-Paid PMI Policy, or any replacement policy therefor.

      "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

      "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      "Principal Prepayment in Full": Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

      "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer or Master Servicer that was due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Servicer or Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, REO Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related

Prepayment Period, (iv) the principal portion of proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04 or 3.06, in each case received or made during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Custodial Account during the related Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, the principal portion of the termination price received from the Servicer, the NIMS Insurer or the Master Servicer, as applicable, in connection with a termination of the Trust Fund to occur on such Distribution Date.

      "Prospectus Supplement": That certain Prospectus Supplement dated May 10, 2004 relating to the public offering of the Offered Certificates.

      "Protected Account": An account established and maintained for the benefit of Certificateholders by the Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.

      "Purchase Price": With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04 or 3.06, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Master Servicing Fees, Servicing Fees and, if such Mortgage Loan is a Radian Lender-Paid PMI Loan, fees due Radian at the Radian Lender-Paid PMI Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed and (iv) costs and damages incurred by the Trust Fund and the NIMS Insurer in connection with a repurchase pursuant to Section 2.04 hereof that arises out of a violation of any predatory lending law which also constitutes an actual breach of representation
(xliv) of Section 3.01(b) of the Mortgage Loan Purchase Agreement.

      "Qualified Insurer": Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

      "Qualified Substitute Mortgage Loan": A Mortgage Loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate of the Seller delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Master Servicer for deposit in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net

Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; and, (vi) comply with each non- statistical representation and warranty set forth in the Mortgage Loan Purchase Agreement.

      "Radian": Radian Guaranty, Inc., or its successors or assigns.

      "Radian Lender-Paid PMI Loans": The Mortgage Loans included in the Trust Fund covered by a Radian Lender-Paid PMI Policy, as indicated on the Mortgage Loan Schedule.

      "Radian Lender-Paid PMI Policy": The lender-paid Primary Insurance Policy issued by Radian, as assigned to the Trust, in accordance with a letter between Finance America and Radian, as assigned to the Trust on the Closing Date.

      "Radian Lender-Paid PMI Rate": With respect to any Radian Lender-Paid PMI Loan, the rate per annum at which the related premium on the Radian Lender-Paid PMI Policy accrues.

      "Rating Agency": Standard & Poor's and Moody's and each of their successors. If such agencies and their successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee, the Securities Administrator, the NIMS Insurer and Master Servicer. References herein to the two highest long term debt ratings of a Rating Agency shall mean "AA" or better in the case of Standard & Poor's and "Aa2" or better in the case of Moody's and references herein to the two highest short-term debt ratings of a Rating Agency shall mean "A-1+" in the case of Standard & Poor's and "P-1" in the case of Moody's, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

      "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or the Servicer with respect to related Advances or Servicing Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. In addition, to the extent the Servicer or Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

      "Record Date": With respect to any Book-Entry Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such distribution date. With respect to any Certificates that are not Book-Entry Certificates, the close of business on the last Business Day of the calendar month preceding such Distribution Date.

      "Regular Certificate": Any of the Certificates other than a Residual Certificate.

      "Relief Act": The Servicemembers Civil Relief Act, f/k/a Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

      "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      "REMIC 1": The segregated pool of assets subject hereto (exclusive of the Basis Risk Shortfall Reserve Fund and the Corridor Contract) with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates (as holders of the Class R-1 Interest), consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut- off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; (v) [reserved]; and (vi) the Company's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof. REMIC 1 specifically does not include the Basis Risk Shortfall Reserve Fund and the Corridor Contract.

      "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the mortgage loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for

REMIC 1 Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

      "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5, REMIC 1 Regular Interest LT-ZZ and REMIC 1 Regular Interest LT-P, minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 and REMIC 1 Regular Interest LT-P, in each case as of such date of determination.

      "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date and the mortgage loans, an amount equal to (a) the product of
(i) the aggregate Principal Balance of the mortgage loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 and REMIC 1 Regular Interest LT-ZZ.

      "REMIC 1 Overcollateralization Target Amount": 1% of the
Overcollateralization Target Amount.

      "REMIC 1 Regular Interest LT-AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-AV1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1. REMIC 1 Regular Interest LT-AV1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-AV2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1. REMIC 1 Regular Interest LT-AV2 shall accrue interest at the related Uncertificated REMIC 1 Pass-

Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-M1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-M4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-M5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interest LT-P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1 Regular Interest LT-P (including Prepayment Charges).

      "REMIC 1 Regular Interest LT-ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. REMIC 1 Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5, REMIC 1 Regular Interest LT-ZZ and REMIC 1 Regular Interest LT-P.

      "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Holders of the Class R Certificates (as holders of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Interest": A REMIC 1 Regular Interest or Regular
Certificate.

      "Remittance Report": A report prepared by the Master Servicer (and delivered to the Securities Administrator and NIMS Insurer) providing the information set forth in Exhibit E attached hereto.

      "REO Acquisition": The acquisition by the Servicer on behalf of the Trust Fund for the benefit of the Certificateholders of any REO Property pursuant to
Section 3.15.

      "REO Disposition": The receipt by the Servicer of Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

      "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

      "REO Proceeds": Proceeds, net of directly related expenses, received in respect of any REO

Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

      "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

      "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

      "Responsible Officer": When used with respect to the Trustee shall mean any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Securities Administrator shall mean any officer assigned with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer of the Securities Administrator to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Securities Administrator": Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

      "Seller": Home Star Mortgage Services, LLC, or its successor in interest.

      "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

      "Servicer": Home Star Mortgage Services, LLC, or its successor in interest.

      "Servicer Remittance Date": The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day. The first Remittance Date shall occur on June 16, 2004.

      "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer, the Servicer or any Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section 3.13 (other than any deductible described in the last paragraph thereof).

      "Servicing Agreements": The Cenlar Servicing Agreement and the Option One Servicing Agreement, attached hereto as Exhibits M-1 and M-2, respectively.

      "Servicing Fee": With respect to each Mortgage Loan, accrued interest at the Servicing Fee Rate with respect to the Mortgage Loan on the same principal balance on which interest on the Mortgage Loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan, and includes any amount payable to any Subservicer by the Servicer.

      "Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule, ranging from 0.250% per annum to 0.500% per annum.

      "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

      "Single Certificate": A Regular Certificate of any Class (other than a Class P Certificate) evidencing an Initial Certificate Principal Balance or Initial Notional Amount, as applicable, of $1,000, or, in the case of a Class P Certificate, a Certificate of such Class evidencing an Initial Certificate Principal Balance of $100.

      "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

      "Startup Day": The day designated as such pursuant to Article X hereof.

      "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.07 for any previous Distribution Date.

      "Step-Up Date": The first Distribution Date following the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust Fund has been reduced to less than or equal to 10% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2007 and (y) the first Distribution Date for which the Senior Enhancement Percentage is greater than or equal to approximately 15.10%.

      "Subservicer": Any Subservicer appointed by the Servicer pursuant to a Servicing Agreement. Initially, Cenlar and Option One.

      "Subservicer Remittance Date": The 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

      "Subservicer Termination Trigger": A Subservicer Termination Trigger will have occurred with respect to the Certificates on a Distribution Date if either
(a) the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 12.00% or (b) the Cumulative Loss Percentage exceeds 3.00% from June 2007 to May 2008, 5.00% from June 2008 to May 2009, or 7.00% thereafter.

      "Subservicing Agreement": The written contract between the Servicer and a Subservicer and any successor Subservicer relating to servicing and administration of certain Mortgage Loans as provided in the Servicing Agreements.

      "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer or Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Servicer or Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

      "Substitution Adjustment": As defined in Section 2.04 hereof.

      "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC 1 and REMIC 2 due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

      "Three-Month Rolling Delinquency Percentage": With respect to the Mortgage Loans and any Distribution Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Stated Principal Balances of all Mortgage Loans that are (i) 60 or more days delinquent, (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties, and the denominator of which is (y) the sum of the Stated Principal Balances of the Mortgage Loans, in the case of both
(x) and (y), as of the close of business on the last Business Day of each of the three most recent calendar months.

      "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

      "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

      "Trigger Event": A Trigger Event is in effect with respect to any distribution date if

      (1) the aggregate principal balance of Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds 45% of the Senior Enhancement Percentage; or

      (2) in the case of any Distribution Date after the 36th Distribution Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date:

         Distribution Date                                    Percentage
         -----------------                                    ----------
         June 2007 to May 2008                                1.25%
         June 2008 to May 2009                                1.50%
         June 2009 to May 2010                                1.75%
         June 2010 and thereafter                             2.15%

      "Trust Fund": REMIC 1, REMIC 2, the Corridor Contract, the Basis Risk Shortfall Reserve Fund, the Custodial Account and the Certificate Account.

      "Trustee": HSBC Bank USA, or its successor in interest, or any successor trustee appointed as herein provided.

      "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.03).

      "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.07. The Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ shall be increased by interest deferrals as provided in Section 4.06. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

      "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate.

      "Uncertificated REMIC 1 Pass-Through Rate": With respect to each REMIC 1 Regular Interest and any Distribution Date, a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs.

      "Underwriter": Citigroup Global Markets Inc.

      "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

      "United States Person": A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 97% of all Voting Rights will be allocated among the Holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, (ii) 1% of all Voting Rights will be allocated to the Holders of the Class C Certificates,
(iii) 1% of all Voting Rights will be allocated to the Holders of the Class P Certificates and (iv) 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates. The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

      "Weighted Average Net Mortgage Rate": The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs.

      Section 1.02 Determination of LIBOR.

      LIBOR applicable to the calculation of the Pass-Through Rate on the Offered Certificates for any Accrual Period will be determined on each Interest Determination Date.

      On each Interest Determination Date, LIBOR shall be established by the Securities Administrator and, as to any Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Master Servicer) as of 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

      The establishment of LIBOR by the Securities Administrator on any Interest Determination Date and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Offered Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

      The Securities Administrator will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Offered Certificates for the current and the immediately preceding Accrual Period.

      Section 1.03 Allocation of Certain Interest Shortfalls.

      For purposes of calculating the amount of the Accrued Certificate Interest for the Class A, Class M and Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Certificates to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and Class M Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

      For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Mortgage Loans, first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT-AA and REMIC 1 Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 and REMIC 1 Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Regular Interest.

      Section 1.04 Rights of the NIMS Insurer.

      Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an

Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01. Conveyance of Mortgage Loans.

      The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to (1) the Mortgage Loans identified on the Mortgage Loan Schedule (including any Prepayment Charges but exclusive of any late payment charges received thereon), (2) the rights with respect to the Servicing Agreements as assigned to the Trustee on behalf the Certificateholders by the Assignment Agreement, (3) the rights with respect to the Radian Lender-Paid PMI Policy as assigned to the Trustee and (4) all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all principal and interest due and received by the Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

      In connection with such transfer and assignment, the Company has caused the Seller to deliver to, and deposit with the Custodian as agent for the Trustee, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, the following documents or instruments:

            (i) the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed "Pay to the order of _____without recourse", via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by "[name of last endorsee], successor by merger to [name of the predecessor]." If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], formerly known as [previous name]." Within 45 days after the Closing Date, the Custodian shall endorse the Mortgage Note in the name of "HSBC Bank USA, as trustee under the Pooling and Servicing Agreement relating to Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2" for each Mortgage Note;

            (ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM loan or if the Mortgage Loan was not a MOM loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (iii) the original Assignment of Mortgage in blank, in form and substance acceptable for recordation in the jurisdiction in which the related mortgage property is located and signed in the name of the Last Endorsee by an authorized officer; unless the Mortgage Loan is registered on the MERS system;

            (iv) The original intervening Assignments, if any, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System); provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (v) The originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan; and

            (vi) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof.

      Within 30 days after the Closing Date, the Company shall complete or cause to be completed the Assignments of Mortgage in the name of "HSBC Bank USA, as trustee under the Pooling and Servicing Agreement relating to Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2" (or shall prepare or cause to be prepared new forms of Assignment of Mortgage so completed in the name of the Trustee) for each Mortgage Property in a state, if any, which is specifically excluded from the Opinion of Counsel delivered by the Company to the Trustee and the Custodian, each such assignment shall be recorded in the appropriate public office for real property records, and returned to the Custodian, at no expense to the Custodian.

      The Seller is obligated as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, to deliver to the Custodian as agent for the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Custodian as agent for the Trustee pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Custodian as agent for the Trustee pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement, the

Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Custodian, the NIMS Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing at least 25% of the Voting Rights or the NIMS Insurer, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

      Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian as agent for the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

      If any Assignment is lost or returned unrecorded to the Custodian as agent for the Trustee because of any defect therein, the Seller is required, as described in the Mortgage Loan Purchase Agreement, to prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

      The Seller is required as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, to exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian as agent for the Trustee within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

      In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, as of the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

      All original documents relating to the Mortgage Loans which are not delivered to the Custodian as agent for the Trustee are and shall be held by the Seller in trust for the benefit of the Trustee on behalf of the Certificateholders.

      Except as may otherwise expressly be provided herein, none of the Company, the Custodian, the Master Servicer, or the Trustee shall (and the Master Servicer shall ensure that no Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

      It is intended that the conveyance of the Mortgage Loans by the Company to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans as provided for in this Section 2.01 by the Company to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Custodian as agent for the Trustee or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8- 301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Company and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

      Section 2.02. Acceptance of the Trust Fund by the Trustee.

      The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below), of the documents referred to in Section
2.01 above and all other assets included in the definition of "Trust Fund" and declares that it (or the Custodian on its behalf) holds and will hold such documents and the other documents delivered to Custodian as agent for the Trustee constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Custodian as agent for the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

      The Trustee agrees that, for the benefit of the Certificateholders, the Custodian as agent for the Trustee will review each Mortgage File on or before the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Custodian as agent for the Trustee agrees to execute and deliver, or cause to be executed and delivered, to the Company and the NIMS Insurer on the Closing Date, with respect to each Mortgage Loan, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan. Neither the Custodian, the Trustee, the NIMS Insurer or the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clauses (v) or (vi) of Section 2.01. Neither the Custodian, the Trustee, the NIMS Insurer or the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or they are in recordable form or that they are other than what they purport to be on their face.

      Within 180 days of the Closing Date, with respect to the Mortgage Loans, the Custodian as agent for the Trustee shall deliver to the Company and the NIMS Insurer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

      If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Custodian as agent for the Trustee or the Master Servicer finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Custodian as agent for the Trustee shall promptly notify the Trustee, the Seller, the NIMS Insurer and the Company. The Custodian as agent for the Trustee shall promptly notify the Seller, the NIMS Insurer and the Securities Administrator of such defect and request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request on behalf of the Certificateholders that the Seller purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Seller to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Custodian as agent for the Trustee and the Securities Administrator of written notification of such deposit signed by a Servicing Officer, the Custodian as agent for the Trustee shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Custodian as agent for the Trustee shall have no further responsibility with respect to the related Mortgage File. In furtherance of the foregoing, if the Seller is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Trustee, at the Seller's expense, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

      Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

      (a) The Master Servicer hereby represents and warrants to and covenants with the Company for the benefit of Certificateholders and the Trustee that:

            (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer or an affiliate is, and shall remain, approved to service mortgage loans for Fannie Mae and Freddie Mac;

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

            (vi) No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

            (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

            (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

            (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any affiliate of the Company or the Trustee by the Master Servicer in its capacity as Master Servicer, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact.

      It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Company, the Trustee and the Certificateholders. Upon discovery by any of the Company, the Trustee, the Securities Administrator, the NIMS Insurer or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Company or the Trustee or the value of any Mortgage Loan or Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties.

      (b) The Company hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee for the benefit of Certificateholders that as of the Closing Date

            (i) the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Company's business as presently conducted or on the Company's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (ii) the Company has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (iii) the execution and delivery by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the articles of incorporation or by-laws of the Company, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Company's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (iv) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

            (v) this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Company will be determined adversely to the Company and will if determined adversely to the Company materially and adversely affect the Company's ability to enter into this Agreement or perform its obligations under this Agreement; and the Company is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

            (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

      Upon discovery by either the Company, the Master Servicer, the Securities Administrator, the Custodian, the NIMS Insurer or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

      Section 2.04. Assignment of Interest in the Mortgage Loan Purchase Agreement.

      The Company hereby assigns to the Trustee for the benefit of Certificateholders all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement. Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Securities Administrator, NIMS Insurer or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller of such breach and request that the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either
(i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in
Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Company the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to deliver to the Custodian as agent for the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer or any Subservicer, shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Company shall amend or cause to be amended the Mortgage Loan

Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Company shall deliver the amended Mortgage Loan Schedule to the Custodian as agent for the Trustee and to the NIMS Insurer. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Company shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in the Mortgage Loan Purchase Agreement (other than any statistical representations set forth therein).

      In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall give notice in writing to the Trustee and the Custodian of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1 or REMIC 2, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of REMIC 1 or REMIC 2 to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

      Except as expressly set forth herein none of the Trustee, the Custodian, the Securities Administrator or the Master Servicer is under any obligation to discover any breach of the above- mentioned representations and warranties. It is understood and agreed that the obligation of the Seller to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation or covenant of the Seller set forth in Section 3.01(b)(xlix) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Seller shall remedy such breach as set forth in Section 3.01(b) of the Mortgage Loan Purchase Agreement.

      Section 2.05. Issuance of Certificates; Conveyance of REMIC Regular
                    Interests and Acceptance of REMIC 1 and REMIC 2 by the Trustee.

      (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian as agent for the Trustee of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

      (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Company in and to the REMIC 1 Regular Interests for the benefit of the Holders of the REMIC 1 Regular Interests and Holders of the Class R Certificates (as Holders of the Class R-1 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 1 Regular Interests and Holders of the Class R Certificates (as Holders of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

      (c) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Company in and to the REMIC 1 Regular Interests for the benefit of the Holders of the Regular Certificates and Holders of the Class R Certificates (as Holders of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and Holders of the Class R Certificates (as Holders of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 2.

      (d) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed, authenticated and delivered to or upon the order of the Company, the Regular Certificates in authorized denominations evidencing (together with the Class R-2 Interest) the entire beneficial ownership interest in REMIC 2.

      (e) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest), and the acceptance by the Trustee thereof, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest.

      Section 2.06. Negative Covenants of the Trustee and Master Servicer.

            Except as otherwise expressly permitted by this Agreement the Trustee and Master Servicer shall not cause the Trust Fund to:

            (i) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

            (ii) dissolve or liquidate the Trust Fund in whole or in part;

            (iii) engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

            (iv) incur, create or assume any indebtedness for borrowed money;

            (v) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

            (vi) merge, convert or consolidate with any other Person.

                                   ARTICLE III
                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

      Section 3.01. Administration and Servicing of Mortgage Loans

      (a) The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.03, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Custodial Account pursuant to the applicable Servicing Agreement.

      The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

      The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the NIMS Insurer, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

      The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

      (b) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Accepted Servicing Practices; provided that, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment by the Master Servicer if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans subject to the related Servicing Agreement, provided, however, that:

            (A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

            (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

            (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any REMIC as a REMIC,(ii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

The provisions of this Section 3.01(b) shall apply to the exercise of such waiver, modification, postponement or indulgence rights by the Master Servicer in its capacity as such and shall not apply to the exercise of any similar rights by the Servicer, who shall instead by subject to the provisions of the Servicing Agreement. Such waiver, modification, postponement and indulgence rights of the Master Servicer set forth in this Section shall not be construed as a duty.

      (c) In the event of a Subservicer Termination Trigger, the Master Servicer shall enforce the obligation of the Servicer under the Servicing Agreements to terminate the related Subservicers and to engage new Subservicers at the direction of the NIMS Insurer.

      (d) The Master Servicer shall enforce the obligation of the Servicer under the Servicing Agreements to waive Prepayment Charges in accordance with the criteria therein and to pay the amount of any waived Prepayment Charges.

      Section 3.02 REMIC-Related Covenants.

      For as long as each REMIC shall exist, the Trustee, the Master Servicer and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee, the Master Servicer and the Securities Administrator shall comply with any directions of the Company, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

      Section 3.03 Monitoring of Servicer.

      (a) The Master Servicer shall be responsible for reporting to the Trustee and the Company the compliance by the Servicer with its duties under the related Servicing Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to the Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Company, the NIMS Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

      (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the related Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

      (c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Custodial Account, provided that such reimbursement shall not be subject to the $500,000 cap described in Section 6.03.

      (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

      (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

      Section 3.04 Fidelity Bond.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees. Copies of such policies and fidelity bonds shall be provided to the NIMS Insurer upon reasonable request.

      Section 3.05 Power to Act; Procedures.

      The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer and the NIMS Insurer have received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

      Section 3.06 Due-on-Sale Clauses; Assumption Agreements.

      To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

      Section 3.07 Release of Mortgage Files.

      (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by an officer of the Servicer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to
Section 3.16 or by the Servicer pursuant to its Servicing Agreement have


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

been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

      (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

      Section 3.08 Documents, Records and Funds in Possession of Master Servicer
                   To Be Held for Trustee.

      (a) The Master Servicer shall transmit and the Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Custodial Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee and to the NIMS Insurer, its agents and accountants at any time upon reasonable request


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

and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

      (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the applicable Servicing Agreement.

      Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

      (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

      (b) Pursuant to Section 3.16 and 3.17, any amounts collected by the Servicer or the Master Servicer, or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Custodial Account, subject to withdrawal pursuant to Section 3.17 and 3.18. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Section 3.17 and 3.18.

      Section 3.10 Presentment of Claims and Collection of Proceeds.

      The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement,


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

compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

      Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

      (a) The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

      (b) The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.16 and 3.17, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Sections 3.17 and 3.18.

      Section 3.12 Trustee to Retain Possession of Certain Insurance Policies
                   and Documents.

      The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and


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

such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

      Section 3.13 Realization Upon Defaulted Mortgage Loans.

      The Master Servicer shall cause the Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

      Section 3.14 Compensation for the Master Servicer.

      The Master Servicer will be entitled to the Master Servicer Fee and any all income and gain realized from any investment of funds in the Certificate Account and the Custodial Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge) shall be retained by the Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

      Section 3.15 REO Property.

      (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

      (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

      (c) The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may


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

be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

      (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Custodial Account on the next succeeding Servicer Remittance Date.

      Section 3.16. Protected Accounts

      (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

      (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Custodial Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 3.16 shall be paid to the Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

      (c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Custodial Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):


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

            (1) Scheduled payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to its Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

            (2) Full Principal Prepayments and any Liquidation Proceeds received by the Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

            (3) Partial Principal Prepayments received by the Servicer for the Mortgage Loans in the related Prepayment Period; and

            (4) Any amount to be used as a Monthly Advance.

      (b) Withdrawals may be made from an Account only to make remittances as provided in the Servicing Agreement; to reimburse the Master Servicer or the Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 3.16(a) and 3.17(b) certain amounts otherwise due to the Servicer may be retained by them and need not be deposited in the Custodial Account.

      Section 3.17 Custodial Account

      (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Custodial Account as a segregated trust account or accounts. The Custodial Account shall be an Eligible Account. The Master Servicer will deposit in the Custodial Account as identified by the Master Servicer and as received by the Master Servicer from the Servicer, the following amounts:

            (1) Any amounts withdrawn from a Protected Account;

            (2) Any Monthly Advance and any payments of Compensating Interest;

            (3) Any Insurance Proceeds, Net Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Servicer or Master Servicer or which were not deposited in a Protected Account;

            (4) The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 2.04, and all proceeds of any Mortgage Loans or property


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

      acquired with respect thereto repurchased by the Company or its designee pursuant to Section 10.01;

            (5) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

            (6) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Custodial Account pursuant to this Agreement.

      (b) All amounts deposited to the Custodial Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Custodial Account or the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsection 3.20(a) need not be credited by the Master Servicer or the Servicer to the Certificate Account or the Custodial Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Custodial Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

      (c) The amount at any time credited to the Custodial Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Certificate Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

      Section 3.18 Permitted Withdrawals and Transfers from the Custodial
Account.

      (a) The Master Servicer will, from time to time on demand of the Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Custodial Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the Custodial Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.


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

      (b) On an ongoing basis, the Master Servicer shall withdraw from the Custodial Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator or the Custodian pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

      (c) In addition, on or before each Certificate Account Deposit Date, the Master Servicer shall deposit in the Certificate Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

      (d) No later than 3:00 p.m. New York time on each Certificate Account Deposit Date, the Master Servicer will transfer all Available Distribution Amount on deposit in the Custodial Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Certificate Account.

      Section 3.19. Certificate Account.

      (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated trust account or accounts and it may be a sub-account of the Custodial Account.

      (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

      (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator on behalf of the Trustee, and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee, the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Certificate Account shall be an Eligible Account. The Certificate Account may be a sub-account of the Custodial Account and in such case any withdrawals from the Custodial Account and deposits into the Certificate Account shall be deemed to have been made. The amount at any time credited to the Certificate Account shall be (i) held in cash and fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Securities Administrator or deposited in demand deposits with such depository institutions as selected by the Securities Administrator, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor, manager or advisor for such Permitted Investment is an affiliate of the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Certificate Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Certificate Account on each


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

Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit the amount of the loss to the Certificate Account. With respect to the Certificate Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

      Section 3.20 Permitted Withdrawals and Transfers from the Certificate Account.

      (a) The Securities Administrator will, from time to time, make or cause to be made such withdrawals or transfers from the Certificate Account as the Securities Administrator has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements:

            (1) to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

            (2) to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

            (3) to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 3.20(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

            (4) to reimburse the Master Servicer or the Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;


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

            (5) to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (1) and (4);

            (6) to pay the Master Servicer as set forth in Section 3.14;

            (7) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03 and 6.03;

            (8) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

            (9) to reimburse or pay the Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

            (10) to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

            (11) to remove amounts deposited in error; and

            (12) to clear and terminate the Certificate Account pursuant to
      Section 9.01.

      (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (1) through
(4) immediately above or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 3.18(b).

      (c) On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount to the extent on deposit in the Certificate Account to the Holders of the Certificates and determined by the Securities Administrator.

      Section 3.21 Annual Officer's Certificate as to Compliance.

      (a) The Master Servicer shall deliver to the Trustee, the NIMS Insurer and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2005, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe


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

that the Servicer has failed to perform any of its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

      (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer's expense if the Master Servicer failed to provide such copies.

      Section 3.22 Annual Independent Accountant's Servicing Report.

      If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the NIMS Insurer, the Rating Agencies and the Company on or before March 1 of each year, commencing on March 1, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Securities Administrator at the expense of the Master Servicer. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

      Section 3.23 Reports Filed with Securities and Exchange Commission.

      Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via EDGAR, a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in any year, the Securities Administrator shall, in accordance with industry standards and unless otherwise instructed by the Company, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2005 and
(ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual statement of compliance, and the annual independent accountant's servicing report to be delivered by the Master Servicer pursuant to Sections 3.21 and
3.22. Prior to (i) March


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

31, 2005, or such earlier filing date as may be required by the Commission, and
(ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator shall file a Form 10- K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Company hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Company. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Company of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Company agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.23; provided, however, the Securities Administrator will cooperate with the Company in connection with any additional filings with respect to the Trust Fund as the Company deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.23 shall not be reimbursable from the Trust Fund.

      Section 3.24 UCC.

      The Company shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Company. The Trustee agrees to monitor and notify the Company if any continuation statements for such Uniform Commercial Code financing statements need to be filed. If directed by the Company in writing, the Trustee will file any such continuation statements solely at the expense of the Company. The Company shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

      Section 3.25 Optional Purchase of Defaulted Mortgage Loans.

            (a)(i) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this
Section 3.25(a)(i), the Servicer shall be required to continue to make Advances pursuant to the related Servicing Agreement. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this
Section 3.25(a)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Custodial Account of the amount of the Purchase Price. The Trustee shall effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, as requested, and the Trustee shall promptly deliver all documentation to the NIMS Insurer.


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

            (ii) During the first full calender month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more delinquent, the Seller shall have the option, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more delinquent, which the Seller determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Custodial Account, and the Trustee, upon written certification of such deposit, shall release or cause to be released to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish and as shall be necessary to vest in the Seller title to any Mortgage Loan or related REO Property released pursuant hereto.

            (b) If with respect to any delinquent Mortgage Loan or related REO Property, the option of the Seller set forth in the preceding paragraph shall have arisen but the Seller shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calendar month following the calendar month during which such Mortgage Loan or related REO Property first became 90 days or more delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan or related REO Property shall cease to be 90 days or more delinquent but then subsequently shall again become 90 days or more delinquent, then the Seller shall be entitled to another repurchase option with respect to such Mortgage Loan or REO Property as provided in the preceding paragraph.

      Section 3.26. The Corridor Contract.

      The Trustee on behalf of the Trust Fund, shall enter into the interest rate cap transaction evidenced by the Corridor Contract, on the terms and conditions set forth in the Corridor Contract Assignment Agreement. The Corridor Contract will be an asset of the Trust Fund but will not be an asset of any REMIC. The Securities Administrator, on behalf of the Trustee, shall deposit any amounts received from time to time with respect to the Corridor Contract into the Basis Risk Shortfall Reserve Fund.

      The Securities Administrator, on behalf of the Trustee, shall prepare and deliver any notices required to be delivered under the Corridor Contract.

      The Securities Administrator, on behalf of the Trustee, shall terminate the Corridor Contract upon the occurrence of certain events of default or termination events to the extent specified thereunder.


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

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

      Section 4.01. Distributions.

      (a) On each Distribution Date the Securities Administrator shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed to such Holder pursuant to this Section 4.01.

      On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Class for such Distribution Date;

            (i) concurrently, to the Holders of the Class AV-1 Certificates and Class AV-2 Certificates, the related Accrued Certificate Interest and any Interest Carry Forward Amount for such Class for such Distribution Date; and

            (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, the related Accrued Certificate Interest for such Class for such Distribution Date.

      (b) (i) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Holders of each Class of Offered Certificates shall be entitled to receive distributions in respect of principal from that portion of Available Distribution Amount to the extent of the Principal Distribution Amount in the following amounts and order of priority:

            (1) concurrently, to the Class AV-1 Certificates and Class AV-2 Certificates, on a pro rata basis, until the Certificate Principal Balances thereof are reduced to zero; and

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero.

            (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Holders of each Class of Offered Certificates shall be entitled


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

to receive distributions in respect of principal from that portion of Available Distribution Amount to the extent of the Principal Distribution Amount in the following amounts and order of priority:

            (1) first, concurrently, the Class A Principal Distribution Amount shall be distributed to the Holders of the Class AV-1 Certificates and Class AV-2 Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero;

            (2) second, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

            (3) third, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

            (4) fourth, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

            (5) fifth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

            (6) sixth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

      (c) On each Distribution Date the Net Monthly Excess Cashflow shall be distributed in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining for such Distribution Date:

            (i) to the Holders of the Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(b) above;

            (ii) to the Holders of the Class AV-2 Certificates, in an amount equal to any Allocated Realized Loss Amount for such Class;

            (iii) sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M- 4 and Class M-5 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such Class or Classes;

            (iv) sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M- 4 and Class M-5 Certificates, in that order, in an amount equal to any Allocated Realized Loss


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

Amount for such Class or Classes;

            (v) to the Basis Risk Shortfall Reserve Fund, to pay the Offered Certificates as follows: first, concurrently to the Class AV-1 Certificates and Class AV-2 Certificates and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such Class or Classes on such Distribution Date, to the extent not covered by the Corridor Contract;

            (vi) to the Holders of the Class C Certificates, the Accrued Certificate Interest for such Class and any Principal Remittance Amount not used to make payments pursuant to clauses (b) and (c)(i) through (iv) above;

            (vii) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero;

            (viii) to the Master Servicer, the Securities Administrator and the Trustee any amounts payable pursuant to Sections 6.03 or 8.05 which were not reimbursed because of the operation of the annual cap described in such Sections; and

            (ix) any remaining amounts to the Holders of the Class R Certificates (in respect of the appropriate Residual Interest).

Without limiting the provisions of Section 9.01, the Class R Certificateholders, by accepting the Class R Certificates, agree to pledge their rights to receive any amounts otherwise distributable on the Class R Certificates, and such rights are hereby assigned and pledged to the holders of the Class C Certificates.

      (d) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.17. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

      (f) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the


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

Certificate Account and distributed by the Securities Administrator to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

      (g) With respect to the Corridor Contract, on each Distribution Date, any payments received from the Corridor Contract Counterparty with respect to such Distribution Date will be allocated to the Offered Certificates and the Seller in the following order of priority, in each case to the extent of amounts remaining:

      (1) concurrently, to the Class AV-1 Certificates and Class AV-2 Certificates, any related Basis Risk Shortfall Carry-Forward Amount for such Distribution Date;

      (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such Classes for such Distribution Date; and

      (3)   any remaining amounts to the Seller.

      (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Company, as Holder thereof, and the Company shall be responsible for crediting the amount of such distribution to the accounts of its Company Participants in accordance with its normal procedures. Each Company Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Securities Administrator the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

      (i) [reserved]

      (j) Except as otherwise provided in Section 9.01, if the Securities Administrator anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than two Business Days after the Determination Date in the month of such final distribution, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Securities Administrator anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

      Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non- tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this


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

Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Company, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

      (k) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

      Section 4.02. Statements to Certificateholders.

      (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Securities Administrator shall prepare and make available on the Securities Administrator's website as set forth below, to each Holder of the Regular Certificates, the Trustee, the Master Servicer, the NIMS Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date setting forth:

            (i) (A) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and (B) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

            (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

            (iii) the Pass-Through Rate on each Class of Regular Certificates (other than the


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

Class P Certificates) for such Distribution Date;

            (iv) the aggregate amount of Advances for such Distribution Date;

            (v) the number and aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period;

            (vi) the Overcollateralized Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount for such Distribution Date;

            (vii) the aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of Regular Certificates after giving effect to the amounts distributed on such Distribution Date (in the case of each Class of the Class M Certificates, separately identifying any reduction thereof due to the allocation of Realized Losses thereto);

            (viii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days, (c) delinquent 91 days or more, in each case as of the end of the calendar month prior to such Distribution Date;

            (ix) the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

            (x) the weighted average remaining term to maturity, weighted average Mortgage Rate and weighted average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

            (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

            (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

            (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Custodial Account or the Certificate Account for such Distribution Date;

            (xiv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer or Master Servicer pursuant to Section 3.17, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

            (xv) the Accrued Certificate Interest in respect of each Class of the Class A Certificates, Class M Certificates and Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of the Class A Certificates and Class M Certificates for such Distribution Date;


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

            (xvi) (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Regular Certificates on such Distribution Date;

            (xvii) the aggregate amount of the Master Servicer Fee received by the Master Servicer with respect to the related Due Period and such other customary information as the Securities Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

            (xviii) the aggregate of any deposits to and withdrawals from the Basis Risk Shortfall Reserve Fund for such Distribution Date and the remaining amount on deposit in the Basis Risk Shortfall Reserve Fund after such deposits and withdrawals; and

            (xix) the Available Distribution Amount for such Distribution Date.

      In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

      On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

      The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

      The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders and the NIMS Insurer via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

      Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code and regulations thereunder as


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

from time to time are in force.

      Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

      Section 4.03. Remittance Reports; Advances by the Master Servicer.

      (a) On the Business Day following each Determination Date but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Securities Administrator and the NIMS Insurer a report, prepared as of the close of business on the Determination Date (the "Remittance Report"), in the form of an electronic format mutually acceptable to each party. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Securities Administrator for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Securities Administrator from time to time. The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

      (b) If the scheduled payment on a Mortgage Loan that was due on a related Due Date is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Custodial Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Custodial Account not later than the Certificate Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Certificate Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee and the NIMS Insurer (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

      (c) The Master Servicer shall deposit in the Custodial Account not later than each Certificate Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to


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

subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicer and (ii) the Master Servicer Fees for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

      Section 4.04. Distributions on the REMIC Regular Interests.

      (a) On each Distribution Date, the Securities Administrator shall cause the Available Distribution Amount, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

      (i) to Holders of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4, REMIC 1 Regular Interest LT-M5 and REMIC 1 Regular Interest LT-ZZ and REMIC 1 Regular Interest LT-P, pro rata, in an amount equal to

            (A) the related Uncertificated Accrued Interest for such Distribution Date, plus

            (B) any amounts in respect thereof remaining unpaid from the previous Distribution Dates.

Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT-ZZ shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT-AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-M5 in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates, and the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ shall be increased by such amount;

      (ii) to the Holders of REMIC 1 Regular Interest LT-P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and
(B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

      (iii) to the Holders of the REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:


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

            (A) to the Holders of REMIC 1 Regular Interest LT-AA, 98% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

            (B) to the REMIC 1 Regular Interest LT-AV1, REMIC 1 Regular Interest LT- AV2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-M5, 1% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero;

            (C) to the Holders of REMIC 1 Regular Interest LT-ZZ, 1% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

            (D) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest);

provided, however, that 98% and 2% of any principal payments shall be allocated to Holders of REMIC 1 Regular Interest LT-AA and REMIC 1 Regular Interest LT-ZZ, respectively, once the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-A1, REMIC 1 Regular Interest LT-A2, REMIC 1 Regular Interest LT-M1, REMIC 1 Regular Interest LT-M2, REMIC 1 Regular Interest LT-M3, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-M5 have been reduced to zero.

      Section 4.05. Allocation of Realized Losses.

      (a) All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that Distribution Date; second, to the Overcollateralized Amount by a reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and eighth, to the Class AV-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

      Any allocation of Realized Losses to a Class AV-2 Certificate and Class M Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. Any allocation of Realized Losses to a Class C Certificate shall be made by (i) first, reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(c)(viii), and (ii) second, by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A-1 Certificates or the Class P Certificates.

      All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT-AA and REMIC 1 Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2% respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA and REMIC 1 Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-M5 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M5 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-M4 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M4 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-M3 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-M2 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M2 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-M1 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M1 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-AV2 and REMIC 1 Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-AV2 has been reduced to zero.

      Section 4.06. Information Reports to Be Filed by the Servicer.

      The Servicer shall file information reports with respect, to the extent set forth in the Servicing Agreements, to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Securities Administrator an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

      Section 4.07. Compliance with Withholding Requirements.


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

      Notwithstanding any other provision of this Agreement the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

      Section 4.08. Basis Risk Shortfall Reserve Fund.

            (a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of Offered Certificates, the Basis Risk Shortfall Reserve Fund.

      (b) On each Distribution Date, the Securities Administrator shall transfer from the Certificate Account to the Basis Risk Shortfall Reserve Fund the amounts specified pursuant to Sections 4.01(c)(iv) and (f)(1). On each Distribution Date, to the extent required, the Securities Administrator shall make withdrawals from the Basis Risk Shortfall Reserve Fund and use the amounts in the Basis Risk Shortfall Reserve Fund to make distributions to the Offered Certificates in an amount equal to the amount of any Basis Risk Shortfall Carry-Forward Amount on such Certificates. Any such amounts shall be distributed first, concurrently to the Class AV-1 Certificates and Class AV-2 Certificates, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in each case until the related Basis Risk Shortfall Carry-Forward Amount has been reduced to zero. Any such amounts transferred shall be treated for federal tax purposes as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. On the 30th Distribution Date, after the distributions described in the preceding sentence, the Securities Administrator shall withdraw from the Basis Risk Shortfall Reserve Fund (to the extent of funds available on deposit therein) any remaining amounts and distribute them to the Holders of the Class C Certificates, not in respect of any REMIC.

      (c) The Basis Risk Shortfall Reserve Fund shall be an Eligible Account. Amounts held in the Basis Risk Shortfall Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of the REMICs, until released from the Basis Risk Shortfall Reserve Fund pursuant to this Section
4.08. The Basis Risk Shortfall Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class C Certificates shall be the owner of the Basis Risk Shortfall Reserve Fund. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Basis Risk Shortfall Reserve Fund. The Securities Administrator shall, at the written direction of the holder of the Majority Class C Certificateholder, invest amounts on deposit in the Basis Risk Shortfall Reserve Fund in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class C Certificateholder, all funds in the Basis Risk Shortfall Reserve Fund shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Basis Risk Shortfall Reserve Fund to the Holders of the Class C Certificates.


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

      (d) For federal tax return and information reporting, the value of the right of the Holders of the Offered Certificates to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry-Forward Amount will be $3,440,000. Such information will be provided to the Trustee by the Underwriter on or prior to the Closing Date.


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

                                    ARTICLE V
                                THE CERTIFICATES

      Section 5.01. The Certificates.

      (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A and B-1 through B-4. The Certificates will be issuable in registered form only. The Certificates (other than the Class P Certificates, the Class C Certificates and the Class R Certificates) will be issued in minimum denominations of $25,000 Initial Certificate Principal Balance and integral multiples of $1 in excess thereof. The Class C Certificates will be issued in minimum denominations of $1.00 Initial Notional Amount and integral multiples of $1.00 in excess thereof. The Class P Certificates and the Class R Certificates will each be issuable in minimum denominations of any Percentage Interest representing 20.00% and multiples of 0.01% in excess thereof.

      Upon original issue, the Certificates shall, upon the written request of the Company executed by an officer of the Company, be executed and delivered by the Securities Administrator, authenticated by the Securities Administrator and delivered to or upon the order of the Company upon receipt by the Securities Administrator of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

      (b) The Class A Certificates and the Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Company or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Company that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Company and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Company Participant or brokerage firm representing such Certificate Owner. Each Company Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the

Company's normal procedures. The Securities Administrator shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book-Entry Certificates, and the Securities Administrator shall have no liability for transfers of Ownership Interests in the Book Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

      The Trustee, the Securities Administrator, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Company as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Company Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Company as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Company of such record date.

      If (i)(A) the Company advises the Securities Administrator in writing that the Company is no longer willing or able to properly discharge its responsibilities as Company and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Company, the Securities Administrator shall notify all Certificate Owners, through the Company, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Company, accompanied by registration instructions from the Company for registration of transfer, the Securities Administrator shall, at the expense of the Company, issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Securities Administrator shall be liable for any actions taken by the Company or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Trustee, the Securities Administrator and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

      (c) Each Certificate is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

      Section 5.02. Registration of Transfer and Exchange of Certificates.

      (a) The Securities Administrator shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.


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

      (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class P, Class C or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class P, Class C or Class R Certificate is to be made under this Section 5.02(b), (i) the Securities Administrator shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Company or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any affiliate thereof, to a non-affiliate of the Company and (ii) the Securities Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Securities Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Securities Administrator certifying to the Company and the Securities Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Securities Administrator, the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company to an affiliate of the Company and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Company of the status of such transferee as an affiliate of the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

      (c) Notwithstanding the requirements of Section 5.02(b), transfers of Class P, Class C and Class R Certificates may be made in accordance with this
Section 5.02(c) if the prospective transferee of a Certificate provides the Securities Administrator and the Company with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Securities Administrator, the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Class P Certificates, Class C Certificates or Class R Certificates may be made pursuant to this Section 5.02(c) by the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

      The Securities Administrator shall require an Opinion of Counsel, on which the Securities Administrator, the Trustee, Company, Master Servicer or the NIMS Insurer may rely, from a prospective transferee prior to the transfer of any Class P, Class C or Class R Certificate to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"). Such Opinion of Counsel must establish to the satisfaction of the Securities Administrator that such transfer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, and will not subject the Securities Administrator, the Trustee, the Master Servicer, the Company or the NIMS Insurer to any obligation in addition to those undertaken in this Agreement. None of the Company, the Master Servicer, Securities Administrator, the Trustee or the NIMS Insurer will be required to obtain such Opinion of Counsel on behalf of any prospective transferee.

      Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using "plan assets" of a Plan to effect such acquisition (including any insurance company using funds in its general separate accounts that may constitute "plan assets", (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 2002-41 as amended from time to time (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-"(or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      (d) [Reserved]

      (e) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of (I) an affidavit and agreement (a "Transfer


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

Affidavit and Agreement" in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

            (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Securities Administrator in the form attached hereto as Exhibit G-4.

            (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Class R Certificate on behalf of a "pass-through interest holder."

      (ii) The Securities Administrator will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. Transfers of the Class R Certificates other than to Permitted Transferees are prohibited.

      (iii) (A) If any Person other than a Permitted Transferee shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last


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preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Class R Certificate that was in fact not a Permitted Transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Class R Certificate. Each Holder of a Class R Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this clause (b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Company to ensure that the Class R Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Class R Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

      (iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record Holders at any time any Person who is a Disqualified Organization. The Securities Administrator may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

      (v) Subject to the preceding paragraphs, upon surrender for registration of transfer of any


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Certificate at the office of the Securities Administrator maintained for such purpose, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section
4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

      (vi) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Securities Administrator. Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

      (vii) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (viii) All Certificates surrendered for transfer and exchange shall be canceled and retained by the Securities Administrator in accordance with the Securities Administrator's standard procedures.

      Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Securities Administrator and the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator and the NIMS Insurer such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust


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Fund, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

      Section 5.04. Persons Deemed Owners.

      The Company, the Master Servicer, Securities Administrator, the NIMS Insurer, the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

      Section 5.05. Rule 144A Information.

      For so long as any Class P, Class C and Class R Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Company will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Company shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Company and furnish the Company such information in the Master Servicer's possession as the Company may reasonably request.


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                                   ARTICLE VI
                       THE COMPANY AND THE MASTER SERVICER

      Section 6.01. Liability of the Company and the Master Servicer.

      The Company and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company and the Master Servicer herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the master servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

      Section 6.02. Merger, Consolidation or Conversion of the Company or the
                    Master Servicer.

      The Company and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Any Person into which the Company or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer or an affiliate thereof shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

      Section 6.03. Limitation on Liability of the Company, the Master Servicer,
                    the Securities Administrator and Others.

      Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Company, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters


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

arising hereunder. The Company, the Custodian, the Master Servicer, the Securities Administrator, the NIMS Insurer and any director, officer, employee or agent of the Company, the Custodian, the Master Servicer, the Securities Administrator or the NIMS Insurer shall be indemnified and held harmless by the Trust Fund (with respect to the Master Servicer, Custodian and Securities Administrator, in the aggregate up to a limit of $500,000 per calendar year) against any loss, liability or expense incurred in connection with this Agreement, the Custodial Agreement or the Certificates or the Mortgage Loans (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Company, the Master Servicer, the Custodian or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company, the Master Servicer, the Custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Company, the Custodian, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed therefor from the Certificate Account as provided in
Section 3.18, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

      Section 6.04. Limitation on Resignation of the Master Servicer.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer reasonably acceptable to the Trustee and the NIMS Insurer upon receipt by the Trustee of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination described in (b) above permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder. Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

      Section 6.05. Sale and Assignment of Master Servicing.

      The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or


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

transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) and the NIMS Insurer as having a comparable master servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and the NIMS Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.


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                                   ARTICLE VII
                                     DEFAULT

      Section 7.01. Events of Default.

      "Event of Default", wherever used herein, means any one of the following events:

      (i) any failure by the Master Servicer to deposit into the Certificate Account on each Certificate Account Deposit Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for one (1) Business Day after such amount was required to be remitted; or

      (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the NIMS Insurer or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

      (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

      (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

      (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (vi) the Master Servicer shall fail to deposit in the Certificate Account on any Certificate Account Deposit Date an amount equal to any required Advance which continues unremedied for a period of one (1) Business Day after the Business Day immediately preceding the related Distribution Date.

      If an Event of Default described in clauses (i) - (vi) of this Section shall occur, then, and in


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

each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, the NIMS Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Trustee and NIMS Insurer if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the successor Master Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee as provided in
Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement.

      Section 7.02. Trustee to Act; Appointment of Successor.

      Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 7.01(i) - (vi), the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to 4.01(i)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section


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

4.03 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account and the Certificate Account if the Master Servicer had continued to act hereunder. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder, provided, that the appointment of any such successor Master Servicer shall be approved by the NIMS Insurer (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. Each of the Company, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor Master Servicer be liable for the acts or omissions of the predecessor Master Servicer.

      In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

      Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.


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

      Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any Master Servicing Fee or for any differential in the amount of the Master Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

      Section 7.03. Notification to Certificateholders.

      (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies.

      (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

      Section 7.04. Waiver of Events of Default.

      The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, and with the consent of the NIMS Insurer, may waive such default or Event of Default (other than an Event of Default set forth in Section 7.01(vi)); provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and with the consent of the NIMS Insurer and (b) no waiver pursuant to this Section
7.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01 or materially adversely affect any non-consenting Certificateholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies and the NIMS Insurer.

      Section 7.05. List of Certificateholders.

      Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.


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

                                  ARTICLE VIII
               CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

      Section 8.01. Duties of Trustee and the Securities Administrator.

      The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

      The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them in accordance with the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's or the Securities Administrator's, as applicable, satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and the NIMS Insurer. Notwithstanding the foregoing, neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

      The Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, an Insurance and Indemnity Agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

      The Securities Administrator shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to REMIC 1 and REMIC 2 pursuant to applicable federal, state or local tax laws.

      The Securities Administrator covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC 1 and REMIC 2 under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC 1 or REMIC 2 to the extent that maintaining such status and avoiding such taxes are within the control of the Securities Administrator and are reasonably within the scope of its duties under this Agreement.


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

      No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

      (i) The duties and obligations of the Trustee prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred and the Securities Administrator, at all times, shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

      (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or of the Securities Administrator, as applicable, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

      (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement.

      Section 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

      Except as otherwise provided in Section 8.01:

      (a) The Trustee and the Securities Administrator may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) The Trustee and the Securities Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

      (c) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee or Securities Administrator security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (d) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (e) Neither the Trustee prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, nor the Securities Administrator, at any time, shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee or Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

      (f) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed;

      (g) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

      (h) Whenever in the administration of the provisions of this Agreement the Trustee and the Securities Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee or the Securities Administrator, as applicable, be deemed to be conclusively proved and established by a certificate signed and delivered to the Trustee or Securities Administrator, as applicable, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee or Securities Administrator, as applicable, shall be full warrant


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

to the Trustee or Securities Administrator, as applicable, for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

      Neither the Trustee nor the Securities Administrator shall have any obligation to invest and reinvest any cash held. The Trustee and the Securities Administrator shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity.

      Section 8.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Securities Administrator contained in Article II) shall be taken as the statements of the Company and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Master Servicer.

      Section 8.04. Trustee and Securities Administrator May Own Certificates.

      Each of the Trustee and the Securities Administrator in its individual or any other capacity (other than as Trustee hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

      Section 8.05. Trustee's and Securities Administrator's Fees.

      Each of the Trustee and Securities Administrator shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee and the Securities Administrator. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts hereunder or the Trustee's performance under the Certificates (up to a limit of $300,000 per calendar year so long as any notes issued pursuant to the Indenture are insured by a NIMS Insurer), other than any claim, loss, liability or expense (i) sustained in connection with


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

this Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

      The Master Servicer shall indemnify the Company, the Trustee, the NIMS Insurer and the Securities Administrator and any director, officer, employee or agent of the Company, the Trustee or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties hereunder.

      The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee or the Securities Administrator or the termination of this Agreement.

      Section 8.06. Eligibility Requirements for Trustee and the Securities Administrator.

      The Trustee and the Securities Administrator hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee and the Securities Administrator shall at all times be acceptable to the Rating Agency rating the Certificates and the NIMS Insurer. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or national banking association serving as Trustee or Securities Administrator may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

      Section 8.07. Resignation and Removal of the Trustee and the Securities Administrator.

      The Trustee and the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer and the NIMS Insurer; with a copy to the Rating Agencies; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning Trustee or Securities Administrator, as applicable, shall not resign and be discharged from the trusts hereby created until such time as the NIMS Insurer and the Rating Agency rating the Certificates approves the successor trustee or successor securities administrator. Any resignation or removal of the Securities Administrator shall result in the


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

automatic removal of the Master Servicer. Upon receiving such notice of resignation of the Trustee, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trustee, and to the successor trustee. Upon receiving notice of the resignation of the Securities Administrator, the Trustee shall promptly appoint a successor securities administrator acceptable to the NIMS Insurer who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, copies of which instrument shall be delivered to the resigning securities administrator and the successor securities administrator. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

      If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer or the NIMS Insurer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer may remove the Trustee, or the Trustee shall remove the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator acceptable to the NIMS Insurer, as applicable, who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee or Securities Administrator, as applicable, so removed and to the successor trustee or successor securities administrator, as applicable.

      The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon the failure of the Trustee or Securities Administrator, as applicable, to perform its obligations hereunder), may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or successor securities administrator acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer (if the Trustee is removed), the Securities Administrator (if the Trustee is removed), and the Trustee (if the Securities Administrator is removed), one complete set to the Trustee or Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Company by the Master Servicer (if the Trustee is removed) and by the Trustee (if the Securities Administrator is removed). If the Trustee or the Securities Administrator is removed by the Certificateholders, the NIMS Insurer will have the right to consent to any successor. If the Trustee or the Securities Administrator is removed by the NIMS Insurer, the NIMS Insurer will have the right to appoint any successor in its sole discretion.

      Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or


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successor securities administrator as provided in Section 8.08.

      Section 8.08. Successor Trustee and Successor Securities Administrator.

      Any successor trustee or successor securities administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the NIMS Insurer and the Master Servicer and to its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee or predecessor securities administrator shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee or successor securities administrator all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee or predecessor securities administrator shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

      No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.06.

      Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) fails to mail such notice within ten days after acceptance of appointment by the successor trustee successor securities administrator, the successor trustee successor securities administrator shall cause such notice to be mailed at the expense of the Master Servicer or Trustee, as the case may be.

      Section 8.09. Merger or Consolidation of Trustee or Securities
                    Administrator.

      Any state bank or trust company or corporation or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any state bank or trust company or corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or Securities Administrator, shall be the successor of the Trustee or Securities Administrator hereunder, provided such state bank or trust company or corporation or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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      Section 8.10. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment without the Master Servicer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy to the NIMS Insurer.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


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

                                   ARTICLE IX
                                   TERMINATION

      Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                    Loans or upon Purchase of Certificates.

      (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Securities Administrator to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Servicer, or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer or if the NIMS Insurer fails to exercise such option, the Master Servicer) of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus
(b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed), less the good faith estimate of the Servicer, the NIMS Insurer or the Master Servicer, as applicable, of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer, the NIMS Insurer or the Master Servicer, as applicable, and the Master Servicer on behalf of the Trustee at the expense of the terminating party, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in August 2033 and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Servicer, the Master Servicer, the NIMS Insurer or the Master Servicer, as applicable, to avoid disqualification of any of REMIC 1 or REMIC 2 as a REMIC. In the case of any repurchase by the Servicer, the Master Servicer or the NIMS Insurer, as applicable, pursuant to clause (i), the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Servicer, the NIMS Insurer or the Master Servicer, as applicable; provided, however, such option may only be exercised if (i) the purchase price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes secured primarily by the Class C Certificates and the Class P Certificates and issued pursuant to the Indenture and any amounts owed to the NIMS Insurer.

      The right of the Servicer or the NIMS Insurer, as applicable, or its designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the aggregate Stated Principal


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

Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. If such right is exercised, the Servicer or the NIMS Insurer, as applicable, upon such repurchase shall provide to the Trustee and Securities Administrator, notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

      The right of the Master Servicer, or its designee to repurchase all Mortgage Loans pursuant to (i) in the second preceding paragraph shall be conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. If such right is exercised, the Master Servicer, upon such repurchase shall provide to the Trustee and Securities Administrator, notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

      Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the Servicer's, the Master Servicer's or the NIMS Insurer's, as applicable, election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified. In the event such notice is given in connection with the Servicer, the Master Servicer or the NIMS Insurer, as applicable, or its designee's election to repurchase, the Servicer, the Master Servicer or the NIMS Insurer, as applicable, or its designee shall deliver to the Securities Administrator for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Securities Administrator shall first pay any amounts owing to the Trustee, Master Servicer, Custodian, Servicer and Securities Administrator, as applicable, under this Agreement, and second, distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Servicer's, the Master Servicer's or the NIMS Insurer's, as applicable, election to repurchase, or (ii) if the Servicer, the Master Servicer or the NIMS Insurer, as applicable, elected to so repurchase, an amount determined as follows: with respect to each Regular Certificate, the outstanding Certificate Principal Balance thereof, plus with respect to each Class A, Class M or Class C Certificate, one month's interest thereon at the applicable Pass-Through Rate and any Unpaid Interest Shortfall Amount, plus with respect to each Class M Certificate, any unpaid Allocated Realized Loss Amount; and with respect to each Class R Certificate, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Regular Certificates, subject to the priorities set forth in Section 4.01. Notwithstanding the foregoing, by acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts received in respect of such termination to the Holders of the Class C Certificates and to pay any such amounts to the Holders of the Class C Certificates. Upon certification to the Custodian by a Servicing Officer, following such final deposit, the Custodian shall promptly release the Mortgage Files as directed by the Servicer, the Master Servicer or the NIMS Insurer, as applicable, for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Servicer, the Master Servicer or the NIMS Insurer, as applicable, as being necessary to effectuate such transfer.

      In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Securities Administrator shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Company in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

      Section 9.02. Termination of REMIC 2.

      REMIC 2 shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the REMIC 1 Regular Interests and the last distribution due on the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest) is made.

      Section 9.03. Additional Termination Requirements.

      (a) In the event the Servicer, the NIMS Insurer or the Master Servicer, as applicable, repurchases the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Servicer, the NIMS Insurer or the Master Servicer, as applicable, at its own expense, obtains for the Trustee and the Securities Administrator an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC 1 or REMIC 2 to fail to qualify as a REMIC at any time that any Certificate is outstanding:

            (i) The Securities Administrator shall establish a 90-day liquidation period for REMIC 1 and REMIC 2, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Securities Administrator also shall satisfy all of the requirements of a qualified liquidation for


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REMIC 1 and REMIC 2, as the case may be, under Section 860F of the Code and regulations thereunder; and

            (ii) The Servicer or the NIMS Insurer, as applicable, shall notify the Trustee and the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof.

      (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Securities Administrator as its attorney-in-fact to adopt a plan of complete liquidation for REMIC 1 and REMIC 2 at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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

                                    ARTICLE X
                                REMIC PROVISIONS

      Section 10.01. REMIC Administration.

      (a) The Securities Administrator shall make an election to treat the Trust Fund as two REMICs under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of the Trust Fund, (i) the REMIC 1 Regular Interests will represent the "regular interests" in REMIC 1, the Class R-1 Interest will constitute the sole class of "residual interest" in REMIC 1 and (ii) the Class R-2 Interest will constitute the sole class of "residual interest" in REMIC 2, and the Regular Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall Reserve Fund) shall be designated as the "regular interests" in REMIC 2. The Securities Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1 or REMIC 2 other than the REMIC 1 Regular Interests and the Class R-1 Interest (in the case of REMIC 1), and the Regular Interests and the Class R-2 Interest (in the case of REMIC 2). The Securities Administrator will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for each of REMIC 1 and REMIC 2.

      (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

      (c) The Securities Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the REMICs that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax-related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for the REMICs' tax matters person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the Holder of the largest Percentage Interest of the Class R Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the REMICs.

      (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing Date) in respect of the REMICs created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article X.


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

      (e) The Securities Administrator shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs. The Master Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection. In addition, the Company shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

      (f) The Securities Administrator shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Securities Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC 1 or REMIC 2 as REMICs or (ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator and the NIMS Insurer has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator and the NIMS Insurer has advised it in writing that each has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMICs or the assets of the REMICs, or causing the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur. The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in


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

no event shall such cost be an expense of the Securities Administrator. At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of the REMICs created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (g) In the event that any tax is imposed on "prohibited transactions" of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMICs as defined in Section 860G(c) of the Code, on any contributions to the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise, (iii) to the Master Servicer as provided in
Section 3.05, if applicable, (iv) to the Class R Certificateholder to the extent of any funds distributed to such Certificateholder, (v) otherwise against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer, the Securities Administrator or the Class R Certificateholder pursuant to another provision of this Agreement.

      (h) On or before April 15 of each calendar year, commencing April 15, 2005, the Securities Administrator shall deliver to the Master Servicer, the NIMS Insurer and the Rating Agency a Certificate from a Responsible Officer of the Securities Administrator stating the Securities Administrator's compliance with its obligations under this Article X.

      (i) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

      (j) Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to the REMICs other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMICs will not cause the REMIC 1 or REMIC 2 to fail to qualify as REMICs at any time that any Certificates are outstanding or subject either REMIC 1 or REMIC 2 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (k) Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (l) The Securities Administrator shall treat the rights of the Certificateholders (other than the Class P Certificateholders and Class R Certificateholders) to receive payments from the Basis Risk Shortfall Reserve Fund as rights in Corridor Contract written by the Corridor Contract


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

Counterparty with respect to the Basis Risk Shortfall Carry-Forward Amounts funded by the Corridor Contract and Excess Cashflow, in favor of the Certificateholders (other than the Holders of the Class P Certificates and Class R Certificates). For federal tax return and information reporting, the right of the Holders of the Class A and Class M Certificates to receive payments from the Carryover Reserve Fund in respect of any Basis Risk Carry-Forward Amount may be obtained from the Securities Administrator upon request. For purposes of determining the issue price of the REMIC 2 Regular Interests, the Securities Administrator shall assume that the Corridor Contract have a value of $3,440,000.

      Section 10.02. Prohibited Transactions and Activities.

      None of the Company, the Master Servicer, the Securities Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC 1 or REMIC 2 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to the REMICs after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), unless each such party and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC 1 or REMIC 2 as REMICs or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

      Section 10.03. Master Servicer, Securities Administrator and Trustee
                     Indemnification.

      (a) The Securities Administrator agrees to indemnify the Trust Fund, the Company, the NIMS Insurer and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company, the NIMS Insurer or the Master Servicer, as a result of (i) a breach of the Securities Administrator's covenants set forth in this Article X or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Securities Administrator.

      (b) The Master Servicer agrees to indemnify the Trust Fund, the Company, the NIMS Insurer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company, the NIMS Insurer or the Trustee, as a result of (i) a breach of the Master Servicer's covenants set forth in Article III or this Article X with respect to compliance with the REMIC Provisions or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Master Servicer.

      (c) The Seller agrees to indemnify the Trust Fund, the Company and the NIMS Insurer


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

for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the NIMS Insurer, as a result of any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Trustee, the Servicer or the Subservicers.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      Section 11.01. Amendment.

      This Agreement may be amended from time to time by the Company, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer but without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the NIMS Insurer, and
(B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates.

      This Agreement may also be amended from time to time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer and Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the


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

Seller, the Trustee, the Securities Administrator or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) and addressed to the Trustee and the Securities Administrator to the effect that such amendment will not result in the imposition of any tax on either REMIC 1 or REMIC 2 pursuant to the REMIC Provisions or cause either REMIC 1 or REMIC 2 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

      It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive (with a copy to the NIMS Insurer) an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

      Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

      Section 11.02. Recordation of Agreement; Counterparts.

      To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Company accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but


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

one and the same instrument.

      Section 11.03. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Seller or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 11.04. Governing Law.

      This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


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

      Section 11.05. Notices.

      All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Company, Homestar Mortgage Acceptance Corp., W. 115 Century Road, Paramus, New Jersey 07652, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Master Servicer, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - HMAC 2004-2), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the securities administrator, the Corporate Trust Office; (d) in the case of the Trustee, to its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (e) in the case of the Rating Agencies, Standard & Poor's, 55 Water Street, 41st Floor, New York, NY 10041, Attention: Asset Backed Surveillance Department; and Moody's, Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007; or (f) in the case of the NIMS Insurer, such address furnished to the Company, the Master Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.07. Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

      Section 11.08. Article and Section Headings.

      The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      Section 11.09. Notice to Rating Agencies and the NIMS Insurer.


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

      The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the NIMS Insurer referred to below with respect to each of the following of which it has actual knowledge:

      1. Any material change or amendment to this Agreement;

      2. The occurrence of any Event of Default that has not been cured;

      3. The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee;

      4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

      5. The final payment to Certificateholders; and

      6. Any change in the location of the Custodial Account or the Certificate Account.

      In addition, the Trustee shall promptly furnish to the Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in
Section 4.02; and the Master Servicer shall promptly furnish to the Rating Agency and the NIMS Insurer copies of each annual independent public accountants' servicing report received as described in Section 3.20.

      Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department and (ii) in the case of Moody's, Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

      Section 11.10. Third Party Rights.

      The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement. The Seller shall be deemed a third-party beneficiary of Section 3.25 this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of such Section. The Servicer shall be deemed a third-party beneficiary of Section
3.25 of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of such Section.

      IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                      HOMESTAR MORTGAGE ACCEPTANCE CORP.,
                                      Company

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      WELLS FARGO BANK, N.A.,
                                      Master Servicer

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      HSBC BANK USA,
                                      Trustee

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      WELLS FARGO BANK, N.A.,
                                      Securities Administrator

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

STATE OF NEW JERSEY      )
                         ) ss.:
COUNTY OF BERGEN         )

      On the 11th day of May, 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be the _____________ of Homestar Mortgage Acceptance Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


------------------------------
       Notary Public

[Notarial Seal]

STATE OF MARYLAND          )
                           ) ss.:
COUNTY OF HOWARD           )

      On the 11th day of May, 2004, before me, a notary public in and for said State, personally appeared ___________, known to me to be a _____________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


------------------------------
        Notary Public

[Notarial Seal]

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

      On the 11th day of May, 2004, before me, a notary public in and for said State, personally appeared Richard Wu, known to me to be a Vice President of HSBC Bank USA, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


------------------------------
       Notary Public

[Notarial Seal]

STATE OF MARYLAND         )
                          ) ss.:
COUNTY OF HOWARD          )

      On the 11th day of May, 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


------------------------------
        Notary Public

[Notarial Seal]

                                    EXHIBIT A

                         FORM OF CLASS AV-_ CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE TRUSTEE SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE TRUSTEE SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

Certificate No. 1                         Adjustable Pass-Through Rate
Class AV-_

Date of Pooling and Servicing             Percentage Interest: 100%
Agreement and Cut-off Date:
May 1, 2004

First Distribution Date:                  Aggregate Initial Certificate Principal Balance
June 25, 2004                             of the Class AV-_ Certificates:
                                          $_______________

Master Servicer:                          Initial Certificate Principal
Wells Fargo Bank, National Association    Balance of this Certificate:
                                          $_______________

Assumed Final                             CUSIP:__________
Distribution Date:
[____________], 2034

                      ASSET-BACKED PASS-THROUGH CERTIFICATE
                                  SERIES 2004-2

      evidencing a percentage interest in the distributions allocable to the Class AV- ___ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable and fixed-rate first lien mortgage loans formed and sold by HOMESTAR MORTGAGE ACCEPTANCE CORP.

      This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Homestar Mortgage Acceptance Corp., the Master Servicer, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Homestar Mortgage Acceptance Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class AV- ___ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the "Mortgage Loans"), sold by Homestar Mortgage Acceptance Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The

Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, the Securities Administrator and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class AV- ___ Certificates on such Distribution Date.

            Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator and the Trustee at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Any transferee shall be deemed to have made the representation set forth in Section 5.02(c) of the Agreement.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Servicer or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer) or the Master Servicer from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Servicer, or, if the Servicer does not exercise this right, the NIMS Insurer, or the Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on or after the first Distribution Date on which the aggregate unpaid balance of the Mortgage Loans is less than or equal to ten percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Servicer or the NIMS Insurer, or on or after the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than or equal to five percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Master Servicer.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2004                      WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         as Securities Administrator


                                         By:
                                             -----------------------------------
                                         Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class AV-____ Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         as Securities Administrator


                                         By:
                                            ------------------------------------
                                         Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______________________________
________________________________________________________________________________



Dated:
              ------------------------------------------------------------------
                           Signature by or on behalf of assignor


                                               ---------------------------------
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________for the account of __________________ account number _______________, or, if mailed by check, to ________________________. Applicable statements should be mailed to____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________, as its agent.

                                   EXHIBIT B-1
                           FORM OF CLASS M CERTIFICATE

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, [THE CLASS M-1 CERTIFICATES] [AND THE CLASS M-2 CERTIFICATES][AND THE CLASS M-3 CERTIFICATES] [AND THE CLASS M-4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

      THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE TRUSTEE SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE TRUSTEE SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

      ANY TRANSFEREE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT.


                                      B-1-1

Certificate No.______                       Adjustable Pass-Through Rate

Class [M-__][Mezzanine]                     Aggregate Initial Certificate Principal
                                            Balance of the Class
                                            [M-__] Certificates:
                                            $_____________

Date of Pooling and Servicing               Initial Certificate Principal Balance of this
Agreement and Cut-off Date:                 Certificate:
May 1, 2004                                 $__________________

First Distribution Date:                    CUSIP:______________
June 25, 2004

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:

_____________

                      ASSET-BACKED PASS-THROUGH CERTIFICATE
                                  SERIES 2004-2

      evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family adjustable and fixed-rate first lien mortgage loans formed and sold by HOMESTAR MORTGAGE ACCEPTANCE CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the "Mortgage Loans"), sold by Homestar Mortgage Acceptance Corp. (hereinafter called the


                                      B-1-2

"Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, the Securities Administrator and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

            Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator and the Trustee at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Any transferee shall be deemed to have made the representation set forth in Section 5.02(c) of the Agreement.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.


                                      B-1-3

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.


                                      B-1-4

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Servicer or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer) or the Master Servicer from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Servicer, or, if the Servicer does not exercise this right, the NIMS Insurer, or the Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on or after the first Distribution Date on which the aggregate unpaid balance of the Mortgage Loans is less than or equal to ten percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Servicer or the NIMS Insurer, or on or after the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than or equal to five percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Master Servicer.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-1-5

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2004                    WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION,
                                       as Securities Administrator


                                       By:
                                           -------------------------------------
                                       Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class M-_ Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION,
                                       as Securities Administrator


                                       By:
                                           -------------------------------------
                                       Authorized Signatory


                                      B-1-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________



Dated:
            --------------------------------------------------------------
            Signature by or on behalf of assignor


                                       -----------------------------------------
                                       Signature Guaranteed


                                      B-1-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________for the account of __________________ account number _______________, or, if mailed by check, to ________________________. Applicable statements should be mailed to____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________, as its agent.


                                      B-1-8

                                   EXHIBIT B-2
                          FORM OF CLASS C CERTIFICATES

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS AV-_, AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                      B-2-1

Certificate No. 1

Class C                                      Aggregate Initial Notional Amount of the
                                             Class C Certificates:
                                             $_________________

Date of Pooling and Servicing                Initial Notional Amount
Agreement and Cut-off Date:                  of this Certificate ("Denomination"):
May 1, 2004                                  $______________

First Distribution Date:                     Initial Certificate Principal Balance of
June 25, 2004                                this Certificate ("Denomination"):
                                             $______________

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
__________

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-2

      evidencing percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four- family adjustable and fixed-rate first lien mortgage loans formed and sold by HOMESTAR MORTGAGE ACCEPTANCE CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Original Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the "Mortgage Loans"), sold by Homestar Mortgage Acceptance Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement


                                      B-2-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, the Securities Administrator and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class C Certificates on such Distribution Date.

            Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator and the Trustee at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.


                                      B-2-3

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the act, there shall be delivered to the Trustee and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Company; or there shall be delivered to the Trustee and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      B-2-4

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Servicer or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer) or the Master Servicer from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Servicer, or, if the Servicer does not exercise this right, the NIMS Insurer, or the Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on or after the first Distribution Date on which the aggregate unpaid balance of the Mortgage Loans is less than or equal to ten percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Servicer or the NIMS Insurer, or on or after the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than or equal to five percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Master Servicer.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-2-5

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2004                        WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory


                                      B-2-6

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________


Dated:
                  --------------------------------------------------------------
                  Signature by or on behalf of assignor


                                  ----------------------------------------------
                                  Signature Guaranteed


                                      B-2-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______ for the account of , account number
__________________, or, if mailed by check, to __________________. Applicable statements should be mailed to __________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      B-2-8

                                   EXHIBIT B-3
                           FORM OF CLASS P CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                      B-3-1

Certificate No. 1

Class P                                    Aggregate Initial Certificate Principal
                                           Balance of the Class P Certificates:
                                           $100.00

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement and Cut-off Date:                of this Certificate ("Denomination"):
May 1, 2004                                $100.00

First Distribution Date:                   Percentage Interest of this Certificate:
June 25, 2004                              100.00%

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
_______________

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-2

      evidencing a percentage interest in any distributions allocable to the Class P Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family adjustable and fixed-rate first lien mortgage loans formed and sold by HOMESTAR MORTGAGE ACCEPTANCE CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the "Mortgage Loans"), sold by Homestar Mortgage Acceptance Corp. (hereinafter called the "Company," which term includes any successor entity under


                                      B-3-2
the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, the Securities Administrator and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class P Certificates on such Distribution Date.

            Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator and the Trustee at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal. This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including


                                      B-3-3
without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Company; or there shall be delivered to the Trustee and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and


                                      B-3-4
thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Servicer or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer) or the Master Servicer from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Servicer, or, if the Servicer does not exercise this right, the NIMS Insurer, or the Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on or after the first Distribution Date on which the aggregate unpaid balance of the Mortgage Loans is less than or equal to ten percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Servicer or the NIMS Insurer, or on or after the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than or equal to five percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Master Servicer.


                                      B-3-5

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-3-6

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2004                        WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                               as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory


                                      B-3-7

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________
________________________________________________________________________________

Dated:________________


                                      -----------------------------------------
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of ____________________________________________________________,
account number __________________, or, if mailed by check, to __________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      B-3-9

                                   EXHIBIT B-4
                           FORM OF CLASS R CERTIFICATE

      THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(C) OF THE AGREEMENT OR AN OPINION OF COUNSEL AS PROVIDED IN SECTION 5.02(C) THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

      THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE


                                      B-4-1

SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE, EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                      B-4-2

Certificate No. 1

Class R Senior

Date of Pooling and, Servicing
Agreement and Cut-off Date:
May 1, 2004                                Percentage Interest: 100%

First Distribution Date:
June 25, 2004

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
________________

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-2

      evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable and fixed-rate first lien mortgage loans formed and sold by HOMESTAR MORTGAGE ACCEPTANCE CORP.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of Homestar Mortgage Acceptance Corp., the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.


                                      B-4-3

            This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the "Mortgage Loans"), sold by Homestar Mortgage Acceptance Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, the Securities Administrator and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class R Certificates on such Distribution Date.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota.

            In connection with any transfer of this Certificate, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with


                                      B-4-4
respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other


                                      B-4-5
written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Servicer or its designee (or if the Servicer fails to exercise such option, the NIMS Insurer) or the Master Servicer from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Servicer, or, if the Servicer does not exercise this right, the NIMS Insurer, or the Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on or after the first Distribution Date on which the aggregate unpaid balance of the Mortgage Loans is less than or equal to ten percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Servicer or the NIMS Insurer, or on or after the first Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than or equal to five percent of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date with respect to a purchase by the Master Servicer.


                                      B-4-6

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-4-7

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May __, 2004                        WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                           as Securities Administrator


                                           By:
                                               ---------------------------------
                                           Authorized Signatory


                                      B-4-8

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

Dated:________________


                                         -------------------------------------
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of______________________________________________________________
_____________________________________________________________, account number
________________, or, if mailed by check, to ___________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

      This information is provided by __________________________________________
the assignee named above, or ___________________________________________________
as its agent.

                                    EXHIBIT C

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                    May __, 2004

HSBC Bank USA                              Homestar Mortgage Acceptance Corp.
452 Fifth Avenue                           W. 115 Century Road
New York, New York 10018                   Paramus, New Jersey 07652

      Attention: Homestar Mortgage Acceptance Corp.,
      HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

      Re: Custodial Agreement, dated as of May 11, 2004, by and among HSBC Bank USA, Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, National Association relating to HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, dated as of May 11, 2004 among Homestar Mortgage Acceptance Corp., HSBC Bank USA, and Wells Fargo Bank, National Association, the undersigned, as custodian (the "Custodian"), hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File, and has determined that: (1) all documents required to be included in the Mortgage File are in its possession and (2) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Custodial and Pooling and Servicing Agreements. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Custodian


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT D

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                   _______, 20__

HSBC Bank USA                              Homestar Mortgage Acceptance Corp.
452 Fifth Avenue                           W. 115 Century Road
New York, New York 10018                   Paramus, New Jersey 07652

      Attention: Homestar Mortgage Acceptance Corp.,
      HMAC Mortgage Trust 2004-2, Mortgage Pass-Through Certificates, Series 2004-2

      Re: Custodial Agreement, dated as of May 11, 2004, by and among HSBC Bank USA, Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, National Association relating to HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each Mortgage Loan:

            (i) the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed "Pay to the order of HSBC Bank USA without recourse", via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by "[name of last endorsee], successor by merger to [name of the predecessor]." If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], formerly known as [previous name].";

            (ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM loan or if the Mortgage Loan was not a MOM loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (iii) the original Assignment of Mortgage in blank, in form and substance acceptable for recordation in the jurisdiction in which the related mortgage property is located and signed in the name of the Last Endorsee by an authorized officer; unless the Mortgage Loan is registered on the MERS system;

            (iv) The original intervening Assignments, if any and if available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System); provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (v) The originals of each assumption, modification or substitution agreement, if any and if available, relating to the Mortgage Loan; and

            (vi) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Custodian


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                    EXHIBIT E

                            FORM OF REMITTANCE REPORT

                             (Provided Upon Request)

                                    EXHIBIT F

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   HSBC Bank USA
      452 Fifth Avenue
      New York, New York 10018

      Re: Pooling and Servicing Agreement, dated as of May 1, 2004, by and among HSBC Bank USA, Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, National Association relating to HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

      In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____       1.    Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____       2.    Foreclosure

_____       3.    Substitution

_____       4.    Other Liquidation

_____       5.    Nonliquidation                 Reason: _______________________

_____       6.    California Mortgage Loan paid in full


                                           By:
                                               ---------------------------------
                                                     (authorized signer)

                                           Issuer:
                                                   -----------------------------
                                           Address:
                                                    ----------------------------
                                           Date:
                                                 -------------------------------

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER

                                ___________,200__

Homestar Mortgage Acceptance Corp.
W. 115 Century Road
Paramus, New Jersey 07652

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Homestar Mortgage Acceptance Corp. Series 2004-2

      Re:   Homestar Mortgage Acceptance Corp.
            Asset-Backed Pass-Through Certificates Series 2004-2, Class [___]

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ______________ (the "Seller") $_________ Initial Certificate Principal Balance of Asset-Backed Pass-Through Certificates, Series 2004-2, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2004 among Homestar Mortgage Acceptance Corp., as company (the "Company"), Wells Fargo Bank, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any


                                      G-1-1
            distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated
            institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an
            opportunity to review a copy of the Pooling and Servicing Agreement and such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser.

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           -------------------------------------
                                           (Purchaser)


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                      G-1-2

                                   EXHIBIT G-2

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                              ______________,200___

Homestar Mortgage Acceptance Corp.
W. 115 Century Road
Paramus, New Jersey 07652

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Homestar Mortgage Acceptance Corp. Series 2004-2

      Re:   Homestar Mortgage Acceptance Corp.
            Asset-Backed Pass-Through Certificates, Series 2004-2, Class

Ladies and Gentlemen:

      In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Asset-Backed Pass-Through Certificates, Series 2004-2, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2004 among Homestar Mortgage Acceptance Corp., as company (the "Company"), Wells Fargo Bank, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

      Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the


                                      G-2-1
disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Seller)


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                      G-2-2

                                   EXHIBIT G-3

                   FORM OF RULE 144A INVESTMENT REPRESENTATION

            Description of Rule 144A Securities, including numbers:

                       Homestar Mortgage Acceptance Corp.
                     Asset-Backed Pass-Through Certificates
                       Series 2004-2, Class ____, No. ____

            The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

            1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

            2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.


                                      G-3-1

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has
            offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144 under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144 Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

            3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Company that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer has provided the Trustee with the opinion letter required by section 5.02(c) of the Pooling and Servicing Agreement.

            4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.


                                      G-3-2

            IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


-----------------------------------         ------------------------------------
     Print Name of Transferor                        Print Name of Buyer


By:                                        By:
    --------------------------------           --------------------------------
Name:                                      Name:
Title:                                     Title:

Taxpayer Identification:                   Taxpayer Identification:

No.                                        No.
    --------------------------------           ---------------------------------

Date:                                      Date:
      ------------------------------             -------------------------------


                                      G-3-3

                             ANNEX 1 TO EXHIBIT G-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
      Section 501(c)(3) of the Internal Revenue Code.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      G-3-4

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in


                                      G-3-5
accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___      ___               Will the Buyer be purchasing the Rule 144A
Yes      No                Securities only for the Buyer's own account?

      6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

      7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                           -------------------------------------
                                           Print Name of Buyer


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                           Date:
                                                 -------------------------------


                                      G-3-6

                             ANNEX 2 TO EXHIBIT G-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.


                                      G-3-7

            5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                           ------------------------------------
                                           Print Name of Buyer

                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           IF AN ADVISER:

                                           ------------------------------------
                                           Print Name of Buyer

                                           Date:
                                                 ------------------------------


                                      G-3-8

                                   EXHIBIT G-4

                         FORM OF TRANSFEROR CERTIFICATE

                              ______________, 200__

Homestar Mortgage Acceptance Corp.
W. 115 Century Road
Paramus, New Jersey 07652

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Homestar Mortgage Acceptance Corp. Series 2004-2

            Re:   Homestar Mortgage Acceptance Corp.
                  Asset-Backed Pass-Through Certificates
                  Series 2004-2, Class R

Ladies and Gentlemen:

            This letter is delivered to you in connection with the sale by ________________________ (the "Seller") to _____________________________________
(the "Purchaser") of a ____% Percentage Interest in the Asset-Backed Pass-Through Certificates, Series 2004-2, Class R Certificates (the "Certificates"), issued pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of May 1, 2004, among Homestar Mortgage Acceptance Corp., as company (the "Company"), Wells Fargo Bank, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

            2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit E-5. The Seller does not know or believe that any representation contained therein is false.


                                      G-4-1

            3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

            4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

                                           Very truly yours,


                                           -------------------------------------
                                           (Seller)


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                      G-4-2

                                   EXHIBIT G-5

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                  )
                 :ss.:
COUNTY OF                 )

      ___________________, being first duly sworn, deposes, represents and warrants:

      1. That he/she is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], (the "Owner"), (record or beneficial owner of the Class R Certificates (the "Class R Certificates") on behalf of which he/she makes this affidavit and agreement). This Class R Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of May 1, 2004 among Homestar Mortgage Acceptance Corp., as company, Wells Fargo Bank, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, as trustee (the "Trustee").

      2. That the Owner (i) is not and will not be a "disqualified organization" as of _____________ [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

      3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not


                                      G-5-1
a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

      5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

      6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

      7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

      8. The Owner's Taxpayer Identification Number is _____________________.

      9. This affidavit and agreement relates only to the Class R Certificates held by the owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

      10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

      11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this


                                      G-5-2
regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

      12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

      13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, provided that with respect to any partnership or other entity treated as a partnership for United States federal income tax purposes, all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

      14. (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
(ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

            (b) The Owner will provide the Trustee with an opinion of counsel, as specified in Section 5.02(c) of the Pooling and Servicing Agreement, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company, the Securities Administrator or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

      In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator and the Master Servicer that the Owner will not


                                      G-5-3
transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

      Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.


                                      G-5-4

      IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of _____________, _____.

                                                [NAME OF OWNER]


                                           By:
                                              ----------------------------------
                                                [Name of Officer]
                                                [Title of Officer]

[Corporate Seal]

ATTEST:


-----------------------------
[Assistant] Secretary

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that such person executed the same as such person's free act and deed and the free act and deed of the Owner.

      Subscribed and sworn before me this ____ day of ___________, 200__.



                                           -------------------------------------
                                                    NOTARY PUBLIC

                                           COUNTY OF____________________________
                                           STATE OF_____________________________
                                           My Commission expires the ____ day of
                                           __________, 200__.


                                      G-5-5

                                    EXHIBIT H

                             MORTGAGE LOAN SCHEDULE
                                (Filed Manually)

(In accordance with Rule 202 of Regulation S-T, this Mortgage Loan Schedule, is being filed in paper pursuant to a continuing hardship exemption.)

                                    EXHIBIT I

                                   [RESERVED]

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                          FORM OF ASSIGNMENT AGREEMENT

      This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of May __, 2004 (the "Closing Date"), among Homestar Mortgage Acceptance Corp. (the "Assignor"), HSBC Bank USA, as trustee for the holders of Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2 (the "Assignee") and Home Star Mortgage Services, LLC (the "Company").

      Whereas, Wells Fargo Bank, N.A. (the "Master Servicer") and the Company entered into that certain Servicing Agreement, dated as of March 5, 2004 (the "Cenlar Servicing Agreement"), pursuant to which the Company agreed to service certain mortgage loans (the "Cenlar Mortgage Loans") for the benefit of the Assignee; and

      Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of March 5, 2004 (the "Option One Servicing Agreement", together with the Cenlar Servicing Agreement, the "Servicing Agreements"), pursuant to which the Company agreed to service certain other mortgage loans (the "Option One Mortgage Loans", together with the Cenlar Mortgage Loans, the "Mortgage Loans") on behalf of the Assignor.

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreements or the Pooling and Servicing Agreement (as defined below).

                            Assignment and Assumption

      1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under the Assigned Loans, and as they relate to the Assigned Loans, the Servicing Agreements. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Servicing Agreements with respect to any other mortgage loan other than the Assigned Loans. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreements or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

            Assignor acknowledges and agrees that upon execution of this Agreement, with respect to the Assigned Loans, all representations, warranties and covenants by the Company under the Servicing Agreements shall accrue to Assignee by virtue of this Agreement.

                    Representations, Warranties and Covenants

      2. Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

      a. Attached hereto as Attachment 2 are true and correct copies of the Servicing Agreements, which Servicing Agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

      b. Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreements they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Servicing Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

      c. There are no offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreements;

      d. Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

      e. Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

      f. Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      g. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

      h. There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

      3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

      a. Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2;

      b. Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the parties hereto, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      c. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

      d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

      e. Assignee assumes for the benefit of each of Assignor and Company all of Assignor's rights under the Servicing Agreements but solely with respect to the Assigned Loans.

      4. Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

      a. Attached hereto as Attachment 2 are true and accurate copies of the Servicing Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

      b. Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreements;

      c. Company has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      d. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

      e. Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreements in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreements in favor of Assignor;

      f. Pursuant to Section 6.01 of the Cenlar Servicing Agreement, the Company hereby restates the representations and warranties set forth in Section
      6.01 of the Cenlar Servicing Agreement with respect to the Company; and

      g. Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

      5. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                             Recognition of Assignee

      6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreements but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Servicing Agreements which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee and the NIMs Insurer.

                                  Miscellaneous

      7. All demands, notices and communications related to the Assigned Loans, the Servicing Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

      a.    In the case of Company,
            Home Star Mortgage Services, LLC
            W. 115 Century Road
            Paramus, New Jersey 07652

      b.    In the case of Assignor,
            Homestar Mortgage Acceptance Corp.
            W. 115 Century Road
            Paramus, New Jersey 07652

      c.    In the case of Assignee,
            HSBC Bank USA
            as Trustee
            452 Fifth Avenue
            New York, New York 10018
            Attention: HMAC 2004-2
            Telecopier No.:

      8. The Company hereby acknowledges that Wells Fargo Bank, N.A. (the "Master Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2004, among the Assignor, the Assignee and the Master Servicer, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Servicing Agreements. Each reference to the Owner in the Option One Servicing Agreement shall be a reference to the Assignee. Such right will include, without limitation, the right to terminate the Company under the Servicing Agreements upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the

Company under the Servicing Agreements, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreements, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Servicing Agreements, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            HMAC Trust 2004-2
            Wells Fargo Bank, National Association
            ABA# 121000248
            SAS Clearing
            Account # 3970771416
            For Further Credit to: HMAC 2004-2, Account # 18150300

and the Company shall deliver all reports required to be delivered under the Servicing Agreements, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 7 herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045.
            Attention: HMAC 2004-2

      9. THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      10. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

      12. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreements to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreements.

      13. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14. In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

      15. The NIMs Insurer shall be a third party beneficiary of this AAR Agreement and shall be entitled to enforce the provisions hereof as if it were a party hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.

HOMESTAR MORTGAGE ACCEPTANCE CORP.,
the Assignor

By:
Its:

HSBC BANK USA, as trustee for the holders of Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2, the Assignee

By:
Its:

HOME STAR MORTGAGE SERVICES, LLC,
the Company

By:
Its:

Acknowledged and Agreed:
WELLS FARGO BANK, N.A.

By:
Its:

                                  Attachment I

                                 Assigned Loans

                                  Attachment II

                              Servicing Agreements

                                   EXHIBIT L-1

            FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER
                                 WITH FORM 10-K

            Re:   Homestar Mortgage Acceptance Corp.,
                  Mortgage Pass-Through Certificates, Series 2004-2

            I, [Identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Homestar Mortgage Acceptance Corp.;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [the Trustee and Sub-Servicers]

Date:
     -------------------


------------------------
[Signature]
[Title]
[Company]

                                   EXHIBIT L-2

                            FORM CERTIFICATION TO BE
                   PROVIDED TO MASTER SERVICER BY THE TRUSTEE

            Re:   Homestar Mortgage Acceptance Corp.,
                  Mortgage Pass-Through Certificates, Series 2004-2

            I, [Identify the certifying individual], a [______________] of HSBC Bank USA, as Trustee, hereby certify to Wells Fargo Bank, National Association and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [__], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Issuer relating to the above-referenced trust;

            2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

            3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Agreement is included in these distribution reports.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2004 (the "Agreement"), among Homestar Mortgage Acceptance Corp., as Company, Wells Fargo Bank, National Association, (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, as Trustee.

                                                HSBC BANK USA, as Trustee


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:
                                                Date:

                                   EXHIBIT L-3

                            FORM CERTIFICATION TO BE
                   PROVIDED TO MASTER SERVICER BY THE TRUSTEE

            Re:   Homestar Mortgage Acceptance Corp.,
                  Mortgage Pass-Through Certificates, Series 2004-2

            I, [Identify the certifying individual], a [_________________] of HSBC Bank USA, as Trustee, hereby certify to Wells Fargo Bank, National Association and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, the distribution information required to be provided by the Trustee under the Agreement is included in these distribution reports.

      Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2004 (the "Agreement"), among Homestar Mortgage Acceptance Corp., as Company, Wells Fargo Bank, National Association, (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, as Trustee.

                                                HSBC BANK USA, as Trustee


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:
                                                Date:

                                   EXHIBIT M-1

                       SERVICING AGREEMENT FOR ALT-A LOANS

      THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 5th day of March, 2004, by and among HOME STAR MORTGAGE SERVICES, LLC, a Delaware corporation ("Home Star"), in its capacity as seller (the "Seller"), Home Star, in its capacity as servicer (the "Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), recites and provides as follows:

                                    RECITALS

      WHEREAS, Home Star owns and services certain residential Mortgage Loans (the "Mortgage Loans");

      WHEREAS, CENLAR FSB, a federal savings bank (the "Sub-Servicer") sub-services certain of the Mortgage Loans for Home Star pursuant to that certain [Sub-Servicing Agreement, dated as of May 1, 2004], by and between Home Star and the Sub-Servicer, (the "Superseded Sub-Servicing Agreement");

      WHEREAS, Home Star, as Seller, from time to time may convey certain of the Mortgage Loans, on a servicing-retained basis, to one or more Trusts, as defined herein, under one or more Trust Agreements, as defined herein, in connection with a Pass-Through Transfer, as defined herein, with Wells Fargo Bank, National Association as the Master Servicer;

      WHEREAS, upon the Effective Date, as defined herein, of any such Pass-Through Transfer, the Mortgage Loans shall become Securitized Loans, as defined herein;

      WHEREAS, in connection with any such Pass-Through Transfer, the Seller and the Master Servicer desire that the Servicer service any Securitized Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as provided herein;

      WHEREAS, the Master Servicer shall be obligated under each Trust Agreement, among other things, to supervise the servicing of the Securitized Loans subject to the Trust Agreement on behalf of the related Trust, and shall have the right to terminate the rights and obligations of the Servicer under this Agreement or under the Agreement relating to specified Securitized Loans upon the occurrence and continuance of an Event of Default as provided herein;

      WHEREAS, the Seller, the Servicer and the Master Servicer intend that the NIMs Insurer and each Trustee be a third party beneficiary of this Agreement;


                                      M-1-1

      WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder with regard to specified Securitized Loans (exclusive of the Seller's rights and obligations as owner of the servicing rights relating to such Securitized Loans) to the related Trust or Trustee, and that each reference herein to the Seller with regard to specified Securitized Loans is intended, unless otherwise specified, to mean the Seller or such Trust or Trustee, as assignee of the specified Securitized Loans;

      WHEREAS, this Agreement shall supersede the Superseded Sub-Servicing Agreement in its entirety with respect to any Securitized Loans;

      WHEREAS, the parties hereto mutually acknowledge and agree that, pursuant to Section 7.04 of this Agreement, the Sub-Servicer will contemporaneously herewith enter into a Sub-Servicing Acknowledgment Agreement (the "Sub-Servicing Agreement") of even date herewith, pursuant to which the Sub-Servicer will sub-service the Securitized Loans on behalf of the Servicer in accordance with the terms of this Agreement and will have the benefit of certain rights of the Servicer under this Agreement, other than those under Section 7.04 hereof.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer, the Seller and the Servicer hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      The following terms are defined as follows (except as otherwise agreed in writing by the parties):

      Accepted Servicing Practices: With respect to any Securitized Loan, those mortgage servicing practices that prudent mortgage lending institutions would employ in servicing their own portfolio of mortgage loans of the same type as the Securitized Loans in the jurisdiction where the related Mortgaged Property is located, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans.

      Adjustable Rate Securitized Loan: A Securitized Loan under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the related Mortgage Note.

      Adverse REMIC Event: Taking (or causing to be taken) any action, or failure to take (or failure to cause to be taken) any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited


                                      M-1-2
transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth on Section 860G(d) of the Code).

      Advancing Person: As defined in Section 4.03 hereof.

      Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

      Ancillary Income: All income derived from the Securitized Loans (other than the (i) Servicing Fee or (ii) Prepayment Charges or Servicer Prepayment Charge Payment Amounts attributable to the Securitized Loans), including but not limited to late charges, penalty interest, any interest paid on funds deposited in the Custodial Account and Escrow Account (other than interest on escrowed funds required by law to be paid to the Mortgagor), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, modification fees, optional insurance administrative fees and all other incidental fees and charges.

      Assignment of Mortgage: An assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of such Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Securitized Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

      Balloon Securitized Loan: Any Securitized Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date and which has a final scheduled payment that is proportionately large in comparison to other scheduled payments.

      Balloon Payment: The final scheduled payment in respect of a Balloon Securitized Loan.

      Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in the States of New York, Maryland, Minnesota and, with respect to any Trust, the jurisdiction in which the related Trustee conducts its trust business, are authorized or obligated by law or executive order to be closed.

      Certificates: Any or all of the certificates or other securities issued pursuant to a Trust Agreement.

      Certificate Registrar: The registrar appointed pursuant to the Trust Agreement.

      Closing Date: The actual date of closing of any Pass-Through Transfer, without regard to the Effective Date thereof.


                                      M-1-3

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

      Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Securitized Loan documents.

      Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Securitized Loan that is neither FHA insured nor VA guaranteed.

      Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

      Credit Risk Manager: With respect to Securitized Loans covered by a Trust Agreement, any credit risk manager or loss mitigation advisor under such Trust Agreement.

      Custodial Account: The account created and maintained by the Servicer pursuant to Section 3.03.

      Custodial Agreement: With respect to Securitized Loans covered by a Trust Agreement, the custodial agreement relating to custody of such Securitized Loans between a Custodian and the related Trustee, as acknowledged by the Servicer, dated as of the related Effective Date.

      Custodian: A custodian of Securitized Loans under any Custodial Agreement.

      Delinquent: For reporting purposes, a Securitized Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Securitized Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

      Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the immediately preceding Business Day.


                                      M-1-4

      Depositor: With respect to Securitized Loans covered by a Trust Agreement , the Person to which the Seller transfers Mortgage Loans, or any successor in interest to such Person, which Person in turn transfers such Mortgage Loans to a Trustee in a Pass-Through Transfer.

      Distressed Securitized Loan: As of any Effective Date, any related Securitized Loan that was Delinquent in payment for a period of 90 days or more as of the first calendar day of the month in which such Effective Date occurs, without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer has accepted a deed in lieu of foreclosure. No Securitized Loan shall be considered delinquent for the purpose of this definition by virtue of the related Mortgagor having made payment to the prior servicer.

      Due Date: The day of the calendar month on which the Monthly Payment is due on a Securitized Loan, exclusive of any days of grace. With respect to the Securitized Loans for which payment from the Mortgagor is due on a day other than the first day of the calendar month, such Securitized Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

      Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

      Effective Date: The effective date of any Pass-Through Transfer as set forth in the Transfer Notice.

      Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, including Federal Housing Administration debentures, but excluding any of such securities whose terms do not provide for a payment of a fixed dollar amount upon maturity or call for redemption ("Direct Obligations") and Freddie Mac senior debt obligations;

            (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, a Trustee, the Master Servicer or any agent of a Trustee or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository


                                      M-1-5
institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each related Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

            (iii) repurchase agreements collateralized by direct obligations of, or securities guaranteed by, Ginnie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each related Rating Agency in its highest short-term rating category;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each related Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each related Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Custodial Account to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each related Rating Agency in its highest short-term rating category;

            (vi) a Qualified GIC (as defined in the Trust Agreement);

            (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

            (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment, rated in the highest rating category by each related Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which a Trustee, the Master Servicer or any affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the related Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered,
(y) a Trustee, the Master Servicer or any affiliate thereof charges and


                                      M-1-6
collects fees and expenses for services rendered pursuant to this Agreement or a Trust Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

      Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the Master Servicing Guide.

      Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

      Escrow Payments: With respect to any Securitized Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

      Event of Default: Any of the events which may result in a termination for cause set forth in Section 8.01.

      Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      FHA: The Federal Housing Administration, an agency within HUD or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulation.

      Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the Master Servicing Guide.

      Fixed Rate Securitized Loan: Any Securitized Loan as to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Securitized Loan.

      Final Recovery Determination: With respect to any defaulted Securitized Loan or any REO Property (other than any Securitized Loan or REO Property repurchased from the Trust), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other


                                      M-1-7
payments or recoveries which the Servicer, in its reasonable good faith judgment, expect to be finally recoverable in respect thereof have been so recovered.

      Fitch: Fitch, Inc., or any successor in interest.

      Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

      Ginnie Mae: The Government National Mortgage Association, or any successor thereto.

      Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar provided for in the related Trust Agreement.

      Home Star: As defined in the first paragraph of this Agreement.

      Homestar Mortgage Securities Trusts: One or more trusts to be formed by a Trust Agreement as part of a Pass-Through Transfer, pursuant to each of which a numbered series of Certificates will be issued.

      HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.

      Insurance Proceeds: With respect to each Securitized Loan, proceeds of insurance policies insuring the Securitized Loan or the related Mortgaged Property, including, but not limited to, proceeds from any PMI Policy, to the extent any such proceeds are not to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

      Issuer: The issuer of any Certificates pursuant to the Trust Agreement.

      LIBOR: The three-month London InterBank Offered Rate as published in the Wall Street Journal on the first Business Day of the month of any Remittance Date.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Securitized Loan, whether through the sale or assignment of such Securitized Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Securitized Loan.

      Master Servicer: With respect to each Trust Agreement, Wells Fargo Bank, National Association, or any successor in interest, or if any successor Master Servicer shall be appointed as provided in such Trust Agreement, then such successor Master Servicer.


                                      M-1-8

      Master Servicing Guide: The Wells Fargo Bank, N.A. Master Servicing Guide, original dated January, 1997, as amended July, 2001, and all amendments or additions thereto, including as amended hereby.

      MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

      MERS Eligible Securitized Loan: Any Securitized Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

      MERS Securitized Loan: Any Securitized Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

      Monthly Advance: With respect to each Remittance Date and each Securitized Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Securitized Loan Remittance Rate) that was due on the Securitized Loan, and that was Delinquent at the close of business on the first day of the month in which such Remittance Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries (including Liquidation Proceeds and Insurance Proceeds) in respect of such Securitized Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Securitized Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

      Monthly Payment: The scheduled monthly payment of principal and interest on a Securitized Loan.

      Moody's: Moody's Investors Service, Inc. or any successor in interest.

      Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on a fee simple estate in real property securing the Mortgage Note.

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note net of any Relief Act Reduction.

      Mortgage Note: The original, executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.


                                      M-1-9

      Mortgagor: The obligor on a Mortgage Note.

      Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses and advances incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

      Non-MERS Eligible Securitized Loan: Any Securitized Loan other than a MERS Eligible Securitized Loan.

      Non-MERS Securitized Loan: Any Securitized Loan other than a MERS Securitized Loan.

      Officer's Certificate: A certificate signed by the Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Master Servicer or the Seller, as applicable.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the related Trustee, the Master Servicer, and the Seller, provided that any Opinion of Counsel relating to qualification of the Securitized Loans in a REMIC or compliance with the REMIC Provisions must be an opinion of counsel acceptable to the related Trustee, the Master Servicer, and the Seller, who (i) is in fact independent of the Seller and the Servicer, (ii) does not have any material direct or indirect financial interest in either the Seller or the Servicer or any affiliate of any such entity and (iii) is not connected with either the Seller or the Servicer as an officer, employee, director or person performing similar functions.

      Pass-Through Transfer: The sale or transfer by Home Star of some or all of the Securitized Loans to a Depositor for transfer to a Trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction or similar transaction, in each case in which Home Star is retained as a Servicer thereunder, with Wells Fargo Bank, National Association as the Master Servicer.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      PMI Insurer: Any Qualified Insurer issuing a PMI Policy with respect to a Securitized Loan.


                                     M-1-10

      PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement and the Trust Agreement with respect to certain Securitized Loans.

      Prepayment Charge: With respect to any Securitized Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Securitized Loan during the immediately preceding Prepayment Period in accordance with the terms thereof (but excluding any Servicer Prepayment Charge Payment Amount).

      Prepayment Charge Schedule: A data field in the schedule of Securitized Loans to be attached to the Transfer Notice, the form of which is attached hereto as Exhibit A, which sets forth the amount of the Prepayment Charge and the term during which the Prepayment Charge is imposed with respect to a Securitized Loan.

      Prepayment Interest Shortfall Amount: With respect to any Securitized Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Securitized Loan prior to such Securitized Loan's Due Date in such Due Period, the amount of interest that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Securitized Loan and ending on the day immediately preceding such Due Date, inclusive.

      Prepayment Period: With respect to each Remittance Date and any full or partial Principal Prepayments, the calendar month immediately preceding the month in which the related Remittance Date occurs.

      Principal Prepayment: Any payment by a Mortgagor of principal (other than a Balloon Payment) or other recovery of principal on a Securitized Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Securitized Loan in accordance with the terms of the Mortgage Note.

      Qualified Depository: With respect to each Pass-Through Transfer, any of
(i) a depository the accounts of which are insured by the FDIC (to the limits established by such corporation) and the debt obligations of which are rated P-1 (or its equivalent) or better by each Rating Agency rating the related Certificates; or (ii) the corporate trust department of any bank the debt obligations of which are rated A-2 (or its equivalent) or better by each such Rating Agency.

      Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Freddie Mac and Fannie Mae.


                                     M-1-11

      Qualifying Substitute Mortgage Loan: A mortgage loan permitted under the terms of a Trust Agreement to be substituted for a related Securitized Loan.

      Rating Agency: With respect to Certificates issued by or in connection with a Trust, any of Fitch, Moody's or S&P which assigns a rating to such Certificates, and their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Person, designated by the Seller, written notice of which designation shall be given to the related Trustee, the Master Servicer and the Servicer.

      Relief Act Reduction: With respect to any Securitized Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Securitized Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding Business Day) of any calendar month.

      REO Disposition: The final sale or other disposition by the Servicer of any REO Property.

      REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

      REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or by deed in lieu of foreclosure pursuant to
Section 3.12 hereof.

      Residual Certificate: Any residual certificate or "Class R" Certificate issued under any Trust Agreement.

      S&P: Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

      Securitized Loan: An individual Mortgage Loan that from time to time becomes subject to this Agreement pursuant to a Pass-Through Transfer, each Securitized Loan subject to this Agreement being identified on a schedule to the Transfer Notice, the form of which is attached as Exhibit A hereto, which Securitized Loan includes without limitation the Securitized Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation


                                     M-1-12

Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Securitized Loan.

      Securitized Loan Remittance Rate: With respect to each Securitized Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

      Securitized Loan Schedule: The schedule of Securitized Loans to be attached to the Transfer Notice, a form of which is attached hereto as Exhibit A, setting forth information with respect to such Securitized Loans as agreed to by the Seller, the Servicer and the Master Servicer, including, but not limited to (i) any MERS identification number (if available) with respect to each MERS Securitized Loan or MERS Eligible Securitized Loan, (ii) a data field indicating whether such Securitized Loan is insured under a PMI Policy and identifying the related Qualified Insurer, (iii) a Prepayment Charge Schedule and (iv) the Servicing Fee Rate.

      Servicer: Home Star or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

      Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.15 hereof.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property,
(b) any enforcement of administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 3.12 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property.

      Servicing Fee: With respect to each Due Period and any Securitized Loan, an amount equal to one-twelfth the product of (i) the Servicing Fee Rate and
(ii) the Scheduled Balance of such Securitized Loan as of the related Determination Date. The obligation of the Trustee to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement, and the Servicing Fee is subject to reduction for compensating interest under
Section 4.04 hereof.


                                     M-1-13

      Servicing Fee Rate: The servicing fee rate, stated as either a number of basis points or as a percentage, for each Securitized Loan, as reflected in the schedule of Securitized Loans to be attached to the Transfer Notice, the form of which is attached hereto as Exhibit A.

      Servicing File: The items pertaining to a particular Securitized Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Securitized Loan, which are held in trust for the related Trust by the Servicer.

      Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Securitized Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

      Sub-Servicer: Cenlar FSB, a federal savings bank, pursuant to the Sub-Servicing Agreement, or its successor in interest.

      Sub-Servicing Agreement: That certain Sub-Servicing Acknowledgment Agreement of even date with this Agreement, by and between the Servicer and the Sub-Servicer.

      Superseded Sub-Servicing Agreement: That certain Sub-Servicing Agreement, dated as of [May 1, 2004], by and between Home Star and the Sub-Servicer.

      Transfer Notice: The Transfer Notice referred to in Section 2.01 hereof, in the form attached hereto as Exhibit A.

      Trust: The trust established by the Trust Agreement, the assets of which consist of the transferred Securitized Loans and any other assets provided for in the related Trust Agreement.

      Trust Agreement: Any trust agreement, pooling and servicing agreement, indenture or comparable documents by and among some or all of the Issuer, the Master Servicer, the Depositor and a Trustee (and which may include other parties) creating a Trust and/or otherwise effectuating a Pass-Through Transfer.

      Trustee: Any trustee or trust with respect to the transferred Securitized Loans in any Pass-Through Transfer, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

      VA: The Veterans Administration, an agency of the United States of America, or any successor thereto, including the Administration of Veterans Affairs.


                                     M-1-14

      Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the related Trust Agreement specified in the Transfer Notice.


                                     M-1-15

                                   ARTICLE II.

           PASS- THROUGH TRANSFERS; SELLER'S ENGAGEMENT OF SERVICER TO
                       PERFORM SERVICING RESPONSIBILITIES

      Section 2.01 Pass-Through Transfers.

      (a) The Seller and the Servicer agree that from time to time the Seller shall effect the sale or transfer of some or all of the Mortgage Loans to a Trust to be formed as part of a Pass-Through Transfer. The Servicer shall cooperate with the Seller in connection with any Pass-Through Transfer contemplated by the Seller pursuant to this Section 2.01, including without limitation providing requested information and reports to, and otherwise cooperating with, any Credit Risk Manager. In connection therewith, the Servicer shall provide to the Seller and any Trustee, Trust, Depositor, underwriter, initial purchaser, NIMs Insurer or Credit Risk Manager in connection with a Pass-Through Transfer, as the case may be: (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, including the Servicer's foreclosure, delinquency experience and the Servicer's underwriting standards, whether through letters of its auditors and counsel or otherwise, as such parties shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the Seller and any Trustee, Trust, Depositor, underwriter, initial purchaser, NIMs Insurer or Credit Risk Manager, as the case may be, in connection with such Pass-Through Transfer. The Servicer shall indemnify the Depositor for any material misstatements or omissions or alleged material misstatements or omissions contained in the information provided pursuant to this Section 2.01(a). The Seller shall provide the Servicer with a Transfer Notice with respect to any such Pass-Through Transfer, including a schedule of Mortgage Loans which have been transferred, the Effective Date of the Pass-Through Transfer and the name and address of the related Trustee. Upon the Effective Date of such a Pass-Through Transfer, (A) the Servicer and the Seller agree that the provisions of this Agreement shall go into effect with respect to the Securitized Loans to which the Transfer Notice relates, and (B) the Servicer agrees to recognize the Trustee and Trust with respect to the transferred Mortgage Loans in the Pass-Through Transfer, or the Master Servicer acting on their behalf, as having the same rights under this Agreement as the Seller with respect to such transferred Mortgage Loans, including without limitation the right to terminate the Servicer under this Agreement.

      Section 2.02 Contract for Servicing; Possession of Servicing Files.

      The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Securitized Loans. On or before each Closing Date, the Seller shall cause to be delivered to the Servicer or to the Sub-Servicer the Servicing Files with respect to the Securitized Loans listed in the schedule attached to the applicable Transfer Notice. Each Servicing File delivered to the Servicer shall be


                                     M-1-16
held in trust by the Servicer for the benefit of the Trust; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer's possession of any portion of the Securitized Loan documents shall be on behalf of the Trust for the sole purpose of facilitating servicing of the related Securitized Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trust and the ownership of all records and documents with respect to the related Securitized Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trust and shall be retained and maintained, in trust, by the Servicer on behalf of the Trust in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Securitized Loan by the Trust. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

      Section 2.03 Books and Records.

      (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to a Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each related MERS Eligible Securitized Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

      (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee on behalf of the Trust shall be recorded as to each Non-MERS Securitized Loan, unless instructions to the contrary are delivered to the Servicer, in writing, by the Trustee, or the Servicer obtains an Opinion of Counsel that recordation of such Assignment of Mortgage is not required. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause such related Assignment of Mortgage to be properly recorded in each public recording office where such Non-MERS Eligible Securitized Loans are recorded, unless the Servicer obtains an Opinion of Counsel that recordation of such an Assignment of Mortgage is not required.

      (c) Additionally, the Servicer shall prepare and execute, at the direction of the Trustee, any note endorsements relating to any of the related Non-MERS Securitized Loans.

      (d) All rights arising out of the Securitized Loans shall be vested in the related Trust, subject to the Servicer's right to service and administer the Securitized Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a


                                     M-1-17

Securitized Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to that compensation as set forth in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the related Trust pursuant to the terms of this Agreement.

      (e) Any out-of-pocket costs incurred by the Servicer pursuant to this
Section 2.03 and Section 3.01(a), including any recording or other fees in connection with the Servicer's obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller), shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. The Trust shall not reimburse the Seller for any such reimbursement to the Servicer.

                                  ARTICLE III.

                       SERVICING OF THE SECURITIZED LOANS

      Section 3.01 Servicer to Service.

      The Servicer, as an independent contractor, shall service and administer the Securitized Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Servicer may designate the sub-servicer to perform the obligations hereunder, provided that such designation shall not relieve the Servicer of such obligations.

      The Seller and the Servicer additionally agree as follows:

      (a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Securitized Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Securitized Loans; (C) prepare for recording or cause to be recorded, subject to Section 2.03(b) hereof, all Assignments of Mortgage with respect to Non-MERS Securitized Loans in the name of the related Trust; (D) pay the recording costs pursuant to Section 2.03 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller its out-of-pocket costs for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to
Section 2.03 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder.

      (b) If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from


                                     M-1-18
time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Securitized Loan of the transfer of the servicing thereto to the Servicer.

      (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

      Consistent with the terms of this Agreement and except as provided in
Section 3.15 hereof, the Servicer may waive any late payment charge, assumption fee or other fee (other than a Prepayment Charge) that may be collected in the ordinary course of servicing the Securitized Loans. The Servicer shall not make any future advances to any Mortgagor under any Securitized Loan, and (unless the Mortgagor is in default with respect to the Securitized Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Securitized Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Securitized Loan. The NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Securitized Loans which have been modified, waived or amended exceeds 5% of the number of Securitized Loans in the related Trust as of the Effective Date. In the event of any such modification which permits the deferral of interest or principal payments on any Securitized Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Securitized Loan Remittance Rate on the unpaid principal balance of such Securitized Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. The Servicer may permit modifications to a Securitized Loan, with the consent of the NIMs Insurer, which are authorized by the express terms of either an allonge to the related Mortgage Note or an addendum to the related Mortgage in existence as of the Effective Date. If Home Star wishes to make a modification to a Securitized Loan which is not permitted under this Section 3.01, then Home Star must repurchase such Securitized Loan from the related Trust on the terms and conditions provided in the Trust Agreement. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the related Trust, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Securitized Loans and with respect to the Mortgaged Properties. Upon the written request of the Servicer, the Trustee shall execute and deliver to the Servicer, within the later of fifteen days from the Closing Date or within fifteen days of such Servicer request, any powers of attorney (one for each county in which any of the Mortgaged Properties are located) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.


                                     M-1-19

      Notwithstanding anything in this Agreement to the contrary, the Servicer
(a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

      Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an Opinion of Counsel acceptable to the NIMs Insurer and the Trustee or the Master Servicer on its behalf with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event"), and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

      The Servicer shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC. The Servicer shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      Section 3.02 Collection of Securitized Loan Payments.

      Continuously from the Closing Date until the date each Securitized Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Securitized Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Securitized Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 3.03 Establishment of and Deposits to Custodial Account.

      (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Securitized Loans separate and apart from any of its own funds and general assets and shall establish and maintain for each related Trust a Custodial Account, in the form of a time deposit or demand account, titled "Home Star Mortgage Services, LLC in trust for [Name of Trust]." The Custodial Account shall be established with a Qualified Depository. Any funds deposited in


                                     M-1-20
the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04 hereof. The creation of the Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such letter agreement shall be furnished to each Trustee, each NIMS Insurer and the Master Servicer. The NIMs Insurer and the Trustee shall also be notified of any change in the location of the Custodial Account.

      (b) The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date:

            (i) all payments on account of principal received on the Securitized Loans, including all Principal Prepayments;

            (ii) all payments on account of interest received on the Securitized Loans adjusted to the applicable Securitized Loan Remittance Rate;

            (iii) all Prepayment Charges received or any Servicer Prepayment Charge Payment Amounts to be paid by the Servicer to the related Trust;

            (iv) all Liquidation Proceeds;

            (v) all Insurance Proceeds (other than any amounts immediately applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor);

            (vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

            (vii) any Prepayment Interest Shortfall Amount required to be paid by the Servicer pursuant to Section 4.04;

            (viii) all Monthly Advances made by the Servicer or an Advancing Person pursuant to Section 4.03;

            (ix) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

            (x) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

            (xi) any amounts required to be deposited pursuant to Section 3.11 in connection with any losses realized on Eligible Investments with respect to funds held in the Custodial Account;


                                     M-1-21

            (xii) any amounts required to be deposited by the Servicer pursuant to Section 3.16(a) in connection with any unpaid claims that are a result of a breach by the Servicer or any sub-servicer of its obligations hereunder or under a PMI Policy;

            (xiii) any amounts received by it under any PMI Policy; and

            (xiv) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

      Notwithstanding the foregoing clause (viii), no Monthly Advances or Servicing Advances shall be required to be made by the Servicer if such Monthly Advance or Servicing Advance would, if made, be, in the Servicer's reasonable judgment, nonrecoverable. The determination by the Servicer that it has made a nonrecoverable Monthly Advance or Servicing Advance, or that any proposed Monthly Advance or Servicing Advance would be a nonrecoverable advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer and the NIMs Insurer.

      The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges, penalty interest and insufficient fund charges, (ii) assumption and modification fees,
(iii) other Ancillary Income and (iv) the Servicing Fee need not be deposited by the Servicer into the Custodial Account.

      Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer as additional servicing compensation and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04 of this Agreement. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue for the benefit of the Servicer.

      Section 3.04 Permitted Withdrawals From Custodial Account.

      The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

            (ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Securitized Loan (including late collections of interest on such Securitized Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior


                                     M-1-22
to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Securitized Loan;

            (iii) to pay itself investment earnings on funds deposited in the Custodial Account;

            (iv) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

            (v) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

            (vi) to reimburse itself to the extent of funds held in the Custodial Account for Monthly Advances of the Servicer's funds made pursuant to
Section 4.03. The Servicer's right to reimburse itself pursuant to this subclause (vi) with respect to any Securitized Loan shall be limited to amounts received on or in respect of the related Securitized Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that in the case of any such reimbursement the Servicer's right thereto shall be prior to the rights of the related Trust; provided, however, that following the final liquidation of a Securitized Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Securitized Loan from any funds in the Custodial Account relating to Securitized Loans in the same Trust, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the related Trust. The Servicer may recover at any time from amounts on deposit in the Custodial Account with respect to Securitized Loans in the same Trust the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the related Securitized Loan. In addition, the Servicer may, at any time, withdraw from the Custodial Account funds that are held for future distribution (i.e., were not included in the principal and interest for the preceding Remittance Date) to reimburse itself for Monthly Advances previously made by the Servicer;

            (vii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (vii) with respect to any Securitized Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Securitized Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the related Trust;


                                     M-1-23

            (viii) to reimburse the Servicer for expenses incurred by, and reimbursable to, the Servicer pursuant to Section 6.03, but only to extent such amounts are determined to be reimbursable by the related Trust pursuant to
Section 6.03;

            (ix) to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Section 3.12 from funds with respect to Securitized Loans in the same Trust to the extent not previously reimbursed under clause
(vii) of this Section 3.04;

            (x) to withdraw funds with respect to Securitized Loans in the same Trust necessary for the operation, management and maintenance of any REO related property to the extent not previously reimbursed under clause (vii) of this
Section 3.04;

            (xi) to withdraw any funds deposited to the Custodial Account in error; and,

            (xii) to clear and terminate the Custodial Account upon the termination of this Agreement;

            (xiii) to reimburse the Trustee or the NIMs Insurer for enforcement expenses incurred in respect of a breach of a representation or warranty.

      Section 3.05 Establishment of and Deposits to Escrow Account.

      The Servicer shall segregate and hold all funds collected and received pursuant to a Securitized Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain an Escrow Account, in the form of a time deposit or demand account, titled "Home Star Mortgage Services, LLC in trust for one or more Homestar Mortgage Securities Trusts." The Escrow Account shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of the Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to each Trustee and the Master Servicer.

      The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

            (i) all Escrow Payments collected on account of the Securitized Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.


                                     M-1-24

      The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the related Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

      Section 3.06 Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

            (i) to effect payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to refund to any related Mortgagor any funds found to be in excess of the amounts required under the terms of the related Securitized Loan;

            (iii) as permitted by applicable state law, for transfer to the Custodial Account and application to reduce the principal balance of the related Securitized Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (iv) for application to restore or repair the related Mortgaged Property in accordance with the Master Servicing Guide;

            (v) to pay to the Servicer, or the related Mortgagor to the extent required by law, any interest paid on the funds with respect to a Securitized Loan deposited in the Escrow Account; and

            (vi) to reimburse itself for any Servicing Advances made with respect to Escrow Payments for a Securitized Loan or the related Mortgaged Properties, but only from amounts received on the related Securitized Loan which represent late collections of Escrow Payments thereunder;

            (vii) to withdraw any funds deposited into the Escrow Account in error; and

            (viii) to clear and terminate the Escrow Account on the termination of this Agreement.


                                     M-1-25

      The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from a Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the related Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of such Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to such Mortgaged Property being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on such Mortgaged Property.

      Section 3.07 Restoration of Mortgaged Property.

      The Servicer need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims of $10,000 or more, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

            (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens.

            (iii) the Servicer shall verify that the Securitized Loan is not 60 or more days delinquent; and

            (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

      With respect to claims of less than $10,000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

            (v) the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

            (vi) the Servicer shall verify the total amount of the claim with the applicable insurance company; and


                                     M-1-26

            (vii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

      If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the related Trust.

      Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

      The Servicer shall keep in force and shall cause each sub-servicer to keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance the minimum coverage of which shall be at least equal to the coverage required by the Master Servicer in the Master Servicing Guide (unless a waiver of such requirement has been obtained by the Servicer from the Master Servicer and NIMs Insurer). Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers, shall be in such form and amount as would permit the Servicer to be qualified with the Master Servicer as a servicer, and shall by its terms not be cancelable without thirty days' prior written notice to the Trustee, the NIMs Insurer and the Master Servicer. The Servicer and each sub-servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish and shall cause each sub-servicer to furnish to the Trustee, each NIMs Insurer (upon reasonable request) and the Master Servicer a copy of each such bond and insurance policy upon their request.

      Section 3.09 Notification of Adjustments.

      With respect to each Adjustable Rate Securitized Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby and shall indemnify the Trust in respect of any liability as a result of such shortfall.

      Section 3.10 Payment of Taxes, Insurance and Other Charges.


                                     M-1-27

      With respect to each Securitized Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable regulations. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. The Servicer shall employ Accepted Servicing Practices to ensure that the related Mortgaged Property is not subjected to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

      Section 3.11 Protection of Accounts.

      The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall give written notice to the Trustee and the NIMs Insurer and the Master Servicer of the location of the Custodial Account maintained by it with respect to the Securitized Loans when established and prior to any change thereof.

      The Servicer shall bear any expenses, losses or damages sustained by the Trustee or the Master Servicer if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

      Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount"), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date or other date on which funds are needed to be disbursed. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of one or more Homestar Mortgage Securities Trusts, as their interests may appear. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

      Section 3.12 Title, Management and Disposition of REO Property.


                                     M-1-28

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the related Trust, or in the event the related Trust is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the related Trust shall acknowledge in writing that such title is being held as nominee for the related Trust.

      The Servicer shall manage, conserve, protect and operate each REO Property for the related Trust solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the related Trust.

      Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Master Servicer and the NIMs Insurer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior written approval of the Master Servicer and the NIMs Insurer, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the amounts on deposit in the Custodial Account with respect to Securitized Loans in the same Trust.

      In the event that a Trust which has made one or more REMIC elections acquires any REO Property in connection with a default or imminent default on a Securitized Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the related Trust unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provides a copy of the same to the Master Servicer) to the effect that, under the REMIC Provisions and any relevant proposed legislation


                                     M-1-29
and under applicable state law, a REMIC elected by such Trust may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provided a copy of the same to the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension, and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the related Trust or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The related Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the related Trust, to request such grant of extension.

      Notwithstanding any other provisions of this Agreement, no REO Property acquired by a Trust shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of such Trust in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC elected by such Trust to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless such Trust with respect to the imposition of any such taxes.

      The Servicer shall also maintain on each REO Property hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the Securitized Loan at the time it becomes REO Property, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

      The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the related Trust. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall reimburse itself pursuant to Section 3.04 hereof for any Servicing Advances it incurred with respect to such REO Property.

      The Servicer shall withdraw from the amounts on deposit in the Custodial Account with respect to Securitized Loans in the same Trust funds necessary for the proper operation,


                                     M-1-30
management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the Master Servicing Guide. The Servicer shall make monthly distributions on each Remittance Date to the Trustee of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

      Section 3.13 Real Estate Owned Reports.

      Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish by electronic transmission to the Master Servicer and the NIMs Insurer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

      Section 3.14 MERS.

      (a) The Servicer shall take such actions as are necessary to cause the related Trust to be clearly identified as the owner of each MERS Securitized Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

      (c) With respect to all MERS Securitized Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Securitized Loans.

      (d) With respect to all MERS Securitized Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with each Trustee and any successor servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

      Section 3.15 Waiver of Prepayment Penalties.

      Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Securitized Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Securitized Loan


                                     M-1-31
subject to such Prepayment Charge, the Servicer shall pay to the Trust at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected. The Seller warrants that the schedule of Prepayment Charges listed in each Transfer Notice shall be complete, true and accurate and may be relied on by the Servicer in its calculation of Prepayment Charges. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge only if (i) the related prepayment is not the result of a refinancing by the Servicer or its designee, (ii) such waiver relates to a defaulted Securitized Loan or a reasonably foreseeable default, (iii) such waiver is standard and customary in servicing similar mortgage loans to the Securitized Loans, and (iv) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Securitized Loan, taking into account the amount of such Prepayment Charge and the related Securitized Loan. If a Prepayment Charge is waived as permitted by meeting the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates (as defined in the related Trust Agreement), by depositing such amount into the Custodial Account together with and at the time that the amount prepaid on the related Securitized Loan is required to be deposited into the Custodial Account.

      Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in this Section 3.15 which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer shall remedy such breach as follows: if any of the covenants made by the Servicer in this Section 3.15 is breached, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account.

      Section 3.16 Servicing and Administration of PMI Policies.

      (a) The Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer PMI Policies and to perform and enforce the rights under such Policies for the benefit of the related Trust. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the related Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall not take, or permit any sub-servicer to modify or assume a Securitized Loan covered by a PMI Policy or take any other action with respect to such Securitized Loan which would result in non-coverage under any PMI Policy of any loss which, but for the actions of the Servicer or the Sub-Servicer, would have been covered thereunder. If a PMI Insurer fails to pay a claim under a PMI Policy as a result of breach by the Servicer or a sub-servicer of its obligations hereunder or under a PMI Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any right to reimbursement from the related Trust. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the Insurance Policies for as long as any Certificates issued by the related Trust are outstanding. The Servicer shall cooperate with each PMI Insurer and shall use its best


                                     M-1-32
efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any Securitized Loan; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any reports to a PMI Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with such PMI Insurer's requirements.

      (b) The Servicer shall deposit into the Custodial Account pursuant to
Section 3.03(xiii) hereof all Insurance Proceeds received from the PMI Insurer under the terms of a PMI Policy.

      (c) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy inconsistent with the interests of the related Trust or the related Certificateholders or with the rights and interests of the related Trust or the related Certificateholders under this Agreement.

      (d) The related Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI Policy; provided, however, that the related Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

      Section 3.17 Maintenance of Hazard Insurance.

      The Servicer shall cause to be maintained for each Securitized Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the current principal balance of such Securitized Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than the amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

      Any payments by the Servicer for hazard insurance, other than as set forth in the last paragraph of this Section 3.17, shall be deemed Servicing Advances, reimbursable in accordance with Section 3.04(vii) or (x), to the extent not collected from the related Mortgagor. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property or amounts to be released to the Mortgagor subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.04, if received in respect of a Securitized Loan. Any cost


                                     M-1-33
incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Securitized Loan, notwithstanding that the terms of such Securitized Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Securitized Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      In the event that the Servicer or the Sub-Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Securitized Loans in a Trust, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.17 with respect to the Securitized Loans in such Trust, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.17, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account from its own funds without right of reimbursement the amount not otherwise payable under the blanket policy because of such deductible clause for the benefit of the related Trust. In connection with its activities as administrator and servicer of the Securitized Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trust and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Copies of such claims shall be provided to the NIMs Insurer.

      Section 3.18 Realization Upon Defaulted Securitized Loans.

      (a) The Servicer shall use its best efforts and, consistent with Accepted Servicing Practices, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Securitized Loans (including selling any such Securitized Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section
3.04. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such Mortgaged Property


                                     M-1-34
unless it has determined that such restoration will increase the proceeds of liquidation of the related Securitized Loan after reimbursement to itself for such expenses. In instituting foreclosures or other similar proceedings, the Servicer shall institute such proceedings in its own name on behalf of the related Trust, unless otherwise required by applicable law or otherwise appropriate.

      (b) If the Servicer determines that it is in the best economic interest of a Trust and the Certificateholders to sell a Distressed Securitized Loan rather than foreclosing, the Servicer may effect such a sale. The net proceeds of such sale shall be Liquidation Proceeds.

      (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, in respect of any Securitized Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any sub-servicer for any related unreimbursed Servicing Advances and Monthly Advances pursuant to
Section 3.04; third, to accrued and unpaid interest on the Securitized Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be remitted to the Master Servicer if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Securitized Loan. The portion of the recovery so allocated to any unpaid Servicing Fee shall be reimbursed to the Servicer or any sub-servicer pursuant to Section 3.04.

      Section 3.19 Enforcement of Due-On-Sale Clauses; Assumption Agreement.

      The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Securitized Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the related Trust and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and


                                     M-1-35
follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the related Trustee that any such substitution, modification or assumption agreement has been completed by the Servicer, and the Servicer shall deliver to the Custodian the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof, and the Servicer shall also deliver to the Trustee a copy of the executed substitution, modification or assumption agreement.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Securitized Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.19, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 3.20 Credit Risk Manager.

      The Servicer acknowledges and agrees that, under any Trust Agreement, a Credit Risk Manager may be required to provide certain credit risk management services as provided therein. If so, the Servicer hereby agrees to cooperate with the Credit Risk Manager in connection with all reasonable requests made by the Credit Risk Manager, including, without limitation, promptly providing copies of any servicing reports and remittance advices required under this Agreement to the Credit Risk Manager.

      Section 3.21 Compliance with Applicable Laws.

      All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording, predatory and abusive lending laws) applicable to the servicing of the Mortgage Loans will be complied with by the Servicer in all material respects.

                                   ARTICLE IV.


                                     M-1-36

                           PAYMENTS TO MASTER SERVICER

      Section 4.01 Remittances.

      On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer or other Advancing Person is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03 (iii) and (vii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

      With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to LIBOR, adjusted as of the date of each change, plus four (4) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Master Servicer or any applicable Trustee.

      All remittances required to be made to the Master Servicer shall be made on a scheduled/scheduled basis to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

            Wells Fargo Bank, National Association
            Minneapolis, Minnesota
            ABA# 121000248
            Account Name:  SAS Clearing 3970771416
            For further credit to:  Collection Account No. 18150300

      Section 4.02 Statements to Master Servicer.


                                     M-1-37

      Not later than the 10th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer and the NIMs Insurer with respect to each related Trust, or as the Servicer and the Master Servicer may otherwise agree (a) a monthly remittance advice in the format set forth at Exhibit D hereto with regard to monthly loan remittance data, Exhibit E with regard to default mortgage loans, and Exhibit F with regard to realized losses or gains for the period ending on the first day of such calendar month (i.e., the Due Period) and (b) all such information required pursuant to clause (a) above in an electronic file or other similar media reasonably acceptable to the Master Servicer. The Servicer shall also furnish to the Master Servicer and the NIMs Insurer (in such format mutually agreed to by the Servicer and the Master Servicer) a monthly report detailing loan level Prepayment Charges collected and/or waived by the Servicer in accordance with Section 3.15.

      Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Securitized Loans covered by any PMI Policy or any other provider of primary mortgage insurance purchased by the Trust. Notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to a PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with requirements.

      In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2004, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer such information concerning the Securitized Loans and annual remittances to the Master Servicer with respect to the Securitized Loans in each Trust as is necessary for each Certificateholder and the NIMs Insurer to prepare its federal income tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and pursuant to any requirements of the Code as from time to time are in force.

      Beginning with calendar year 2004, the Servicer shall provide the Master Servicer and each Trustee with such information concerning the related Securitized Loans as is necessary for such Trustee to prepare the related Trust's federal income tax return and for any investor in the related Certificates to prepare any required tax return.

      Section 4.03 Monthly Advances by Servicer.

      On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to the aggregate of all Monthly Advances relating to Monthly Payments


                                     M-1-38
which were due on the Securitized Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon request. No provision in this Agreement shall be construed as limiting the Servicer's right to (i) pass through late collections on the related Securitized Loans in lieu of making Monthly Advances (ii) reimburse itself for such Monthly Advances from late collections on the related Securitized Loans or (iii) utilize an Advancing Person (as defined below).

      The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.

      The Servicer, with the consent of the NIMs Insurer, may enter into a facility with any person including the Sub-Servicer which provides that such person (an "Advancing Person") may fund Monthly Advances required under this
Section 4.03 and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Monthly Advances and/or Servicing Advances. Any Monthly Advances and/or Servicing Advances made by an Advancing Person shall be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer under Section 3.04 if such Monthly Advances or Servicing Advance were funded by the Servicer.

      Section 4.04 Compensating Interest.

      The Servicer shall be required to deposit in the Custodial Account, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the related Due Period. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor, up to an amount equal to the lesser of with respect to the Securitized Loans in each Trust (i) the Prepayment Interest Shortfall Amount or (ii) the Servicing Fee, in each case, with respect to the Securitized Loans in such Trust. The Servicer shall not be obligated to pay any Prepayment Interest Shortfall Amount with respect to any Relief Act Reduction or bankruptcy.

      Section 4.05 Credit Reporting.


                                     M-1-39

      For each Securitized Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors:
Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

                                   ARTICLE V.

                          GENERAL SERVICING PROCEDURES

      Section 5.01 Servicing Compensation.

      As consideration for servicing the Securitized Loans subject to this Agreement, the Servicer shall retain (a) the Servicing Fee for each Securitized Loan remaining subject to this Agreement during any month and (b) Ancillary Income. The Servicing Fee shall be payable monthly.

      The aggregate of the Servicing Fees for any month with respect to the Securitized Loans in a Trust shall be reduced by any Prepayment Interest Shortfall Amount with respect to the Securitized Loans in such Trust with respect to such month. The Servicer shall be entitled to recover any unpaid Servicing Fee out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.12.

      Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.04 and
Section 3.06 to withdraw from the Custodial Account and Escrow Account, respectively, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.11.

      The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder, including any fees due to sub-servicers, and shall not be entitled to reimbursement thereof except as specifically provided for herein.

      Section 5.02 Annual Audit Report.

      The Servicer shall, at its own expense, using its best efforts by February 28 of each year, but in no event later than May 1 of each year, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such


                                     M-1-40
examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

      Section 5.03 Annual Officer's Certificate.

      The Servicer, at its own expense, will, using its best efforts by February 28 of each year, but in no event later than May 1 of each year, deliver to the Seller and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

      Section 5.04. Servicer's Certification.

      (a) An officer of the Servicer shall, using its best efforts by February 28 of each year, but no later than May 1 of each year, (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty
(30) days written request, execute and deliver an Officer's Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors, agents and affiliates, certifying as to the following matters:

            (i) Based on my knowledge, the information in the annual statement of compliance furnished pursuant to Section 5.03, the annual independent public accountant's servicing report furnished pursuant to Section 5.02 and all servicing reports, officer's certificates and other information relating to the servicing of the Securitized Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

            (ii) The servicing information required to be provided to the Master Servicer by the Servicer under this Agreement has been provided to the Master Servicer;

            (iii) I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by the Agreement, and except as disclosed in the annual statement of compliance, the annual independent public accountant's servicing report and all servicing reports, officer's certificates and other information relating to


                                     M-1-41
the servicing of the Securitized Loans submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under the Agreement; and

            (iv) I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

      (b) The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Sections 5.02, 5.03 or 5.04 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under Sections 5.02, 5.03 or 5.04 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

      Section 5.05 Access to Servicer Records.

      The Seller or the NIMs Insurer shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

      The Servicer shall provide to the Seller, the NIMs Insurer and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Seller access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

                                   ARTICLE VI.

                           REPRESENTATIONS, WARRANTIES
                                 AND AGREEMENTS

      Section 6.01 Representations, Warranties and Agreements of the Servicer.


                                     M-1-42

      The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Depositor, the Trustee and the Master Servicer as of the Closing Date:

      (a) Due Organization and Authority. The Servicer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and either it or its designated sub-servicer is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct a servicing business of the type provided for herein, and in any event the Servicer or its designated sub-servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and, together with such sub-servicer, to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

      (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement, taking into account the role of its sub-servicer, is in the ordinary course of business of the Servicer;

      (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or, taking into account the role of its designated sub-servicer, result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Securitized Loans, or impair the value of the Securitized Loans;

      (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it, together with the Sub-Servicer, cannot perform each and every covenant contained in this Agreement;

      (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment


                                     M-1-43
of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer together with the Sub-Servicer to perform under the terms of this Agreement;

      (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer together with the Sub-Servicer of or compliance by the Servicer together with the Sub-Servicer with this Agreement;

      (g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential Securitized Loans for Fannie Mae and Freddie Mac, and, together with those of its designated sub-servicer, shall ensure that there are the facilities, procedures, and experienced personnel necessary for the sound servicing of the Securitized Loans. The Servicer is in good standing to service Securitized Loans for Freddie Mac. The Servicer is a member in good standing of the MERS system, if applicable;

      (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading;

      (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else, other than the Sub-Servicer, who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

      (j) No Waiver of Prepayment Charges. The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.15.

      Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

      It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of any Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, any Depositor, the Master Servicer and each Trust, NIMs Insurer and Trustee. Upon discovery by any of the Servicer, the Master Servicer, the Trustee, NIMs Insurer, any Depositor or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer, together with its designated sub-servicer, to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Securitized Loans, the Mortgaged Property, the priority of the security interest on such Mortgaged Property or the interest of the Seller, any Depositor, the


                                     M-1-44

Master Servicer, NIMs Insurer, the related Trust or the related Trustee, the party discovering such breach shall give prompt written notice to the others.

      Within 60 days of the earlier of either discovery by or notice to the Servicer of a breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer, together with its designated sub-servicer, to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Securitized Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Trustee, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Securitized Loans) with respect to a Trust to a successor servicer selected by the related Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 9.01 and 9.02.

      In addition, the Servicer shall indemnify the Seller, the Master Servicer, NIMs Insurer, any Depositor and each Trustee and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Seller, the Master Servicer, any Depositor, and each Trust and Trustee hereunder respecting a breach of the foregoing representations and warranties.

      Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller, the Master Servicer, NIMs Insurer, any Depositor or a Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Seller, any Depositor, NIMs Insurer, the Master Servicer or a Trustee for compliance with this Agreement.

      Section 6.03 Additional Indemnification by the Servicer; Third Party
Claims.

      The Servicer shall indemnify the Seller, any Depositor, NIMs Insurer, each Trustee, the Master Servicer and each Trust and hold them harmless against any and all Costs that any such indemnified party may sustain in any way related to
(i) the failure of the Servicer to perform its duties and service the related Securitized Loans in material compliance with the terms of this Agreement or
(ii) the failure of the Servicer to cause any event to occur which would have occurred if the Servicer were applying Accepted Servicing Practices under this Agreement. The Servicer shall immediately notify the Seller, any related Depositor, NIMs Insurer, the Master Servicer, the related Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the related Securitized Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree


                                     M-1-45
which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer shall be promptly reimbursed by the related Trust or Trusts for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer, together with its designated sub-servicer, to service and administer the Securitized Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorneys' fees and other costs and expenses related to the adjudication of said dispute.

      Section 6.04 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

      In the event that any REMIC elected by a Trust fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the related Trustee and the related Trust against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the related Trustee, any related Depositor, the Master Servicer or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate or any such other party on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate or the related Trust now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to the related Certificateholders.

                                  ARTICLE VII.

                                  THE SERVICER

      Section 7.01 Merger or Consolidation of the Servicer.

      The Servicer shall keep in full effect its existence, rights and franchises as a limited liability company, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to perform its obligations as contemplated by this Agreement.


                                     M-1-46

      Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall, with the prior written consent of the Master Servicer, be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Freddie Mac-approved or Fannie Mae-approved servicer in good standing.

      Section 7.02 Limitation on Liability of the Servicer and Others.

      Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master Servicer, any Depositor, any Trust or any Trustee hereunder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Securitized Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the related Trustee, NIMs Insurer and the Master Servicer, undertake any such action which it deems necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the related Trust for the reasonable legal expenses and costs of such action.

      Section 7.03 Limitation on Resignation and Assignment by the Servicer.

      The Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the related Trustee and the NIMs Insurer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer and the related Trustee, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Seller, the Master Servicer and the related Trustee and NIMs Insurer a letter from the applicable Rating Agency or Rating Agencies to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the


                                     M-1-47
then-current rating of any of the Certificates, and provided further, without any consent or notice the Servicer may delegate its servicing duties hereunder to the Sub-Servicer pursuant to the Sub-Servicing Agreement. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer and the related Trustee, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, however, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Securitized Loans pursuant to the terms and conditions of this Agreement.

      The Servicer shall not resign from the obligations and duties hereby imposed on it with respect to the Securitized Loans in a Trust except by mutual consent of the Seller, the Master Servicer and the related Trustee, with the consent of the NIMs Insurer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the related Trustee and NIMs Insurer which Opinion of Counsel shall be in form and substance acceptable to the Seller, the Master Servicer and the related Trustee and NIMs Insurer. No such resignation shall become effective until a successor acceptable to the Master Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

      Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Seller, the Master Servicer and the Trustee and NIMs Insurer (except as provided by the first paragraph of this Section 7.03 and Section 7.04), then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

      Section 7.04 Sub-Servicing Agreements; Sub-Servicing Acknowledgment Agreement; Successor Sub-Servicer.

      (a) The Servicer may enter into sub-servicing agreements, with the consent of the NIMs Insurer, for any servicing and administration of the Securitized Loans with any institution which (i) is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, and (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such sub-servicing agreement. For this purpose, sub-servicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. The Servicer shall give prior written notice to the Master Servicer, the Trustee and NIMs Insurer of the appointment of any sub-servicer and shall furnish to the Master Servicer, the Trustee and NIMs Insurer a copy of such sub-servicing


                                     M-1-48
agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Securitized Loans immediately upon receipt by any sub-servicer of such payments. Any such sub-servicing agreement shall be acceptable to the Master Servicer and the related Trustee and NIMs Insurer and shall be consistent with and not violate the provisions of this Agreement. Each sub-servicing agreement shall provide that a successor servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.

      (b) The Servicer, with the consent of the NIMs Insurer, may terminate any sub-servicing agreement to which it is a party in accordance with the terms and conditions of such sub-servicing agreement and either itself directly service the related Securitized Loans or enter into a sub-servicing agreement with a successor sub-servicer that qualifies under Section 7.04(a).

      (c) Notwithstanding any sub-servicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a sub-servicer or reference to actions taken through a sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Master Servicer, the Trust and the Certificateholders for the servicing and administering of the Securitized Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the sub-servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitized Loans. The Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Servicer by such sub-servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      (d) In the event of a Subservicer Termination Trigger, the Servicer shall terminate the related Subservicer at the direction of the NIMS Insurer. Following such termination, the Servicer shall have the right to service such Securitized Loans without the use of a Subservicer or to engage a new Subservicer acceptable to the NIMS Insurer pursuant to a Subservicing Agreement, which is not in conflict with the terms of this Agreement. Notwithstanding the foregoing, the Servicer shall retain the ownership of all servicing rights with respect to the related Securitized Loans and no such direction of termination of a Subservicer shall be deemed to diminish such ownership.

      Section 7.05 Inspection.

      The Servicer shall offer each Trustee, NIMs Insurer and the Master Servicer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to each Trustee, NIMs Insurer and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.


                                     M-1-49

                                  ARTICLE VIII.

                                   TERMINATION

      Section 8.01 Termination for Cause.

      This Agreement shall be terminable at the option of the Master Servicer or the related Trustee if any of the following events of default exist on the part of the Servicer:

            (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Master Servicer, the NIMs Insurer or a related Trustee; or

            (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (except with respect to its obligations under Section 5.02, 5.03 or 5.04) which continues unremedied for a period of 15 days following the Servicer's receipt of written notice of such failure from the Master Servicer, the NIMs Insurer or a related Trustee; or

            (iii) failure by the Servicer to maintain its license or to cause its designated sub-servicer to do business or service residential Securitized Loans in any jurisdiction, if required by such jurisdiction, where a Mortgaged Property is located; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or


                                     M-1-50

            (vii) the Servicer ceases to meet or to cause its designated sub-servicer to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or

            (viii) the Servicer attempts to assign the servicing of the Securitized Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section
7.03 or Section 7.04; or

            (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 5.02, 5.03 or 5.04 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Servicing Agreement, by the NIMs Insurer or by any master servicer responsible for master servicing the Securitized Loans pursuant to a securitization of such Securitized Loans.

      In each and every such case, so long as an event of default shall not have been remedied within the applicable cure period, in addition to whatever rights the Master Servicer or a related Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee or the Master Servicer, by notice in writing to the Servicer, and with the consent of the other party, may (and, at the request of the NIMs Insurer, shall) terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

      Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securitized Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Trustee or the Master Servicer, as the case may be, with the consent of the other party and the NIMs Insurer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor servicer or the Trustee any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Securitized Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Master Servicer and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Securitized Loans.

      By a written notice, the Trustee or the Master Servicer, with the consent of the other parties and the NIMs Insurer, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been


                                     M-1-51
remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      Section 8.02 Termination Without Cause.

      (a) This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Securitized Loan to the Master Servicer or the Trust, and (b) the disposition of all REO Property acquired upon foreclosure of the last Securitized Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer and the Master Servicer in writing, provided such termination is also acceptable to the applicable Rating Agency or Rating Agencies and the NIMs Insurer. In addition, with the prior written consent of the Master Servicer and the NIMs Insurer, the Seller or its designee may terminate this Agreement with respect to all of the Securitized Loans, without cause, provided, that the Seller or its designee gives the Servicer 30 days' notice. Any such notice of termination shall be in writing and delivered to the Servicer, NIMs Insurer and the Master Servicer by registered mail to the address set forth in Section 9.03. The Seller or its designee and the Servicer shall comply with the termination procedures set forth in Section 9.01 hereof. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Seller or its designee or the successor servicer from its own funds within 5 Business Days of the date of such termination without right of reimbursement from the Trust. In connection with any termination pursuant to clause (ii) of the first sentence of this Section 8.02(a), all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid at the time of such termination by the Trust.

      Upon a termination of the Servicer for cause pursuant to Section 8.01, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Trust as such amounts are received from the related Securitized Loans. In connection with any termination pursuant to the second sentence of this Section 8.02(a), the Seller or its designee or the successor servicer will be responsible for reimbursing the Servicer for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing. Any invoices received by the Servicer after termination will be forwarded to the Seller or its designee, and the Seller or its designee or the successor servicer shall pay such invoices within five (5) Business Days upon receipt from the Servicer.

      (b) In the event that the Servicer decides to terminate its obligations under this Agreement as set forth in clause (ii) of Section 8.02(a), the Servicer agrees that it will continue to service the Securitized Loans beyond the prescribed termination date until such time as the Trustee, using reasonable commercial efforts, is able to appoint, with the consent of the NIMs Insurer, a successor servicer acceptable to the NIMs Insurer and the Master Servicer and otherwise meeting the characteristics of Sections 7.01 and 9.01.

                                   ARTICLE IX.


                                     M-1-52

                            MISCELLANEOUS PROVISIONS

      Section 9.01 Successor to the Servicer.

      Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(a)(ii), the Master Servicer shall (i) within 90 days of the Servicer's receipt of notice of such termination, succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except that the Master Servicer shall immediately assume all of the obligations of the Servicer to make Monthly Advances), or (ii) appoint a successor acceptable to the NIMs Insurer having the characteristics set forth in clauses
(i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; or (b) as a result of termination of the Servicer without cause by the Seller pursuant to
Section 8.02 hereof, the Seller shall appoint a successor acceptable to the NIMs Insurer having the characteristics set forth in clauses (i) and (ii) of Section
7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the NIMs Insurer requests, the Master Servicer shall appoint a successor servicer as provided in the preceding sentence. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the Trustee and, to the extent required by the Trust Agreement, shall be a member in good standing of the MERS system (if any of the Securitized Loans are MERS Eligible Securitized Loans, unless such Securitized Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trust at the expense of the successor servicer). The final approval of a successor servicer shall be conditioned upon the receipt by the Trustee, the Master Servicer, NIMs Insurer and the Seller of a letter from the applicable Rating Agency or Rating Agencies to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Securitized Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of the Servicing Fee permitted under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor servicer shall be appointed pursuant to this Section 9.01, or until the Master Servicer succeeds to and assumes all of the Servicer's responsibilities, rights, duties and obligations pursuant to this Section 9.01, and shall in no event relieve the Servicer of the representations and warranties made pursuant to
Section 6.01 and the remedies available to the


                                     M-1-53

Trustee, the Trust, the Master Servicer, NIMs Insurer and the Seller under
Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable not only to such successor servicer but also to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Notwithstanding the foregoing, the Master Servicer, in its capacity as successor servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

      Within a reasonable period of time, but in no event longer than 30 days after the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Securitized Loans.

      Any successor servicer appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, NIMs Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section
6.01 (including a representation that the successor servicer is a member of MERS, unless none of the Securitized Loans are MERS Securitized Loans or MERS Eligible Securitized Loans or any such Securitized Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trust) and provide for the same remedies set forth in Section 6.02 and Section 6.03 herein
(ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor servicer shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Seller, the Depositor, the Master Servicer, NIMs Insurer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.03 of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

      The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Securitized Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and


                                     M-1-54
deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

      Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee, the Master Servicer, NIMs Insurer, the Seller and the Depositor of such appointment in accordance with the procedures set forth in
Section 9.03.

      Section 9.02 Costs.

      The Seller shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities pursuant to Section 9.01 or pursuant to any other provision of this Agreement, including fees for delivering Servicing Files, shall be paid by the Seller. Subject to Sections 2.03 and 3.01(a), the Seller shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

      Section 9.03 Notices.

      All demands, notices, consents, reports, directions, instructions, statements and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other parties by like notice):

         (i)   if to the Seller:
               Home Star Mortgage Services, LLC
               W. 115 Century Road
               Paramus, New Jersey 07652
               Attention: Frank Plenskofski
               Facsimile: (201) 225-2878

         (ii)  if to the Servicer:
               Home Star Mortgage Services, LLC
               W. 115 Century Road
               Paramus, New Jersey 07652
               Attention: Frank Plenskofski
               Facsimile: (201) 225-2878

         (iii) if to the Master Servicer:
               Wells Fargo Bank,
               National Association
               9062 Old Annapolis Road
               Columbia, Maryland 21045
               Attention: Corporate Trust Services -- Home Star Master Servicing
               Facsimile: (410) 884-2360


                                     M-1-55

         (iv) if to the Trustee:
              The address shown in the Transfer Notice

      Any such communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

      Section 9.04 Severability Clause.

      Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Securitized Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

      Section 9.05 No Personal Solicitation.

      From and after the related Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Securitized Loan for the purpose of refinancing such Securitized Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage status, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Securitized Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to mailing lists or customers of affiliated companies or the general public at large, including without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.05 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

      Section 9.06 Counterparts.


                                     M-1-56

      This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      Section 9.07 Place of Delivery and Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

      Section 9.08 Further Agreements.

      The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

      Section 9.09 Intention of the Parties.

      It is the intention of the parties that the Seller is conveying, and the Servicer is receiving, only a contract for servicing the Securitized Loans. Accordingly, the parties hereby acknowledge that each Trust remains the sole and absolute owner of the related Securitized Loans and all rights (other than the servicing rights) related thereto.

      Section 9.10 Successors and Assigns; Assignment of Servicing Agreement.

      This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller , each Trustee (with respect to related Securitized Loans), the NIMs Insurer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller except as and to the extent provided in Section 9.11.

      Section 9.11 Assignment by Seller.

      The Seller shall have the right, with the consent of the NIMs Insurer, upon notice to but without the consent of the Servicer, to assign, in whole or in part (but exclusive of such Seller's rights and obligations as owner of the servicing rights relating to Securitized Loans), its interest under this Agreement with respect to Securitized Loans which will be owned by the related Trust to the related Depositor, which in turn shall assign such rights to such Trust, and such Trust then shall succeed to all such rights of the Seller under this Agreement. All references to the Seller in


                                     M-1-57
this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including, with respect to each Securitized Loan, the related Trust and the related Trustee.

      Section 9.12 Amendment.

      This Agreement may be amended in writing from time to time by the parties, with the prior written consent of the Trustee and the NIMs Insurer; provided that the party requesting such amendment shall, at its own expense, provide the other parties and such Trustee and the NIMs Insurer with an Opinion of Counsel that (i)such amendment is permitted under the terms of this Agreement, (ii) the Servicer has complied with all applicable requirements of this Agreement, and
(iii)) such amendment will not materially adversely affect the interest of any Trust or the related Certificateholders in the Securitized Loans.

      Any such amendment shall be deemed not to adversely affect in any material respect any of the interest of Certificateholders in the Securitized Loans if each related Trustee and the NIMs Insurer receives written confirmation from the applicable Rating Agency or Rating Agencies that such amendment will not cause such Rating Agency or Rating Agencies to reduce, qualify or withdraw the then current rating assigned to the related Certificates (and any Opinion of Counsel requested by a party in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

      Section 9.13 Waivers.

      No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced.

      Section 9.14 Exhibits.

      The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      Section 9.15 Intended Third Party Beneficiary.

      Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that each Trustee, each Trust and each NIMs Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions with respect to the related Securitized Loans. The Servicer shall have the same obligations to the related Trustee, the related Trust and the related NIMs Insurer as if it were a party to this Agreement, and each Trustee, Trust and NIMs Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The


                                     M-1-58

Servicer shall only take direction from the Master Servicer or NIMs Insurer (if direction by the Master Servicer or NIMs Insurer, as applicable, is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of a Trust, the related Trustee, the related NIMs Insurer and the Master Servicer hereunder (other than the right to indemnification) with respect to the related Securitized Loans shall terminate upon the termination of such Trust pursuant to the related Trust Agreement.

      Section 9.16 Confidentiality.

      The Trustee and the Master Servicer hereby agree to hold and treat all Confidential Information (as defined below) in confidence and in accordance with this Section 9.16. Such Confidential Information will not, without the prior written consent of the Servicer, be disclosed or used by any Trustee or the Master Servicer or by its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons (collectively, the "Information Recipients") other than for the purposes of this Agreement or for the purposes specified in the related Trust Agreement. Disclosure that is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999 (the "G-L-B Act") or other applicable law by the Trustee or the Master Servicer of any Confidential Information at the request of its outside auditors or governmental regulatory authorities in connection with an examination of any Trustee or the Master Servicer by any such authority or for the purposes specified in any Trust Agreement or this Agreement shall not constitute a breach of its obligations under this Section 9.19, and shall not require the prior consent of the Servicer.

      As used herein, "Confidential Information" means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding borrowers. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by a Trustee or the Master Servicer or any of its Information Recipients; (ii) was available to the related Trustee or the Master Servicer on a non-confidential basis from a person or entity other than the Servicer prior to its disclosure by the Servicer to such Trustee; (iii) is required to be disclosed by a governmental authority or related governmental agencies or as otherwise required by law; (iv) becomes available to the related Trustee or the Master Servicer on a non-confidential basis from a person or entity other than the Servicer who, to the best knowledge of the related Trustee or the Master Servicer, is not otherwise bound by a confidentiality agreement with the Servicer, and is not otherwise prohibited from transmitting the information to such Trustee or the Master Servicer, or (v) is released pursuant to the Trust Agreement or this Agreement.

      Section 9.17 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


                                     M-1-59

      (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (f) the term "include" or "including" shall mean by reason of enumeration; and

      (g) this Agreement shall be construed as a separate agreement with respect to the Securitized Loans held by each Trust, and references to the rights of the Master Servicer, Trustee or any NIMs Insurer shall apply separately with respect to each Trust.

      Section 9.18 Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                                     M-1-60

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                         HOME STAR MORTGAGE SERVICES, LLC,
                                         as Seller

                                         By:
                                         Name:
                                         Title:


                                         HOME STAR MORTGAGE SERVICES, LLC,
                                         as Servicer

                                         By:
                                         Name:
                                         Title:


                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         as Master Servicer

                                         By:
                                         Name:
                                         Title:


                                     M-1-61

                                    EXHIBIT A

                             FORM OF TRANSFER NOTICE

                                     [Date]

Home Star Mortgage Services, LLC, as Servicer
W. 115 Century Road
Paramus, New Jersey  07652

Cenlar FSB, as Sub-Servicer
P.O. Box 77400
425 Phillips Boulevard
Trenton, New Jersey 08628

You are hereby notified that as of [date] (the "Effective Date"), the undersigned has transferred the Securitized Loans listed on the attached schedule (the "Securitized Loans") to Homestar Mortgage Securities Trust 200_ - __ (the "Trust"). The attached schedule also contains a field which sets forth the Servicing Fee Rate(s) and the Prepayment Charge Schedule. You agree to service such Securitized Loans as Securitized Loans under that certain Servicing Agreement dated as of March 5, 2004 (the "Servicing Agreement"), by and among Home Star Mortgage Services, LLC ("Home Star"), as servicer (the "Servicer"), Home Star, as seller (the "Seller") and Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), and that certain Sub-Servicing Acknowledgment Agreement dated of even date therewith (the "Sub-Servicing Agreement"), by and between the Servicer and Cenlar FSB (the "Sub-Servicer"). In addition, you shall recognize the Trust or the Master Servicer or ____________________ (the "Trustee"), acting as agents for the Trust, as having the same rights as Home Star as Seller under the Servicng Agreement with respect to such transferred Securitized Loans. The address for notice for the Trustee for these Securitized Loans is __________________________________.

                                            HOME STAR MORTGAGE SERVICES, LLC, as
                                            Seller

                                            By:

Acknowledged by:

HOME STAR MORTGAGE SERVICES, LLC, as Servicer

By:
Name:
Title:

CENLAR FSB, as Sub-Servicer


                                     M-1-62

By:
Name:
Title:


                                     M-1-63

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                _______ __, 20__

To:   ___________________________
      ___________________________
      ___________________________
      (the "Depository")

      As Servicer under the Servicing Agreement, dated as of March 5, 2004, by and among Home Star Mortgage Services, LLC ("Home Star"), as servicer (the "Servicer"), Home Star, as seller (the "Seller") and Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") (the "Agreement"), we hereby authorize and request you to establish an account as the Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "Home Star Mortgage Services, LLC, as Servicer for Wells Fargo Bank, National Association, as Master Servicer, and in trust for one or more Homestar Mortgage Securities Trusts." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   HOME STAR MORTGAGE SERVICES, LLC, as Servicer

                                   By:
                                   Name:
                                   Title:

      The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                   ____________________________
                                   Depository

                                   By:
                                   Name:
                                   Title:
                                   Date:


                                     M-1-64

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                                _______ __, 20__

To:   ___________________________
      ___________________________
      ___________________________
      (the "Depository")

      As Servicer under the Servicing Agreement, dated as of March 5, 2004, by and among Home Star Mortgage Services, LLC ("Home Star"), as servicer (the "Servicer"), Home Star, as seller (the "Seller") and Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") (the "Agreement"), we hereby authorize and request you to establish an account as the Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "Home Star Mortgage Services, LLC, as Servicer for Wells Fargo Bank, National Association, as Master Servicer, and in trust for one or more Homestar Mortgage Securities Trusts." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   HOME STAR MORTGAGE SERVICES, LLC, as Servicer

                                   By:
                                   Name:
                                   Title:

      The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                   ____________________________
                                   Depository

                                   By:
                                   Name:
                                   Title:
                                   Date:


                                     M-1-65

                                    EXHIBIT D

                        MONTHLY SERVICER REPORTING FORMAT

The format should be:
1. Record length of 240
2. ASCII
3. All dates should have DD of "01".

                                                                      COBOL
#        M/O    Field Name                    Position     Length     "Picture"        Justify
1.       O      Master Servicer No.           001-002      2
2.       O      Unit Code                     003-004      2
3.       M      Loan Number                   005-014      10         X(10)
4.       O      Borrower Name                 015-034      20         X(20)
5.       O      Old Payment Amount            035-045      11         S(9)V9(02)
6.       O      Old Loan Rate                 046-051      6          9(2)V9(04)
7.       O      Servicer Fee Rate             052-057      6          9(2)V9(04)
8.       M      Servicer Ending Balance       058-068      11         S9(9)V9(02)
9.       M      Servicer Next Due Date        069-076      8          CCYYMMDD
10.      O      Curtail Amt 1 - Before        077-087      11         S9(9)V9(02)
11.      O      Curtail Date 1                088-095      8          CCYYMMDD
12.      O      Curtail Amt 1 - After         096-106      11         S9(9)V9(02)
13       O      Curtail Amt 2 - Before        107-117      11         S9(9)V9(02)
14.      O      Curtail Date                  118-125      8          CCYYMMDD
15.      O      Curtail Amt 2 - After         126-136      11         9(9)V9(02)
16.      O      Curtail Amt 3 - Before        137-147      11         9(9)V9(02)
17.      O      Curtail Date                  148-155      8          CCYYMMDD
18       O      Curtail Amt 3 - After         156-166      11         9(9)V9(02)
19       O      New Payment Amount            167-177      11         9(9)V9(02)
20.      O      New Loan Rate                 178-183      6          (2)V9(04)
21.      O      Index Rate                    184-189      6          (2)V9(04)
22.      O      Remaining Term                190-192      3          (3)
23.      O      Liquidation Amount            193-203      11         9(9)V9(02)
24.      O      Action Code                   204-205      2          (02)
25.      O      Scheduled Principal           206-216      11         9(9)V9(02)
26.      O      Scheduled Interest            217-227      11         9(9)V9(02)
27.      O      Scheduled Ending Balance      228-238      11         9(9)V9(02)
28.      O      FILLER                        239-240      2          (02)
Trailer Record
1.       O      Number of Records             001-006      6          9(06)
2.       O      FILLER                         007-240      234        X(234)


                                     M-1-66

Field Names and Descriptions:

Field Name                          Description

Master Servicer No.                 Hard code as "01" used internally

Unit Code                           Hard code as "  " used internally

Loan Number                         Investor's loan number

Borrower Name                       Last name of borrower

Old Payment Amount                  P&I amount used for the applied payment

Old Loan Rate                       Gross interest rate used for the applied payment

Servicer Fee Rate                   Servicer's fee rate

Servicer Ending Balance             Ending actual balance after a payment has been applied

Servicer Next Due Date              Borrower's next due date for a payment

Curtailment Amount 1 - Before       Amount of curtailment applied before the payment

Curtailment Date 1                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 1 - After        Amount of curtailment applied after the payment

Curtailment Amount 2 - Before       Amount of curtailment applied before the payment

Curtailment Date 2                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 2 - After        Amount of curtailment applied after the payment

Curtailment Amount 3 - Before       Amount of curtailment applied before the payment

Curtailment Date 3                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 3 - After        Amount of curtailment applied after the payment


                                     M-1-67

New Payment Amount                  For ARM, Equal, or Buydown loans, when a payment change
                                    occurs, this is the scheduled payment

New Loan Rate                       For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                          For ARM loans, the index rate used in calculating the new
                                    gross interest rate

Remaining Term                      For ARM loans, the number of months left on the loan used  to determine the new P&I amount

Liquidation Amount                  The payoff amount of the loan

Action Code                         For delinquent loans:
                                    12 -- Relief Provisions
                                    15 -- Bankruptcy/Litigation
                                    20 -- Referred for Deed-in-lieu, short
                                          sale
                                    30 -- Referred to attorney to begin
                                          foreclosure
                                    60 -- Loan Paid in full
                                    70 -- Real Estate Owned

Scheduled Principal                 Amount of principal from borrower payment due to
                                    bondholder

Scheduled Interest                  Amount of interest from borrower payment due to bondholder

Scheduled Ending Balance            Ending scheduled balance of loan

FILLER                              Should be filled with spaces


                                     M-1-68

                                    EXHIBIT E

               Wells Fargo Bank Master Servicing Default Reporting
                             DATA FIELD REQUIREMENTS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

Name                                     Type                     Character Size
Servicer Loan #                          Number (Double)          10
Investor Loan #                          Number (Double)          10
Servicer Investor #                      Text                     3
Borrower Name                            Text                     20
Address                                  Text                     30
State                                    Text                     2
Zip                                      Text                     10
Due Date                                 Date/Time                8
Wells Fargo Action Code                  Text                     2
FC Approval Date                         Date/Time                8
File Referred to Attorney                Date/Time                8
NOD                                      Date/Time                8
Complaint Filed                          Date/Time                8
Sale Published                           Date/Time                8
Target Sale Date                         Date/Time                8
Actual Sale Date                         Date/Time                8
Loss Mit Approval Date                   Date/Time                8
Loss Mit Type                            Text                     5
Loss Mit Code                            Number                   2
Loss Mit Estimated Completion Date       Date/Time                8
Loss Mit Actual Completion Date          Date/Time                8
Loss Mit Broken Plan Date                Date/Time                8
BK Chapter                               Text                     6
BK Filed Date                            Date/Time                8
Post Petition Due                        Date/Time                8
Motion for Relief                        Date/Time                8
Lift of Stay                             Date/Time                8
Reason For Delinquency                   Text                     10
Occupant Code                            Text                     10
Eviction Start Date                      Date/Time                8
Eviction Completed Date                  Date/Time                8


                                     M-1-69

List Price                               Currency                 8
List Date                                Date/Time                8
Accepted Offer Price                     Currency                 8
Accepted Offer Date                      Date/Time                8
Estimated REO Effective Date             Date/Time                8
Actual REO Sale Date                     Date/Time                8
Servicer Comments                        Text                     200
Modification Exp. Date                   Date/Time                8
Fannie Mae Del. Status Code              Text                     2
Fannie Mae Del. Reason Code              Text                     2
BK Discharge/Dismissal Date              Date/Time                8
Property Damage Date                     Date/Time                8
Property Repair Amount                   Currency                 8
BK Hearing Date                          Date/Time                8
POC Date                                 Date/Time                8
POC Amount                               Currency                 8
BK Case Number                           Text                     30 Maximum
F/C Sale Amount                          Currency                 8
Redemption Exp. Date                     Date/Time                8
Property Value Date                      Date/Time                8
Current Property Value                   Currency                 8
Repaired Property Value                  Currency                 8
BPO Y/N                                  Text                     1
Current LTV                              Currency                 8
Property Condition Code                  Text                     2
Property Inspection Date                 Date/Time                8
MI Cancellation Date                     Date/Time                8
MI Claim Filed Date                      Date/Time                8
MI Claim Amount                          Currency                 8
MI Claim Reject Date                     Date/Time                8
MI Claim Resubmit Date                   Date/Time                8
MI Claim Paid Date                       Date/Time                8
MI Claim Amount Paid                     Currency                 8
Pool Claim Filed Date                    Date/Time                8
Pool Claim Amount                        Currency                 8
Pool Claim Reject Date                   Date/Time                8
Pool Claim Paid Date                     Date/Time                8
Pool Claim Amount Paid                   Currency                 8
Pool Claim Resubmit Date                 Date/Time                8
FHA Part A Claim Filed Date              Date/Time                8
FHA Part A Claim Amount                  Currency                 8
FHA Part A Claim Paid Date               Date/Time                8
FHA Part A Claim Paid Amount             Currency                 8


                                     M-1-70

FHA Part B Claim Filed Date              Date/Time                8
FHA Part B Claim Amount                  Currency                 8
FHA Part B Paid Date                     Date/Time                8
FHA Part B Claim Paid Amount             Currency                 8
V A Claim Filed Date                     Date/Time                8
V A Claim Paid Date                      Date/Time                8
V A Claim Paid Amount                    Currency                 8

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions (i.e. Sailors & Soldiers Relief Act)
15-Bankruptcy/Litigation
20-Loss Mitigation-Workout
30-Referred for Foreclosure
60-Payoff
65-Repurchase
70-REO-Held for Sale
71- Third Party Sale/Condemnation
72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12- To report a Securitized Loan for which the Borrower has been granted relief for curing a delinquency.

Action Code 15 - To report a borrower filing bankruptcy and for all active bankruptcies.

Action Code 20 - To report that the Borrower has agreed to some form of loss mitigation/workout. Examples of these include Short Sale, Deed-in-Lieu of Foreclosure, Formal Forbearance Agreements, Modifications, etc.

Action Code 30 - To report a loan that has been referred to attorney for foreclosure.

Action Code 60 - To report that a Securitized Loan has been paid in full either at, or prior to, maturity.

Action Code 65- To report that the Servicer is repurchasing the Securitized
Loan.


                                     M-1-71

Action Code 70 -To report that a Securitized Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Securitized Loan, has acquired the property and may dispose of it.

Action Code 71 -To report that a Securitized Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred.

Action Code 72 -To report that a Securitized Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. Also to be used for completed HUDNA foreclosures where the property is pending conveyance to HUDNA.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

*******
o           ASU M - Approved Assumption
o           BAP - Borrower Assistance Program
o           CO - Charge Off
o           DIL - Deed-in-Lieu
o           FFA - Formal Forbearance Agreement
o           MOD - Loan Modification
o           PRE - Pre-Sale
o           SS - Short Sale
o           MISC- Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

o           Mortgagor
o           Tenant
o           Unknown
o           Vacant


                                     M-1-72

The RFD field should show the Reason for Default. The acceptable codes are below, or we can accept Fannie Mae Delinquency Reason Codes.

Delinquency Code                  Delinquency Description
AB                                Abandonment of property
AA                                Arm Adjustment Problem
BK                                Bankruptcy
06                                Borrower Complaint
BOC                               Borrower Out of Country
BU                                Business Failure
CL                                Casualty Loss
JC                                Change in Job
CD                                Chronic Delinquent
CSP                               Chronic Slow Pay
CI                                Commission Income
DIF                               Death in Family
08                                Deceased
00                                Defective Loan
DT                                Delinquent Property Tax
FIRE                              Disability
DS                                Disregard
Dl                                Divorce
DD                                Domestic Difficulties
EA                                Earthquake
ENV                               Environmental
ECO                               Excessive Credit Obligation
FA                                Family Death
FE                                Family Emergency
FI                                Family Illness
FD                                Financial Difficulty
05                                Foreclosure or Borrower moved or skipped
FFP                               Formal Forbearance Plan
FR                                Fraud
G                                 Garnishment
HU                                Hurricane
IT                                Illegal Transfer
B1                                Illness of Borrower
IP                                Inability to Sell Property
IC                                Incarcerated
IN                                Income Reduction
LIT                               Involved in Litigation
IRS                               IRS Lien
JD                                Judgment


                                     M-1-73

LB                                Language Barrier
LM                                Legal Matter
LS                                Legal Separation
MA                                Marital Difficulties
ME                                Medical
03                                Medical/Illness in Family
MD                                Mortgagor Death
ND                                Natural Disaster
NC                                No Contact with borrower
NSF                               Non Sufficient Funds
09                                Other
01                                Over Obligated
OV                                Overextended
PAD                               Payment Dispute
PP                                Payment Plan Established
POP                               Payoff Pending
PE                                Pending Sale
PS                                Previous Servicer Problem
PB                                Promise to Pay Broken
PR                                Property Damage
PD                                Property Devaluation
REFI                              Refinance Pending
RELO                              Relocation (Job Related)
JRP                               Relocation (Personal)l
RE                                Rental
10                                REO
SI                                Seasonal Income
SE                                Self Employed
SP                                Servicing Problems
SR                                Slow Receivables
02                                Unemployed/Reduced Income
UE                                Unemployment
UK                                Unknown
UTP                               Unwilling to Pay


                                     M-1-74

                                    EXHIBIT F

WELLS FARGO BANK, N.A.
Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Securitized Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Securitized Loan's removal from the Securitized Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Securitized Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Securitized Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Securitized Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.          The actual Unpaid Principal Balance of the Securitized Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Securitized Loan as calculated on a monthly basis.

10.         The total of lines 1 through 9.


                                     M-1-75

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Securitized Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.         The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( )


                                     M-1-76

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust:  ___________________________
Prepared by:  __________________                          Date:  _______________
Phone:  ________________________

Servicer Loan No.                   Servicer Name               Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________________
Property
Address:________________________________________________________________________
Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Securitized Loan          $_______________(1)
Interest accrued at Net Rate                                 ________________(2)
Attorney's Fees                                              ________________(3)
Taxes                                                        ________________(4)
Property Maintenance                                         ________________(5)
MI/Hazard Insurance Premiums                                 ________________(6)
Hazard Loss Expenses                                         ________________(7)
Accrued Servicing Fees                                       ________________(8)
Other (itemize)                                              ________________(9)
_________________________________________                    $__________________
_________________________________________                    ___________________
_________________________________________                    ___________________
_________________________________________                    ___________________
Total Expenses                                               $______________(10)
Credits:
Escrow Balance                                               $______________(11)
HIP Refund                                                   _______________(12)
Rental Receipts                                              _______________(13)
Hazard Loss Proceeds                                         _______________(14)
Primary Mortgage Insurance Proceeds                          _______________(15)
Proceeds from Sale of Acquired Property                      _______________(16)
Other (itemize)                                              _______________(17)
_________________________________________                    ___________________
_________________________________________                    ___________________
Total Credits                                                $______________(18)
Total Realized Loss (or Amount of Gain)                      $______________(19)


                                     M-1-77

                                   EXHIBIT M-2

                     SERVICING AGREEMENT FOR SUBPRIME LOANS

THIS IS A SERVICING AGREEMENT, dated as of March 5, 2004 (the "Agreement"), and is executed between Homestar Mortgage Acceptance Corp. (the "Owner") and Home Star Mortgage Services LLC (the "Servicer").

                              W I T N E S S E T H:

      WHEREAS, the Owner and the Servicer desire that, from and after the Effective Date, the Mortgage Loans which are subject to this Agreement will be serviced by the Servicer on behalf of the Owner in accordance with the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Owner and the Servicer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: With respect to any Mortgage Loan, all applicable federal, state and local laws and regulations and the standards employed by the Servicer in servicing similar mortgage loans for its own account, giving due consideration to those mortgage servicing practices and procedures (including collection practices and procedures) of mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans.

      Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

      Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

      Ancillary Income: All income derived from the Mortgage Loans (other than the (i) Servicing Fee or (ii) prepayment charges attributable to the Mortgage Loans), including but not


                                      M-2-1
limited to late charges, any interest paid on funds deposited in the Custodial Account and Escrow Account (other than interest on escrowed funds required by law to be paid to the Mortgagor), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

      ARM Loan: A first lien, conventional, 1-4 family residential Mortgage Loan with an interest rate which adjusts from time to time in accordance with the related Index and is subject to a Periodic Rate Cap and a Lifetime Rate Cap and which may permit conversion to a fixed interest rate.

      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banking and savings and loan institutions in the State of New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

      Custodial Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "HMAC 2004-2 Custodial Account in trust for [Owner], Owner of Whole Loan Mortgages" and shall be established at a Qualified Depository.

      Custodial Agreement: The Custodial Agreement dated as of May 1, 2004 among HSBC Bank (USA), the Owner and Wells Fargo Bank, N.A., providing for the custody of Mortgage Loan Documents.

      Custodian: Wells Fargo Bank, N.A, or such other Custodian as the Owner shall designate.

      Determination Date: The 15th day of any month, or if such 15th day is not a Business Day, the first Business Day immediately preceding such 15th day.

      Due Date: With respect to any Mortgage Loan, each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.


                                      M-2-2

      Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

      Effective Date: March 5, 2004.

      Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "HMAC 2004-2 Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository.

      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related Mortgage Loan Document.

      Escrow Mortgage Loan: The Mortgage Loans for which the Servicer has established an Escrow Account for items constituting Escrow Payments.

      Event of Default: Any one of the conditions or circumstances enumerated in
Section 9.01.

      Fannie Mae: Fannie Mae, or any successor thereto.

      Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

      Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

      Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

      Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

      Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

      GAAP: Generally accepted accounting principles and procedures, consistently applied.

      HUD: The United States Department of Housing and Urban Development or any successor thereto.


                                      M-2-3

      Index: With respect to each ARM Loan, the index, as specified in the related Mortgage Note, used to determine the Mortgage Interest Rate on each Adjustment Date on such ARM Loan.

      Index Rate: With respect to each ARM Loan, on each Adjustment Date, the rate per annum equal to the Index, calculated as provided in the related Mortgage Note.

      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

      Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

      MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

      MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

      Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

      Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

      Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on real property securing the Mortgage Note.

      Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan,


                                      M-2-4
as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index Rate for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

      Mortgage Loan: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

      Mortgage Loan Documents: With respect to each Mortgage Loan, the original mortgage loan legal documents held by the Owner or by a Custodian on the Owner's behalf.

      Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

      Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      Mortgaged Property: The underlying real property securing repayment of the debt evidenced by a Mortgage Note.

      Mortgagor: The obligor on a Mortgage Note.

      Non-Escrow Mortgage Loan: Any Mortgage Loan which is not an Escrow Mortgage Loan.

      Nonrecoverable Advance: Any Monthly Advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from Liquidation Proceeds or other proceeds of the related Mortgage Loan. The determination by the Servicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and the NIMs Insurer and detailing the reasons for such determination.

      Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.


                                      M-2-5

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the other party.

      Owner: Homestar Mortgage Acceptance Corp., its successors in interest and assigns.

      Partial Principal Prepayment: A Principal Prepayment by a Mortgagor in part but not in full of the outstanding principal balance of a Mortgage Loan.

      Periodic Rate Cap: With respect to each ARM Loan, the maximum number of percentage points by which the Mortgage Interest Rate may increase or decrease on any Adjustment Date.

      Permitted Investments: Any one or more of the following obligations or securities:

      (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

      (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

      (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

      (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;


                                      M-2-6

      (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating categories by each Rating Agency at the time of such investment;

      (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency and the NIMs Insurer; and

      (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par; and provided further that any such instrument or security must be payable on demand or on a specified date not later than the Remittance Date on which amounts held therein are required to be distributed.

      Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      Prepayment Interest Shortfall: With respect to any Mortgage Loan that was subject to a Full Principal Prepayment or Partial Principal Prepayment during any Due Period, which Full Principal Prepayment or Partial Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (adjusted to the applicable Mortgage Loan Remittance Rate) that would have accrued on the amount of such Full Principal Prepayment or Partial Principal Prepayment during the period commencing on the date as of which such Full Principal Prepayment or Partial Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

      Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

      Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.


                                      M-2-7

      Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-2 by Standard & Poor's Ratings Services or Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

      Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

      Rating Agency: Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., Moody's Investors Service, Inc. or Fitch, Inc.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC Provisions: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day. The first Remittance Date shall occur on April 16, 2004.

      REO Disposition: The final sale by the Servicer of any REO Property.

      REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

      REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

      Servicer: Home Star Mortgage Services LLC, or any of its successors in interest or any successor under this Agreement appointed as herein provided.


                                      M-2-8

      Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including the cost of (a) the inspection, preservation, restoration and protection of the Mortgaged Property,
(b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and
(e) compliance with the obligations under Section 4.08.

      Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payments, Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and Condemnation Proceeds collected by the Servicer or as otherwise provided under Section 4.05.

      Servicing Fee Rate: 0.50%.

      Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

      Trust Agreement: Any trust agreement, pooling and servicing agreement, indenture or comparable documents by and among some or all of the Owner, the Master Servicer and a Trustee (and which may include other parties) creating a trust and/or otherwise effectuating a pass-through transfer.

      Any capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the related Trust Agreement.


                                      M-2-9

                                   ARTICLE II
        SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS
                AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01 Servicing of Mortgage Loans.

      The Servicer does hereby agree to service the Mortgage Loans, from and after the Effective Date, pursuant to the terms of this Agreement. The Mortgage Loans subject to this Agreement are described in the Mortgage Loan Schedule attached hereto.

      Section 2.02 Maintenance of Servicing Files.

      The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan is vested in the Owner. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by the Servicer is in a custodial capacity only in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to reflect clearly the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

      Section 2.03 Books and Records.

      The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae and Freddie Mac, as applicable, including documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the


                                     M-2-10
form of microfilm or microfiche or such other reliable means of recreating original documents, including optical imagery techniques . The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Owner or its designee, upon reasonable prior notice, the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

      Section 2.04 Transfer of Mortgage Loans.

      No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section
2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Section 11.10; provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect such assignee's ownership of the related Mortgage Loans, and the previous Owner shall be deemed released from its obligations hereunder with respect to such Mortgage Loans from and after the date of such sale or transfer without the necessity of any action on the part of the Servicer. If the Servicer receives notification of a transfer, including a final loan schedule, less than five (5) Business Days before the last Business Day of the month, the Servicer's duties to remit and report as required by Section 5 shall begin with the next Due Period.

      Section 2.05 Delivery of Mortgage Loan Documents.

      The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or
6.01 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof, but in no event later than 240 days after its execution, provided, however, that if delivery is not completed within 240 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to obtain such documents and effect delivery as soon as possible after its receipt thereof.


                                     M-2-11

      From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit
D. During the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner, and the Servicer shall return such documentation to the Custodian upon the request of the Owner or when the Servicer's need therefore no longer exists.

      Section 2.06 Tax Service Contracts.

      In the event that a Mortgage Loan is not subject to a fully assignable life of loan tax servicer contract with Fidelity National Real Estate Tax Service which is assignable to the Servicer or any subsequent Servicer without the payment of any cost or fee, the Servicer shall acquire a tax service contract for any such Mortgage Loan. The Servicer shall deliver an invoice to the Owner with respect to the costs of acquiring such tax service contracts, and Owner shall remit the cost of such tax service contracts to the Servicer within ten business days of receipt of invoice.

                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SERVICER AND THE OWNER

      Section 3.01 Representations of the Servicer.

      The Servicer hereby represents, warrants and covenants to the Owner that, as of the Effective Date:

      (a) The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

      (b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing loans;


                                     M-2-12

      (c) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

      (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Effective Date;

      (e) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee and is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

      (f) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

      (g) No Waiver of prepayment charges. The Servicer will not waive any prepayment charge unless it is waived in accordance with the standard set forth in Section 4.16.

      Section 3.02 Representations of the Owner.

      The Owner represents, warrants and covenants to the Servicer as of the Effective Date:

      (a) The Owner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

      (b) The Owner has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Owner and the consummation of the transactions contemplated hereby have been duly and


                                     M-2-13
validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner; and all requisite action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms; and

      (c) The Owner holds the entire legal and beneficial title to each Mortgage Loan. The information provided to Servicer by Owner, and each Mortgage File, is complete, true and accurate in all material respects.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01 Servicer to Act as Servicer.

      The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

      Consistent with the terms of this Agreement, the Servicer may, with the consent of the NIMs Insurer, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided, however, that unless the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan, and, provided further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans subject to this Agreement as of the Effective Date. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and
Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The


                                     M-2-14

Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

      Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the Servicer shall not (unless the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such REMIC under the REMIC Provisions.

      The Servicer shall perform all of its servicing responsibilities hereunder or may, with the consent of the NIMs Insurer, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

      At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, with the consent of the NIMs Insurer, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, with the consent of the NIMs Insurer, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner or the NIMs Insurer, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner. Each subservicing agreement shall provide that a successor servicer shall have the option to terminate such agreement with payment of any fees if the predecessor Servicer is terminated or resigns.


                                     M-2-15

      Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

      Section 4.02 Collection of Mortgage Loan Payments.

      Continually from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed with reasonable diligence and in accordance with Accepted Servicing Practices, to collect all payments due under each Mortgage Loan when the same shall become due and payable. Further, the Servicer shall take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage Loan Documents, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 4.03 Realization Upon Defaulted Mortgage Loans.

      The Servicer shall use its reasonable efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which any Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance


                                     M-2-16

Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner and the NIMs Insurer with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner (with the consent of the NIMs Insurer) shall direct the Servicer as to how the Servicer shall proceed with respect to the Mortgaged Property, and the Servicer shall follow the Owner's directions with respect thereto.

      Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Any funds in a Custodial Account may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer), provided that in the event that amounts on deposit in the Custodial Account exceed the amount fully insured by the FDIC (the "Insured Amount"), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Permitted Investments on the same Business Day as such excess amount becomes present in the Custodial Account. Any such Permitted Investment shall mature no later than the Business Day immediately preceding the related Remittance Date. Funds deposited in the Custodial Account may be drawn on by the Servicer only in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by an account certification in the form shown in Exhibit B hereto. The original of such account certification shall be furnished to the Owner, or a copy to the NIMs Insurer, upon reasonable request. The NIMs Insurer, Master Servicer and the Trustee shall be notified of any change in the location of the Custodial Account. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

      The Servicer shall deposit in the Custodial Account within two (2) Business Days of Servicer's receipt, and retain therein, the following collections:

      (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;


                                     M-2-17

      (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

      (iii) all Liquidation Proceeds;

      (iv) any net amounts received by the Servicer in connection with any REO Property pursuant to Section 4.13;

      (v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in a restricted escrow account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

      (vi) all Condemnation Proceeds affecting any Mortgaged Property other than proceeds to be held in a restricted escrow account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

      (vii) any Monthly Advances as provided in Section 5.03;

      (viii) any amounts required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 6.01 and 6.02; and

      (ix) with respect to each Full Principal Prepayment or Partial Principal Prepayment, any Prepayment Interest Shortfall, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period (the "Compensating Interest Amount").

      The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees and Ancillary Income need not be deposited by the Servicer in the Custodial Account and may be retained by the Servicer as compensation.

      Section 4.05 Permitted Withdrawals From the Custodial Account.

      The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

      (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

      (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan


                                     M-2-18
which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such Monthly Advance was made;

      (iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances and unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds and REO Disposition Proceeds related to such Mortgage Loan;

      (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any Servicing Fee to which the Servicer is entitled in accordance with the terms hereof to the extent such Servicing Fee has not been paid to or retained by the Servicer;

      (v) to reimburse itself for any Nonrecoverable Advances;

      (vi) to transfer funds to another Qualified Depository in accordance with
Section 4.09 hereof;

      (vii) to remove funds deposited in the Custodial Account in error by the Servicer; and

      (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

      Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow
Accounts.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Any funds deposited in an Escrow Account may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by an account certification in the form shown in Exhibit C. The original of such account certification shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account out of the Servicer's own funds, with no right to reimbursement therefor.

      The Servicer shall deposit in the Escrow Account or Accounts within two
(2) Business Days of Servicer's receipt, and retain therein:

      (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement; and


                                     M-2-19

      (ii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

      The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

      Section 4.07 Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account may be made by the Servicer only:

      (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

      (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

      (iii) to refund to the Mortgagor any funds as may be determined to be overages;

      (iv) for transfer to the Custodial Account in connection with the liquidation of a Mortgage Loan or an acquisition of REO Property;

      (v) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

      (vi) to remove funds placed in an Escrow Account in error by the Servicer; and

      (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

      As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

      Section 4.08 Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

      With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are


                                     M-2-20
or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and, with regard to Escrow Mortgage Loans, shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor when due. With regard to Escrow Mortgage Loans, the Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. With regard to Non-Escrow Mortgage Loans, the Servicer shall make Servicing Advances to effect such payments within such time period as to avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien and to ensure that the Mortgaged Property is not uninsured for any reason.

      The Servicer shall maintain in full force and effect each Primary Mortgage Insurance Policy, that as of the Effective Date, was in full force and effect with respect to any Mortgage Loan. Such coverage will be maintained and will not be waived by the Servicer except in accordance with applicable law. The Servicer shall not cancel, except in accordance with applicable law, or refuse to renew any Primary Mortgage Insurance Policy that is in force as of the Effective Date unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

      In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.


                                     M-2-21

      Section 4.09 Transfer of Accounts.

      The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner and the NIMs Insurer of any such transfer.

      Section 4.10 Maintenance of Hazard Insurance.

      The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in a restricted escrow account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than as provided for under applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide of B:III or better and are licensed to do business in the state wherein the property subject to the policy is located. All insurance policies maintained pursuant to this Section 4.10 shall be maintained with a Qualified Insurer.


                                     M-2-22

      Section 4.11 Blanket Hazard Insurance.

      In the event that the Servicer shall obtain and maintain a blanket policy with a Qualified Insurer insuring against fire and hazards of extended coverage on all of the Mortgage Loans and provides coverage in an amount equal to the amount required under Section 4.10, and otherwise complies with the requirements of Section 4.10, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.10 and the amount paid under such blanket policy. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

      Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

      The Servicer shall maintain, at its own expense, with a Qualified Insurer, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of Fannie Mae on all officers, employees and other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts acceptable to Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner and the NIMs Insurer, deliver to the Owner and the NIMs Insurer a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner and the NIMs Insurer. The Servicer shall notify the Owner and the NIMs Insurer within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.


                                     M-2-23

      Section 4.13 Title, Management and Disposition of REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

      The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Servicer shall have delivered to the Owner an Opinion of Counsel acceptable to the Owner and the NIMs Insurer, to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

      Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

      The Servicer shall, either itself or through an agent selected by the Servicer and in accordance with Accepted Servicing Practices, manage, conserve, protect and operate each REO Property. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner and the related


                                     M-2-24
terms and conditions are results of arm's-length negotiation. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, Monthly Advances, made pursuant to Section 5.03, and unpaid Servicing Fees.

      The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at a frequency consistent with Accepted Servicing Practices. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall, upon reasonable request, be forwarded by the Servicer to the Owner.

      Section 4.14 Notification of Adjustments.

      With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request by the Owner, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby and shall indemnify the Owner in respect of any liability as a result of such shortfall; provided, however, that the Servicer shall not have an obligation to pay any interest loss if the failure to appropriately adjust such Mortgage Interest Rate is the direct result of inaccurate or incomplete information in the electronic file provided in accordance with Section 2.01(iii) hereof.

      Section 4.15 Compliance with Applicable Laws.

      All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Servicer in all material respects.

      Section 4.16 Waiver of Prepayment Penalties.

      Except as provided below, the Servicer or any designee of the Servicer shall not waive any prepayment charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a prepayment charge at the time of the related prepayment of any Mortgage Loan subject to such prepayment charge, the Servicer shall pay to the Owner at such time (by deposit to the


                                     M-2-25

Custodial Account) an amount equal to the amount of the prepayment charge not collected. The Owner warrants that the schedule of prepayment charges provided to the Servicer shall be complete, true and accurate and may be relied on by the Servicer in its calculation of prepayment charges. Notwithstanding the above, the Servicer or its designee may waive a prepayment charge only if (i) the related prepayment is not the result of a refinancing by the Servicer or its designee, (ii) such waiver relates to a defaulted Mortgage Loan or a reasonably foreseeable default, (iii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and (iv) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such prepayment charge and the related Mortgage Loan. If a prepayment charge is waived as permitted by meeting the standards described above, then the Servicer is required to pay the amount of such waived prepayment charge, for the benefit of the holders of the Class P Certificates (as defined in the related Trust Agreement), by depositing such amount into the Custodial Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

      Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in this Section 4.16 which materially and adversely affects the interests of the Holders of the Class P Certificates in any prepayment charge, the Servicer shall remedy such breach as follows: if any of the covenants made by the Servicer in this Section 4.16 is breached, the Servicer must pay the amount of such waived prepayment charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account.

                                    ARTICLE V
                              PAYMENTS TO THE OWNER

      Section 5.01 Remittances.

      On each Remittance Date the Servicer shall remit, by wire transfer of immediately available funds, to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the end of the preceding month which amounts shall be remitted on the following Remittance Date, together with the Compensating Interest Amount required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(ix); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.


                                     M-2-26

      With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

      Section 5.02 Statements to the Owner.

      Not later than the tenth (10) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the tenth calendar day of the month of the related Remittance Date, the Servicer shall furnish to the Owner and the NIMs Insurer, a monthly remittance advice in the format set forth in Exhibit F attached hereto (or in such other electronic format mutually agreed to by the Servicer and Owner), with regard to monthly loan remittance data and Exhibit G (or in such other electronic format mutually agreed to by the Servicer and Owner) with respect to defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Servicer and requested by the Owner. The Servicer shall also furnish to the Owner and the NIMs Insurer (in such format mutually agreed to by the Servicer and the Owner) a monthly report detailing loan level prepayment charge collected and/or waived by the Servicer in accordance with
Section 4.16.

      Section 5.03 Monthly Advances by the Servicer.

      On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation


                                     M-2-27

Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by an officer of the Servicer evidencing such determination.

      Section 5.04 Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner and the NIMs Insurer a liquidation report in the format set forth in Exhibit H attached hereto (or in such other format mutually agreed to by the Servicer and Owner) with respect to such Mortgaged Property. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

      Section 6.01 Assumption Agreements.

      The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

      In connection with any such assumption or substitution of liability, the Servicer shall follow its underwriting practices and procedures. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such


                                     M-2-28
substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

      Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 6.02 Satisfaction of Mortgages and Release of Mortgage Loan Documents.

      Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner shall, or shall cause, the Custodian to release, in accordance with the terms of the Custodial Agreement, the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

      In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Owner within two Business Days the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

      From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, all as provided in the Custodial Agreement, the Servicer may request the Custodian to release to the Servicer the portion of the Mortgage Loan Documents held by the


                                     M-2-29

Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery.

      Section 6.03 Servicing Compensation.

      As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

      Section 6.04 Annual Statement as to Compliance.

      The Servicer shall deliver to the Owner and the Master Servicer, on or before May 15, each year beginning May 15, 2005, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its responsibilities and obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such responsibilities and obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

      Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

      On or before May 15th of each year beginning May 15, 2005, the Servicer shall, or shall cause each related subservicer to, at its expense, cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as


                                     M-2-30
such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Owner and the Master Servicer a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 6.05.

      Section 6.06 Owner's Right to Examine Servicer Records.

      The Owner or the NIMs Insurer shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

      The Servicer shall provide to the Owner, the NIMs Insurer and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

      Section 6.07 Compliance with REMIC Provisions.

      If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

      Section 6.08 Non-solicitation.

      The Servicer shall not conduct any solicitation targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitation under this Section 6.08 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.


                                     M-2-31

      Section 6.09 Annual Certification and Indemnification.

      (a) With respect to any Mortgage Loans that are subject to a pass-through transfer or other securitization (a "Securitization") in which the filing of a Sarbanes-Oxley Certification directly with the Securities and Exchange Commission is required, by May 15th of each year or in connection with any additional Sarbanes-Oxley Certification required to be filed upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer's Certification substantially in the form attached hereto as Exhibit E, to the entity filing the Sarbanes-Oxley Certification directly with the Securities and Exchange Commission (the "Sarbanes Certifying Party") for the benefit of such entity and such entity's affiliates and the officers, directors and agents of such entity.

      (b) The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Sections 6.04, 6.05 and 6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under Sections 6.04, 6.05 and 6.09 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

                                   ARTICLE VII
                       REPORTS TO BE PREPARED BY SERVICER

      Section 7.01 Servicer Shall Provide Information as Reasonably Required.

      The Servicer shall furnish to the Owner or the NIMs Insurer upon reasonable request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner or the NIMs Insurer for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner or the NIMs Insurer. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, or the NIMs Insurer, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.


                                     M-2-32

                                  ARTICLE VIII
                                  THE SERVICER

      Section 8.01 Indemnification; Third Party Claims.

      The Servicer agrees to indemnify the Owner, its successors and assigns, and any agent of the Owner, and the NIMs Insurer (each an "Indemnified Person") and hold each such Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall notify the Owner and the NIMs Insurer in accordance with Section 11.04 herein of any claim made by a third party against the Servicer, the Owner or both, with respect to this Agreement, the Mortgage Loans and/or any alleged act by Owner. The Owner shall assume the defense of any such claim and pay all costs and expenses (including reasonable legal fees and expenses) of defending the Servicer and itself against any such claim other than (i) any loss, liability or expense related to the Servicer's failure to perform Servicer's duties in strict compliance with this Agreement; and (ii) any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Owner shall promptly pay, discharge and satisfy any judgment or decree that may be entered against it in respect of such claim. If in any event, the Servicer incurred any expenses or fees related to the above, the Owner shall reimburse the Servicer within thirty (30) Business Days upon receipt of an invoice from the Servicer of all amounts advanced by the Servicer pursuant to the preceding sentence.

      Section 8.02 Merger or Consolidation of the Servicer.

      The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination


                                     M-2-33
and servicing of first lien 1-4 family mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner for all of the Servicer's obligations and liabilities hereunder.

      Section 8.03 Limitation on Liability of the Servicer and Others.

      Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner and the NIMs Insurer, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, the Owner shall reimburse the Servicer within thirty days of receipt by the Owner of a billing statement from the Servicer providing reasonable detail with respect thereto, unless the Owner is disputing such charges, in which event the Owner shall reimburse the Company as promptly as feasible upon resolution of such dispute.

      Section 8.04 Servicer Not to Resign.

      The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner, with the consent of the NIMs Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner and the NIMs Insurer which Opinion of Counsel shall be in form and substance acceptable to the Owner and the NIMs Insurer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01. Notwithstanding the foregoing, the Servicer, without the consent of the Owner, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation hazard insurance administration, tax payment and administration, flood


                                     M-2-34
certification and administration, collection services and similar functions, provided, however, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

      Section 8.05 No Transfer of Servicing.

      With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner and the NIMs Insurer have in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner and the NIMs Insurer.

                                   ARTICLE IX
                                     DEFAULT

      Section 9.01 Events of Default.

      Each of the following shall constitute an Event of Default on the part of the Servicer:

      (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after written notice thereof from the Owner or the NIMs Insurer (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

      (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than with respect to Sections, 6.04, 6.05 and 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or the NIMs Insurer; or

      (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such


                                     M-2-35
decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

      (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

      (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for two Business Days; or

      (vi) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

      (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner and the NIMs Insurer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

      (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

      (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, Section 6.05 or Section 6.09 of this Agreement which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement, the NIMs Insurer or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

      In each and every such case, so long as an Event of Default shall not have been remedied, the Owner with the consent of the NIMs Insurer, by notice in writing to the Servicer may (and at the request of the NIMs Insurer, shall), in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.

      From and after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise,


                                     M-2-36
shall pass to and be vested in the successor appointed pursuant to Section
11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, notification to MERS at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts, net of unreimbursed Servicing Advances and Monthly Advances, which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

      Section 9.02 Waiver of Defaults.

      The Owner with the consent of the NIMs Insurer may waive, only by written notice, any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                    ARTICLE X
                                   TERMINATION

      Section 10.01 Termination.

      The respective obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of the following: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property and the remittance of all funds due hereunder; (ii) by 30 days' written mutual consent of the Servicer and the Owner with the consent of the NIMs Insurer; (iii) termination by the Owner pursuant to Section 9.01; and (iv) upon resignation of the Servicer in accordance with Section 8.04;. Simultaneously with any such termination and, in the case of (ii), (iii) or (iv) of the preceding sentence, the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances as such amounts are received from the related Mortgage Loans or as otherwise provided herein for a servicer that has not been terminated. In no event shall the Servicer be entitled to any termination fee or other compensation with respect to any termination of this Agreement or the Servicer's rights hereunder, in whole or in part.

      Section 10.02 Subservicing Termination Trigger.


                                     M-2-37

      In the event of a Subservicer Termination Trigger (as defined in the related Trust Agreement), the Servicer shall terminate the related Subservicer at the direction of the NIMS Insurer. Following such termination, the Servicer shall have the right to service such Mortgage Loans without the use of a Subservicer or to engage a new Subservicer acceptable to the NIMS Insurer pursuant to a Subservicing Agreement, which is not in conflict with the terms of this Agreement. Notwithstanding the foregoing, the Servicer shall retain the ownership of all servicing rights with respect to the related Mortgage Loans and no such direction of termination of a Subservicer shall be deemed to diminish such ownership.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      Section 11.01 Successor to the Servicer.

      Upon termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 8.05 or 9.01, the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor acceptable to the NIMs Insurer having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the NIMs Insurer requests, the Master Servicer shall appoint a successor servicer as provided in the preceding sentence. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner with the consent of the NIMs Insurer and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

      Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to


                                     M-2-38

Section 8.04, 8.05 or 9.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

      The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. All unreimbursed Monthly Advances and Servicing Advances shall be paid by the Owner to the replaced servicer as such amounts are received from the related Mortgage Loans or are otherwise reimbursable hereunder. The Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. In addition, the Servicer shall promptly take all other actions reasonably requested by Owner or the NIMs Insurer with respect to MERS Mortgage Loans and MERS to effectuate and evidence the transfer of servicing and/or ownership thereof in accordance with the terms of this Agreement.

      Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

      Section 11.02 Amendment.

      This Agreement may be amended from time to time by the Servicer and the Owner, with the consent of the NIMs Insurer, by written agreement signed by the Servicer and the Owner.

      Section 11.03 Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.04 Notices.

      Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

      (i)   if to the Servicer with respect to servicing issues:

            Home Star Mortgage Services LLC
            W. 115 Century Road
            Paramus, New Jersey 07652


                                     M-2-39

            Attention:

      (ii)  if to the Owner:

            Homestar Mortgage Acceptance Corp.
            W. 115 Century Road
            Paramus, New Jersey 07652
            Attention:

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

      Section 11.05 Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 11.06 Exhibits and Schedules.

      The exhibits, schedules and other addenda and supplements to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      Section 11.07 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;


                                     M-2-40

      (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (vi) the term "include" or "including" shall mean without limitation by reason of enumeration; and

      (vii) to the extent that some, but not all, of the Mortgage Loans are transferred pursuant to Section 11.10 hereof, this Agreement shall be construed as a separate agreement with respect to such Mortgage Loans and references to the rights of the Owner shall apply separately with respect to each Owner.

      Section 11.08 Reproduction of Documents.

      This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.09 Confidentiality of Information.

      Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement. Additionally, with respect to each Mortgage Loan and the related Mortgagor, the Servicer and the Owner shall comply with Title V of the Gramm Leach Bliley Act of 1999 and all applicable regulations promulgated thereunder.

      Section 11.10 Assignment by the Owner.

      The Owner shall have the right, with the consent of the NIMs Insurer, without the consent of the Servicer but subject to the limits set forth in this Agreement hereof, to assign its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder and the assignee or designee shall accede to


                                     M-2-41
the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. The Servicer shall not be obligated to recognize any such assignee or designee unless such person executes an assignment and assumption agreement reasonably acceptable to the Servicer. All references to the Owner in this Agreement shall be deemed to include its assignees or designees.

      Section 11.11 No Partnership.

      Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

      Section 11.12 Counterparts; Successors and Assigns.

      This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer, the NIMs Insurer and the Owner and their respective successors and assigns.

      Section 11.13 Entire Agreement.

      Each of the Servicer and the Owner acknowledges that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto with respect to the matters set forth herein, and shall be binding upon all successors of both parties.

      Section 11.14 Further Agreements.

      The Servicer and the Owner each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purpose of this Agreement.

      Section 11.15 Third Party Beneficiary.

      For purposes of this Agreement, any Master Servicer and the NIMs Insurer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer and the NIMs Insurer herein as if it were a direct party to this Agreement.


                                     M-2-42

      IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                             HOMESTAR MORTGAGE ACCEPTANCE CORP.

                                             By:
                                             Name:
                                             Title:

                                             HOMESTAR MORTGAGE SERVICES, LLC

                                             By:
                                             Name:
                                             Title:


                                     M-2-43

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             Available Upon Request


                                     M-2-44

                                    EXHIBIT B

                    FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                                            , 20

      Home Star Mortgage Services LLC hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Servicing Agreement, dated as of March 5, 2004.

Title of Account:   HMAC 2004-_ in trust for the Purchaser and/or subsequent
                    purchasers of Mortgage Loans, and various Mortgagors - P & I

Address of office or branch
of the Servicer at which
Account is maintained:

                                             HOME STAR MORTGAGE SERVICES LLC
                                             Servicer

                                             By:
                                             Name:
                                             Title:


                                     M-2-45

                                    EXHIBIT C

                     FORMS OF ESCROW ACCOUNT CERTIFICATIONS

                          ESCROW ACCOUNT CERTIFICATION

                                                                            , 20

      Home Star Mortgage Services LLC hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Servicing Agreement, dated as of March 5, 2004.

Title of Account:   HMAC 2004-_ in trust for the Purchaser and/or subsequent
                    purchasers of Mortgage Loans, and various Mortgagors - T & I

Address of office or branch
of the Servicer at which
Account is maintained:

                                             HOME STAR MORTGAGE SERVICES LLC
                                             Servicer

                                             By:
                                             Name:
                                             Title:


                                     M-2-46

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue S.E.
      Mpls., MN  55414
      Attn:  ________________

      Re: Custodial Agreement dated as of May 1, 2004, among HSBC Bank (USA), Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, N.A., as Custodian

      In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______            1.   Mortgage Paid in Full
_______            2.   Foreclosure
_______            3.   Substitution
_______            4.   Other Liquidation (Repurchases, etc.)
_______            5.   Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File:  ________________________________________
                                        ________________________________________
                                        ________________________________________

                                        By:_____________________________________
                                                 (authorized signer)

Issuer:_____________________________________
Address:____________________________________
        ____________________________________
Date:_______________________________________

Custodian
Wells Fargo Bank, N.A.


                                     M-2-47

Please acknowledge the execution of the above request by your signature and date below:


------------------------------------                          -----------------
Signature                                                     Date


Documents returned to Custodian:


------------------------------------                          -----------------
Custodian


                                     M-2-48

                                    EXHIBIT E

                      FORM OF SARBANES-OXLEY CERTIFICATION

      I, __________________________, certify to Wells Fargo Bank, N.A., and its officers, directors, agents and affiliates (the "Sarbanes Certifying Party"), and with the knowledge and intent that they will rely upon this certification, that:

      (i) Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to the Securitization, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

      (ii) The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the Agreement has been provided to the Sarbanes Certifying Party;

      (iii) I am responsible for reviewing the activities performed by the Servicer and by each related subservicer under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer and each related subservicer has, as of the date of this certification, fulfilled its obligations under the Agreement; and

      (iv) I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer's and/or each related subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

      Capitalized words not otherwise defined herein have the meaning assigned to them in the Servicing Agreement dated March 5, 2004 by and between Homestar Mortgage Acceptance Corp. as Owner and Home Star Mortgage Services LLC as Servicer.

      IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:                                     By:
Name:
Title:

                                     M-2-49

                                    EXHIBIT F

                        MONTHLY SERVICER REPORTING FORMAT

                   (RYLAND) FORMAT, SERVICER PERIOD REPORTING

The format should be:
1. Record length of 240
2. ASCII
3. All dates should have DD of "01".

                                                                     COBOL
#      M/O      Field Name                    Position     Length    "Picture"       Justify
1.     O        Master Servicer No.           001-002      2
2.     O        Unit Code                     003-004      2
3.     M        Loan Number                   005-014      10        X(10)
4.     O        Borrower Name                 015-034      20        X(20)
5.     O        Old Payment Amount            035-045      11        S(9)V9(02)
6.     O        Old Loan Rate                 046-051      6         9(2)V9(04)
7.     O        Servicer Fee Rate             052-057      6         9(2)V9(04)
8.     M        Servicer Ending Balance       058-068      11        S9(9)V9(02)
9.     M        Servicer Next Due Date        069-076      8         CCYYMMDD
10.    O        Curtail Amt 1 - Before        077-087      11        S9(9)V9(02)
11.    O        Curtail Date 1                088-095      8         CCYYMMDD
12.    O        Curtail Amt 1 - After         096-106      11        S9(9)V9(02)
13     O        Curtail Amt 2 - Before        107-117      11        S9(9)V9(02)
14.    O        Curtail Date                  118-125      8         CCYYMMDD
15.    O        Curtail Amt 2 - After         126-136      11        9(9)V9(02)
16.    O        Curtail Amt 3 - Before        137-147      11        9(9)V9(02)
17.    O        Curtail Date                  148-155      8         CCYYMMDD
18     O        Curtail Amt 3 - After         156-166      11        9(9)V9(02)
19     O        New Payment Amount            167-177      11        9(9)V9(02)
20.    O        New Loan Rate                 178-183      6         (2)V9(04)
21.    O        Index Rate                    184-189      6         (2)V9(04)
22.    O        Remaining Term                190-192      3         (3)
23.    O        Liquidation Amount            193-203      11        9(9)V9(02)
24.    O        Action Code                   204-205      2         (02)
25.    O        Scheduled Principal           206-216      11        9(9)V9(02)
26.    O        Scheduled Interest            217-227      11        9(9)V9(02)
27.    O        Scheduled Ending Balance      228-238      11        9(9)V9(02)
28.    O        FILLER                        239-240      2         (02)
Trailer Record
1.     O        Number of Records             001-006      6         9(06)

                                           M-2-50

2.     O        FILLER                        007-240      234       X(234)

Field Names and Descriptions:

Field Name                              Description
Master Servicer No.                     Hard code as "01" used internally

Unit Code                               Hard code as "  " used internally

Loan Number                             Investor's loan number

Borrower Name                           Last name of borrower

Old Payment Amount                      P&I amount used for the applied payment

Old Loan Rate                           Gross interest rate used for the applied payment

Servicer Fee Rate                       Servicer's fee rate

Servicer Ending Balance                 Ending actual balance after a payment has been applied

Servicer Next Due Date                  Borrower's next due date for a payment

Curtailment Amount 1 - Before           Amount of curtailment applied before the payment

Curtailment Date 1                      Date of curtailment should coincide with the payment
                                        date applicable to the curtailment

Curtailment Amount 1 - After            Amount of curtailment applied after the payment

Curtailment Amount 2 - Before           Amount of curtailment applied before the payment

Curtailment Date 2                      Date of curtailment should coincide with the payment
                                        date applicable to the curtailment

Curtailment Amount 2 - After            Amount of curtailment applied after the payment

Curtailment Amount 3 - Before           Amount of curtailment applied before the payment


                                     M-2-51

Curtailment Date 3                      Date of curtailment should coincide with the payment
                                        date applicable to the curtailment

Curtailment Amount 3 - After            Amount of curtailment applied after the payment

New Payment Amount                      For ARM, Equal, or Buydown loans, when a payment change
                                        occurs, this is the scheduled payment

New Loan Rate                           For ARM loans, when the gross interest rate change
                                        occurs, this is the scheduled rate

Index Rate                              For ARM loans, the index rate used in calculating the
                                        new gross interest rate

Remaining Term                          For ARM loans, the number of months left on the loan
                                        used to determine the new P&I amount

Liquidation Amount                      The payoff amount of the loan

Action Code                             For delinquent loans:
                                        12 -- Relief Provisions
                                        15 -- Bankruptcy/Litigation
                                        20 -- Referred for Deed-in-lieu, short sale
                                        30 -- Referred to attorney to
                                              begin foreclosure
                                        60 -- Loan Paid in full
                                        70 -- Real Estate Owned

Scheduled Principal                     Amount of principal from borrower payment due to
                                        bondholder

Scheduled Interest                      Amount of interest from borrower payment due to
                                        bondholder

Scheduled Ending Balance                Ending scheduled balance of loan

FILLER                                  Should be filled with spaces


                                     M-2-52

                                    EXHIBIT G

      Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data for all loans that are 60 days + delinquent and/or in bankruptcy, foreclosure or REO.

Table: Delinquency

   Name                                     Type              Max Character Size
   Servicer Loan #                          Number            10
   Investor Loan #                          Number            10
   Servicer Investor #                      Text              3
   Borrower Name                            Text              20
   Address                                  Text              30
   State                                    Text              2
   Zip                                      Text              5
   Due Date                                 Date/Time         8
   Loan Type                                Text              8
   BK Filed Date                            Date/Time         8
   BK Chapter                               Text              6
   BK Case Number                           Text              30 Maximum
   Post Petition Due                        Date/Time         8
   Motion for Relief                        Date/Time         8
   Lift of Stay                             Date/Time         8
   BK Discharge/Dismissal Date              Date/Time         8
   Loss Mit Approval Date                   Date/Time         8
   Loss Mit Type                            Text              5
   Loss Mit Code                            Number            2
   Loss Mit Estimated Completion Date       Date/Time         8
   Loss Mit Actual Completion Date          Date/Time         8
   FC Approval Date                         Date/Time         8
   File Referred to Attorney                Date/Time         8
   NOD                                      Date/Time         8
   Complaint Filed                          Date/Time         8
   Scheduled Sale Date                      Date/Time         8
   Actual Sale Date                         Date/Time         8
   F/C Sale Amount                          Currency          8
   Eviction Start Date                      Date/Time         8
   Eviction Completed Date                  Date/Time         8
   List Price                               Currency          8
   List Date                                Date/Time         8
   Accepted Offer Price                     Currency          8


                                     M-2-53

   Accepted Offer Date                      Date/Time         8
   Estimated REO Closing Date               Date/Time         8
   Actual REO Sale Date                     Date/Time         8
   Occupant Code                            Text              10
   Property Condition Code                  Text              2
   Property Inspection Date                 Date/Time         8
   Property Value Date                      Date/Time         8
   Current Property Value                   Currency          8
   Repaired Property Value                  Currency          8
   Current LTV                              Currency          8
   FNMA Delinquent Status Code              Text              2
   FNMA Delinquent Reason Code              Text              3

   If applicable:
   MI Cancellation Date                     Date/Time         8
   MI Claim Filed Date                      Date/Time         8
   MI Claim Amount                          Currency          8
   MI Claim Reject Date                     Date/Time         8
   MI Claim Resubmit Date                   Date/Time         8
   MI Claim Paid Date                       Date/Time         8
   MI Claim Amount Paid                     Currency          8
   Pool Claim Filed Date                    Date/Time         8
   Pool Claim Amount                        Currency          8
   Pool Claim Reject Date                   Date/Time         8
   Pool Claim Paid Date                     Date/Time         8
   Pool Claim Amount Paid                   Currency          8
   Pool Claim Resubmit Date                 Date/Time         8
   FHA Part A Claim Filed Date              Date/Time         8
   FHA Part A Claim Amount                  Currency          8
   FHA Part A Claim Paid Date               Date/Time         8
   FHA Part A Claim Paid Amount             Currency          8
   FHA Part B Claim Filed Date              Date/Time         8
   FHA Part B Claim Amount                  Currency          8
   FHA Part B Claim Paid Date               Date/Time         8
   FHA Part B Claim Paid Amount             Currency          8
   VA Claim Filed Date                      Date/Time         8
   VA Claim Paid Date                       Date/Time         8
   VA Claim Paid Amount                     Currency          8


                                     M-2-54

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

o    ASUM-     Approved Assumption
o    BAP-      Borrower Assistance Program
o    CO-       Charge Off
o    DIL-      Deed-in-Lieu
o    FFA-      Formal Forbearance Agreement
o    MOD-      Loan Modification
o    PRE-      Pre-Sale
o    SS-       Short Sale
o    MISC-     Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

o    Mortgagor
o    Tenant
o    Unknown
o    Vacant

The Property Condition field should show the last reported condition of the property. The acceptable codes are:

o    Damaged
o    Excellent
o    Fair
o    Gone
o    Good
o    Poor
o    Special Hazard
o    Unknown


                                     M-2-55

The FNMA Delinquent Reason Code field should show the Reason for Default. The following FNMA Delinquency Reason Codes to be used are below.

Delinquency Code                  Delinquency Description
001                               FNMA-Death of principal mortgagor
002                               FNMA-Illness of principal mortgagor
003                               FNMA-Illness of mortgagor's family member
004                               FNMA-Death of mortgagor's family member
005                               FNMA-Marital difficulties
006                               FNMA-Curtailment of income
007                               FNMA-Excessive Obligation
008                               FNMA-Abandonment of property
009                               FNMA-Distant employee transfer
011                               FNMA-Property problem
012                               FNMA-Inability to sell property
013                               FNMA-Inability to rent property
014                               FNMA-Military Service
015                               FNMA-Other
016                               FNMA-Unemployment
017                               FNMA-Business failure
019                               FNMA-Casualty loss
022                               FNMA-Energy environment costs
023                               FNMA-Servicing problems
026                               FNMA-Payment adjustment
027                               FNMA-Payment dispute
029                               FNMA-Transfer of ownership pending
030                               FNMA-Fraud
031                               FNMA-Unable to contact borrower
INC                               FNMA-Incarceration


                                     M-2-56

The FNMA Delinquent Status Code field should show the Status of Default. The following FNMA Delinquency Status Codes to be used are below.

Status Code                       Status Description
09                                Forbearance
17                                Pre-foreclosure Sale Closing Plan Accepted
24                                Government Seizure
26                                Refinance
27                                Assumption
28                                Modification
29                                Charge-Off
30                                Third Party Sale
31                                Probate
32                                Military Indulgence
43                                Foreclosure Started
44                                Deed-in-Lieu Started
49                                Assignment Completed
61                                Second Lien Considerations
62                                Veteran's Affairs-No Bid
63                                Veteran's Affairs-Refund
64                                Veteran's Affairs-Buydown
65                                Chapter 7 Bankruptcy
66                                Chapter 11 Bankruptcy
67                                Chapter 13 Bankruptcy


                                     M-2-57

EXHIBIT H

WELLS FARGO BANK,  N.A.
Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.          The actual Unpaid Principal Balance of the Mortgage Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.         The total of lines 1 through 9.


                                     M-2-58

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.         The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).


                                     M-2-59

                             WELLS FARGO BANK, N.A.
                          CALCULATION OF REALIZED LOSS

WELLS FARGO BANK,  N.A. Trust:  ___________________________
Prepared by:  __________________                    Date:  _______________
Phone:  ______________________

Servicer Loan No.                     Servicer Name             Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________
Property
Address:________________________________________________________________
Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan             $_______________(1)
Interest accrued at Net Rate                                 ________________(2)
Attorney's Fees                                              ________________(3)
Taxes                                                        ________________(4)
Property Maintenance                                         ________________(5)
MI/Hazard Insurance Premiums                                 ________________(6)
Hazard Loss Expenses                                         ________________(7)
Accrued Servicing Fees                                       ________________(8)
Other (itemize)                                              ________________(9)
_________________________________________                    $__________________
_________________________________________                    ___________________
_________________________________________                    ___________________
_________________________________________                    ___________________
Total Expenses                                               $______________(10)
Credits:
Escrow Balance                                               $______________(11)
HIP Refund
________________(12)
Rental Receipts
________________(13)
Hazard Loss Proceeds
________________(14)
Primary Mortgage Insurance Proceeds
________________(15)
Proceeds from Sale of Acquired Property
________________(16)


                                     M-2-60

Other (itemize)
________________(17)
_________________________________________
___________________
_________________________________________
___________________
Total Credits
$________________(18)
Total Realized Loss (or Amount of Gain)
$________________(19)


                                     M-2-61

                                    EXHIBIT N

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of May 11, 2004, by and among HSBC BANK USA, not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), HOMESTAR MORTGAGE ACCEPTANCE CORP., as depositor (together with any successor in interest, the "Company"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

            WHEREAS, the Company, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2004, relating to the issuance of HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement'); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer, the Securities Administrator and the Custodian hereby agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

            1.1 Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   SECTION 2.

                          CUSTODY OF MORTGAGE DOCUMENTS

            2.1 Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)), receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            2.2 Recordation of Assignments. Within 30 days after the Closing Date, the Company shall complete or cause to be completed the Assignments in the name of "HSBC Bank USA, as trustee under the Pooling and Servicing Agreement relating to Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2" (or shall prepare or cause to be prepared new forms of Assignment in the name of the Trustee) for each Mortgaged Property in a state, if any, which is specifically excluded from the Opinion of Counsel delivered by the Company to the Trustee and the Custodian, each such Assignment shall be recorded in the appropriate public office for real property records, and returned to the Custodian, at no expense to the Custodian.

            2.3 Review of Mortgage Files.

            (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

            (b) Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Company and the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files.

            (c) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

      Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

            2.4 Custodian to Cooperate: Release of Mortgage Files. Upon receipt of notice from the Trustee or the Master Servicer of a repurchase of a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Custodial Account or the Certificate Account, then the Custodian agrees to promptly release the related Mortgage File to the Seller or other party at the direction of the Trustee.

            Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit F to the Pooling and Servicing Agreement signed by a servicing officer of the Servicer or a Servicing Officer of the Master Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer or the Master Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Servicer (or if the Servicer does not, the Master Servicer) shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of the Mortgage File be released to the Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Servicer. The Servicer shall cause the Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Certificate Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a servicing officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

            At any time that the Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically in a form acceptable to the Custodian, in which event the servicing officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be followed by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Servicer.

            2.5 Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Servicing Agreement, shall enforce the obligation of the Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   Section 3.

                            CONCERNING THE CUSTODIAN

            3.1 Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

            3.2 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            3.3 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this

Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Trust Fund pursuant to the Pooling and Servicing Agreement.

            3.4 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Company, the Master Servicer, the Securities Administrator and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may, with or without cause, upon at least 60 days notice remove and discharge the Custodian from the performance of its duties with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.6 hereof and shall be unaffiliated with the Servicer or the Company.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

            3.5 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            3.6 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

            3.7 Standard of Care; Indemnification. Neither the Custodian nor any parent, affiliate, subsidiaries, directors, officers, agents or employees shall have any liability arising from or related to this Custodial Agreement or any related document or agreement, except for any such liability resulting from the Custodian's negligence or willful misconduct. The Custodian shall be indemnified and held harmless from the Trust Fund to the extent provided in Section 6.03 of the Pooling and Servicing Agreement.

            3.8 Reliance; Limitation of Custodian's Duties. The Custodian shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto. The
Custodian: (a) may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel; and shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, except for any such liability resulting from the Custodian's negligence or willful misconduct; (b) shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities, provided that this subsection shall not be interpreted to impose upon the Custodian a higher standard of care than that set forth above; (c) will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Mortgage Loans, and will not be required to and will not make any representations as to the validity, value, genuineness, ownership or transferability of the Mortgage Loans; (d) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram, facsimile or other document delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties; and (e) may rely on and shall be protected in acting upon the written instructions of the Company or the Trustee and such employees and representatives of the Company or the Trustee as the Company or the Trustee may hereinafter designate in writing.

                                   Section 4.

                            MISCELLANEOUS PROVISIONS

            4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer, the Securities Administrator, nor the

Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   HSBC BANK USA, not individually but
                                           solely as Trustee
452 Fifth Avenue
New York, New York 10018
                                           By:
                                              ----------------------------------
Attention:                                 Name:
Telecopy:                                  Title:
Confirmation:
Address:                                   HOMESTAR MORTGAGE ACCEPTANCE
                                           CORP.
W. 115 Century Road
Paramus, New Jersey 07652
                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

Address:                                   WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Master Servicer
9062 Old Annapolis Road
Columbia, Maryland 21045
                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

Address:                                   WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as Custodian
2030 Main Street
Suite 100
Irvine, California 92614                   By:
                                              ----------------------------------
                                           Name:
                                           Title:

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

            On the ___ day of May 2004 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a _______________ of HSBC Bank USA, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 -------------------------------
                                                          Notary Public

[SEAL]

STATE OF MARYLAND    )
                     ) ss.:
COUNTY OF HOWARD     )

            On the ___ day of May 2004 before me, a notary public in and for said State, personally appeared ______________, known to me to be an ___________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 -------------------------------
                                                          Notary Public

[SEAL]

STATE OF NEW JERSEY   )
                      )ss.:
COUNTY OF _________   )

            On the ___ day of May 2004 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _____________ of Homestar Mortgage Acceptance Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 -------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF MARYLAND   )
                    )ss.:
COUNTY OF HOWARD    )

            On the ___ day of May 2004 before me, a notary public in and for said State, personally appeared ______________, known to me to be an ___________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 -------------------------------
                                                          Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                    May 11, 2004

HSBC Bank USA                                 Homestar Mortgage Acceptance Corp.
452 Fifth Avenue                              W. 115 Century Road
New York, New York 10018                      Paramus, New Jersey 07652

     Attention: Homestar Mortgage Acceptance Corp.,
     HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

     Re: Custodial Agreement, dated as of May 11, 2004, by and among HSBC Bank USA, Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, National Association relating to HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, dated as of May 11, 2004 among Homestar Mortgage Acceptance Corp., HSBC Bank USA, and Wells Fargo Bank, National Association, the undersigned, as custodian (the "Custodian"), hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File, and has determined that: (1) all documents required to be included in the Mortgage File are in its possession and (2) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Custodial and Pooling and Servicing Agreements. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION, as Custodian

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                   EXHIBIT TWO

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                   _______, 20__

HSBC Bank USA                                 Homestar Mortgage Acceptance Corp.
452 Fifth Avenue                              W. 115 Century Road
New York, New York 10018                      Paramus, New Jersey 07652

     Attention: Homestar Mortgage Acceptance Corp.,
     HMAC Mortgage Trust 2004-2, Mortgage Pass-Through Certificates,
     Series 2004-2

     Re: Custodial Agreement, dated as of May 11, 2004, by and among HSBC Bank USA, Homestar Mortgage Acceptance Corp. and Wells Fargo Bank, National Association relating to HMAC Mortgage Trust 2004-2, Asset-Backed Pass-Through Certificates, Series 2004-2

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each Mortgage Loan:

            (i) the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed "Pay to the order of _____without recourse", via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by "[name of last endorsee], successor by merger to [name of the predecessor]." If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], formerly known as [previous name].";

            (ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM loan or if the Mortgage Loan was not a MOM loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (iii) the original Assignment of Mortgage in blank, in form and substance acceptable for recordation in the jurisdiction in which the related mortgage property is located and signed in the name of the Last Endorsee by an authorized officer; unless the Mortgage Loan is registered on the MERS system;

            (iv) The original intervening Assignments, if any and if available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System); provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

            (v) The originals of each assumption, modification or substitution agreement, if any and if available, relating to the Mortgage Loan; and

            (vi) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

                                                WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION, as Custodian

                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This MORTGAGE LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of May 1, 2004 "(the Cut-off Date"), is made between Home Star Mortgage Services LLC (the "Seller") and Homestar Mortgage Acceptance Corp. (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the "Mortgage Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

            WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser (other than the servicing rights with respect thereto), and that the Seller make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

            WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Purchaser, as seller, HSBC Bank (USA), as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer"), the Purchaser will issue Asset- Backed Pass-Through Certificates, Series 2004-2 (the "Certificates");

            NOW, THEREFORE, inconsideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1. Definitions. For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

                                   ARTICLE II

                  SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

            Section 2.1. Sale of Mortgage Loans.

            (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, (i) all of its right, title and interest in the Mortgage Loans identified on Exhibit 1 as of the Closing Date, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date, and all collections of interest and principal due after the Cut-off Date, other than the servicing rights with respect thereto, (ii) the Seller's interest in any insurance policies (including the Radian Lender-Paid PMI Policy) and (iii) all proceeds of the foregoing.

            (b) In connection with any transfer pursuant to this Section 2.1, the Seller agrees (i) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser the Mortgage Loan Schedule which is attached as Exhibit 1 to this Agreement, and to the Pooling and Servicing Agreement, as which is incorporated by reference herein and (iii) to deliver to the Purchaser and the Trustee any required information with respect to the Radian Lender-Paid PMI Policy with respect to the Radian Lender-Paid PMI Policy Loans.

            (c) In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

                  (i) the original Mortgage Note (including all riders thereto)
            bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed "Pay to the order of _____without recourse", via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by "[name of last endorsee], successor by merger to [name of the predecessor]." If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], formerly known as [previous name]." Within 30 days after the Closing Date, the Company shall endorse or cause to be endorsed the Mortgage Note in the name of "HSBC Bank USA, as trustee under the Pooling and Servicing Agreement relating to Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2" for each Mortgage Note;

                  (ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                  (iii) unless the Mortgage Loan is registered on the MERS(R)
            System, an original duly executed Assignment of the Mortgage in recordable form from the Seller or the originator, as applicable, to "HSBC Bank (USA), as trustee under the Pooling and Servicing Agreement relating to Homestar Mortgage Acceptance Corp., Asset-Backed Pass-Through Certificates, Series 2004-2";

                  (iv) The original intervening Assignments, if any and if
            available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN); provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                  (v) The originals of each assumption, modification or
            substitution agreement, if any and if available, relating to the Mortgage Loan; and

                  (vi) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

      The Seller need not cause to be recorded any Assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the NIMS Insurer, if any, and the Rating Agencies, the recordation of such Assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Seller, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing at least 25% of the Voting Rights or the NIMS Insurer, if any, (ii) the occurrence of a Event of Default under the Pooling and Servicing Agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

            To the extent an Assignment referred to in clause (c)(iii) above is required to be recorded (including, without limitation, Assignments for states which are not covered by the Opinion of Counsel in the prior paragraph), the Seller at its own expense shall complete and submit it for recording in the appropriate public office for real property records, with such Assignment completed in favor of the Trustee. While such Assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such Assignment. If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required to prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such substitute Assignment to be recorded in accordance with this paragraph.

            Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

            If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

            If a defect in any Mortgage File is discovered which materially and adversely affects the value of the related Mortgage Loan, or the interests of the Certificateholders in such Mortgage Loan, including if any document required to be delivered to the Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded Assignment under clause (iii) above if the Seller has submitted such Assignment for recording pursuant to the terms of the following paragraph), the Seller shall either (i) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided, that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered, or cure such defect, or (ii) substitute a Qualified Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in
Section 3.1 hereof for substitutions.

            The Seller shall exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian on behalf of the Trustee within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Purchaser pursuant to this Section 2.1.

            In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, as of the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller and the Purchaser further agree that they will not, and will not permit the Master Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1, other than with respect to servicing rights with respect to the Mortgage Loans. In addition to the foregoing, on the Closing Date the Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements.

            (c) The parties hereto intend that the transaction set forth herein constitutes a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Delaware (which shall have been submitted for filing as of the Closing Date with respect to the aggregate Stated Principal Balance of the Mortgage Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Mortgage Loan and the proceeds thereof.

            Section 2.2. Payment of Purchase Price for the Mortgage Loans.

            (a) The purchase price for the Mortgage Loans (other than with respect to the servicing rights thereto) shall be the sum of (1) $307,236,517.00 and (2) a 100% Percentage Interest in the Class P, Class C and Class R Certificates.

            (b) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall (1) pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a)(1) and (2) cause the transfer to the Seller of the Certificates in clause (a)(2).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

            Section 3.1. Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

            (a) with respect to the Seller:

                  (i) the Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Seller of this
            Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (v) this Agreement has been duly executed and delivered by the
            Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) to the best of the Seller's knowledge, there are no
            actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) the Seller's chief executive office and principal place of business are located in the County of Bergen in the State of New Jersey; and

      (b) with respect to the Mortgage Loans:

            (i) as of the Cut-off Date, the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

            (ii) immediately prior to the transfer to the Purchaser, the Seller was the sole owner and holder of, and had good title to, each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, the Mortgage Loans and Mortgage Notes were not subject to any assignment or pledge, and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

            (iii) no selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Trust was utilized in selecting the Mortgage Loans;

            (iv) each Mortgage Loan constitutes a "qualified mortgage" under
      Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

            (v) the information set forth under the caption "The Mortgage Pool--General" and "--Mortgage Loan Characteristics" in the Prospectus Supplement is true and correct in all material respects;

            (vi) as of the Cut-off Date, no Mortgage Loan is 30 or more days past due. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

            (vii) there are no delinquent taxes or assessment liens against the related Mortgaged Property;

            (viii) no default, breach, violation or waiver exists under the mortgage documents, and no modifications to the mortgage documents have been made that have not been reflected in the Mortgage Loan Schedule;

            (ix) all buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Seller has received no notice that all premiums thereon have not been paid. The amount of the Mortgage Loan covered by these insurance policies is in accordance with the standards of Fannie Mae or Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the principal balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or
      (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor;

            (x) all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the state wherein the Mortgaged Property is located;

            (xi) as of the date of transfer of the Mortgage Loans, there is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property except those which are insured against by the title insurance policy;

            (xii) as of the date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, and, to the best of the Seller's knowledge or the knowledge of the related servicer, no such offset, defense or counterclaim has been asserted with respect thereto;

            (xiii) as of the Closing Date, the physical property subject to any Mortgage is free of material damage and is in good repair and, to the best of the Seller's knowledge or the knowledge of the related servicer, there is no proceeding for the total or partial condemnation thereof and no eminent domain proceedings are pending;

            (xiv) No foreclosure proceedings are pending against the Mortgaged Property and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the best of the Seller's knowledge or the knowledge of the related servicer, no material litigation or lawsuit relating to the Mortgage Loan is pending;

            (xv) all improvements which were considered in determining the appraised value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

            (xvi) at the time of origination, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning and subdivision laws or ordinances;

            (xvii) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

            (xviii) as of the origination date of each Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law;

            (xix) each Mortgage Loan is and will be a mortgage loan arising out of the originator's practice in accordance with the underwriting guidelines of the related originator. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in the Mortgage Loan that such Mortgage Loan would not be paid in full when due;

            (xx) each original Mortgage has been recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

            (xxi) if an Assignment is included in the Mortgage File, such Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (xxii) the related Mortgage File contains each of the documents and instruments specified;

            (xxiii) the Mortgage Loans are being serviced according to the guidelines of the applicable servicer;

            (xxiv) the Mortgage Note and the Mortgage have not been altered or modified in any material respect, except by a written instrument which has been recorded, and the substance of any such alteration or modification has been approved by the title insurer, to the extent required by the related policy. No instrument of alteration or modification has been executed by the Seller or any other person in the chain of title from the Seller, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer;

            (xxv) the Mortgage has not been satisfied, subordinated, rescinded or canceled, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, subordination, rescission, cancellation or release;

            (xxvi) a lender's title policy or binder, or other assurance of title insurance customary in a form acceptable to Fannie Mae or Freddie Mac was issued at origination and each policy or binder is valid and remains in full force and effect;

            (xxvii) The Mortgaged Property consists of a contiguous parcel of real property with single-family residence erected thereon, or a two- to four- family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development. To the best of the Seller's knowledge, the Mortgaged Property does not consist of any of the following property types: (a) co-operative units, (b) mobile homes and (c) manufactured homes (as defined in the Fannie Mae Originator- Servicer's Guide), except when the appraisal indicates that the home is of comparable construction to a stick or beam construction home, is readily marketable, has been permanently affixed to the site and is not in a mobile home "park." The Mortgaged Property is either a fee simple estate or a residential lease. If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

            (xxviii) either (a) the Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac or (b) with respect to no more than 0.49% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the Mortgage File contains an "automated valuation" in accordance with the underwriting standards of the related originator. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

            (xxix) in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (xxx) none of the Mortgage Loans are "buydown" mortgage loans or graduated payment mortgage loans;

            (xxxi) the Mortgage is a legal, valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not materially and adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially and adversely affect the benefits of the security intended to be provided by the Mortgage. The Seller has full right to sell and assign the Mortgage to the Purchaser;

            (xxxii) the related Mortgage Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and

      Mortgage had legal capacity to execute the Mortgage Note and Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

            (xxxiii) each Mortgagor who is a party to the Mortgage Note is a natural person;

            (xxxiv) each Mortgage Loan was originated or purchased by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, in each case within the meaning of Section 3(a)(41)(A)(ii) of the Exchange Act;

            (xxxv) no proceeds from any Mortgage Loan were used to purchase single premium credit life, disability, accident or health insurance policies, as a condition to closing such Mortgage Loan;

            (xxxvi) each servicer of a Mortgage Loan has accurately and fully reported its borrower credit files to at least one credit repository in a timely manner;

            (xxxvii) the proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement from any escrow funds therefore have been complied with;

            (xxxviii) the related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (1) in the case of Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure;

            (xxxix) there exist no deficiencies with respect to escrow deposits and payment, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

            (xl) the Mortgage contains an enforceable provision (or the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the even that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

            (xli) each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9- 102(a)(65) of the Uniform Commercial Code;

            (xlii) There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan;

            (xliii) with respect to each adjustable-rate Mortgage Loan, all adjustment to the Mortgage Rate and monthly payment have been done in accordance with the terms of the related Mortgage Note;

            (xliv) all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording, predatory and abusive lending laws) applicable to the acquisition, origination and servicing of such Mortgage Loan have been complied with in all material respects;

            (xlv) none of the Mortgage Loans are (a) loans subject to 12 CFR
      Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"), (b) loan subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA or (c) classified and/or defined as a "high cost home loan" under any federal, state or local law or ordinance or regulation;

            (xlvi) no Mortgage Loan that is secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003;

            (xlvii) none of the Mortgage Loans secured by Mortgaged Property in the States of Georgia, New York, Arkansas, Kentucky and Florida is a "high cost home loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"), the Arkansas Home Loan Protection Act, as amended (the "Arkansas Act"), Kentucky Revised Statutes ss.360.100, as amended (the "Kentucky Act"), the Florida Home Loan Protection Act ss.494.007 (the "Florida Act"), and the New York Predatory Lending Law, codified as N.Y. Banking Law ss.6-I, N.Y. Gen. Bus. Law ss.771-a, and N.Y. Real Prop. Acts Law ss.1302 (together, the "New York Act"), respectively;

            (xlviii) none of the Mortgage Loans are subject to the New York Act; none of the Mortgage Loans secured by Mortgaged Property in the District of Columbia is a "covered loan" as defined in the District of Columbia Home Loan Protection Act ss.26-1151.01 (the "D.C. Act"); none of the Mortgage Loans secured by Mortgaged Property in Maine is a "high-rate, high-fee mortgage" as defined in Maine Consumer Credit Code -- Truth In Lending ss.8-103 (the "Maine Act"); none of the Mortgage Loans secured by Mortgaged

      Property in Nevada is a "home loan" as defined in Nevada Revised Statutes title 52, as amended by Assembly Bill No. 284, 72nd Session (Nevada 2003) (the "Nevada Act"); and all the Mortgage Loans that are subject to the Georgia Act, the New York Act, the Arkansas Act, the Kentucky Act, the Florida Act, the D.C. Act, the Maine Act and the Nevada Act comply with the requirements of each such legislation; and

            (xlix) the information set forth in the Mortgage Loan Schedule with respect to the Prepayment Charges is true and correct in all material respects and each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state, and local laws.

            It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive the sale of the Mortgage Loans from the Seller to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. It is understood by the parties hereto that a breach of the representations and warranties made Section 3.1(b)(xliv), (xlv), (xlvi), (xlvii), (xlviii) or (xlix) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser.

            Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in clause (b) above which breach materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in clause (b) above, the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided, further, that (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (b)(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of representation (xlix) or the unenforceability of any Prepayment Charge due to subsequent changes in law, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase (or, as detailed below, substitute for) such Mortgage Loan. However, subject to the approval of the Purchaser, the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. If the Seller fails to repurchase or substitute for the affected Mortgage Loan, the Seller shall repurchase or substitute for such Mortgage Loan. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 3.1 was the representation set forth in clause (xliv), (xlv), (xlvi), (xlvii) or (xlviii) of this Section 3.1(b), then the Seller shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the third preceding sentence, an amount equal to any liability, penalty or the expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. The obligations of the Seller to cure, purchase or substitute a Qualified Substitute Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholders' sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

            In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 3.1(b), the Seller shall deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer, will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. After the month of substitution, the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. Upon such substitution, the Mortgage Loan Schedule shall be amended to reflect the addition of the Qualified Substituted Mortgage Loan or Loans, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made the non-statistical representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in Section 3.1(b) as of the date of substitution.

            In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Seller shall provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. The Seller shall give notice in writing to the Trustee and the NIMS

Insurer, if any, of such event, which notice shall be accompanied by an Officers Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC created pursuant to the Pooling and Servicing Agreement 2 including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

            Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in clause
(b) above shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan pursuant to the terms hereof.

            Section 3.2. The Purchaser's Representations and Warranties. The Purchaser hereby represents and warrants to the Seller as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

            (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

            (f) except as previously disclosed to the Purchaser in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser or would reasonably be expected to materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE IV

                               SELLER'S COVENANTS

            Section 4.1. Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein (other than the servicing rights with respect thereto); the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                                    ARTICLE V

                      LIMITATION ON LIABILITY OF THE SELLER

            Section 5.1. Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Pooling and Servicing Agreement, the Custodial Agreement and this Agreement, the Seller shall not be under any liability to the Trust Fund, the Trustee or the Certificateholders thereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.1. Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

            Section 7.1. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, with the consent of the NIMS Insurer, if any, by written agreement signed by the Seller and the Purchaser.

            Section 7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 7.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  (i)   if to the Seller:

                        Home Star Mortgage Services LLC
                        W. 115 Century Road
                        Paramus, New Jersey 07652
                        Attention: General Counsel

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  (ii)   if to the Purchaser:

                         Homestar Mortgage Acceptance Corp.
                         W. 115 Century Road
                         Paramus, New Jersey 07652
                         Attention: General Counsel

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

            Section 7.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever. then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 7.5. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 7.6. Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

            Section 7.7. Survival. The representations and warranties made herein by the Seller and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

            Section 7.8. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating

Agencies, with the Certificates to be offered pursuant to the Purchaser's shelf registration statement, and each party will cooperate with the other in connection therewith.

            Section 7.9. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans (other than the servicing rights with respect thereto), rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans (other than the servicing rights with respect thereto). The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 7.10. Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the NIMS Insurer, if any, and their respective successors and assigns. The NIMS Insurer, if any, shall be a third-party beneficiary hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser's rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                         HOMESTAR MORTGAGE ACCEPTANCE CORP.
                                                  as Purchaser


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         HOME STAR MORTGAGE SERVICES LLC
                                                  as Seller


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                    Exhibit 1

                             MORTGAGE LOAN SCHEDULE

                            [Available Upon Request]